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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
The Smith & Wollensky Restaurant Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock of SWRG, par value $0.01 per share
	(2)	Aggregate number of securities to which transaction applies: 8,611,927 shares of Common Stock and options to purchase 598,766 shares of Common Stock
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined based upon the sum of (A) 8,611,927 shares of Common Stock multiplied by $11.00 per share and (B) options to purchase 598,766 shares of Common Stock with exercise prices at or below $11.00 multiplied by $5.90 per share (which is the difference between $11.00 and the weighted average exercise price per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .00003070 by the sum of the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction: $98,263,916.40
	(5)	Total fee paid: $3,016.70

☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY COPY

SUBJECT TO COMPLETION, DATED JUNE 14, 2007

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
880 THIRD AVENUE
NEW YORK, NY 10022

June [    ] 2007

Dear Stockholder:

        We invite you to attend a special meeting of stockholders of The Smith & Wollensky Restaurant Group, Inc. ("SWRG") to be held on [day] [date], at [time] a.m., Eastern Time, at Maloney & Porcelli, 37 East 50th Street, New York, New York. Holders of record of SWRG's common stock, par value $0.01 per share ("Common Stock"), at the close of business on June 5, 2007 will be entitled to vote at the special meeting or any adjournment or postponement of the special meeting.

        At the special meeting, you will be asked to adopt the amended and restated agreement and plan of merger (the "merger agreement"), dated May 6, 2007, by and among Project Grill, LLC, a Delaware limited liability company ("Grill"), SWRG Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Grill ("Merger Sub") and SWRG. Under the terms of the merger agreement and subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into SWRG, with SWRG surviving (the "merger"), and SWRG will continue as a wholly owned subsidiary of Grill.

        If the merger is consummated, you will be entitled to receive $11.00 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock that you own, and you will have no ongoing ownership interest in the continuing business of SWRG. We cannot complete the merger unless all of the conditions to closing are satisfied, including the adoption of the merger agreement by (1) the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and (2) the affirmative vote of the holders of a majority of the shares of Common Stock present or voting by proxy at the special meeting (not including any shares of Common Stock beneficially owned by Mr. Alan N. Stillman).

        Grill and Alan N. Stillman, SWRG's Chairman and Chief Executive Officer, have entered into an agreement, pursuant to which, at the closing of the merger, Mr. Stillman or his designees (the "Stillman Group") will acquire certain assets from SWRG in exchange for $6,850,000 in cash and/or Common Stock, plus the Stillman Group's assumption of numerous liabilities and contingent obligations of SWRG (the "Stillman Agreement").

        A Special Committee of our board of directors composed entirely of independent directors (the "Special Committee") and our full board of directors reviewed and considered the terms and conditions of the merger agreement and each unanimously (except that Mr. Stillman abstained with respect to the board vote) resolved that the merger is fair to, advisable and in the best interests of SWRG and its stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR'
THE ADOPTION OF THE MERGER AGREEMENT.
YOUR VOTE IS IMPORTANT.

        In the materials accompanying this letter, you will find a notice of special meeting of stockholders, a proxy statement relating to the actions to be taken by our stockholders at the special meeting and a proxy or voting card. Included with the proxy statement is the opinion of the Special Committee's financial advisor, TM Capital Corp., relating to the fairness, from a financial point of view, of the consideration provided for in the merger agreement. The proxy statement includes other important information about the merger agreement and the proposed merger. We encourage you to read the entire proxy statement (including its annexes) carefully.

        All of our stockholders are cordially invited to attend the special meeting in person. Whether or not you plan to attend the special meeting, please complete, sign, date and return your proxy card in the enclosed envelope or appoint a proxy over the Internet or by telephone as instructed in these materials. It is important that your shares be represented and voted at the special meeting. If you attend the special meeting, you may vote in person as you wish, even though you have previously returned your proxy card or appointed a proxy over the Internet or by telephone.

        On behalf of our board of directors, I thank you for your support and urge you to vote 'FOR' the adoption of the merger agreement.

        Thank you in advance for your cooperation and continued support.

Sincerely,

Samuel Goldfinger
 Chief Financial Officer, Treasurer and Secretary

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
880 THIRD AVENUE
NEW YORK, NY 10022

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

July [•], 2007

TO THE STOCKHOLDERS OF THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.:

        Notice is hereby given that a special meeting of stockholders of The Smith & Wollensky Restaurant Group, Inc., a Delaware corporation ("SWRG"), will be held on [day] [date], at [time] a.m., Eastern Time, at Maloney & Porcelli, 37 East 50th Street, New York, New York for the following purposes:

  1.
  To consider and vote upon a proposal to adopt the amended and restated agreement and plan of merger, dated as of May 6, 2007, by and among Project Grill, LLC, a Delaware limited liability company ("Grill"), SWRG Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Grill ("Merger Sub"), and SWRG (the "merger agreement"); and

  2.
  To vote to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of adoption of the merger agreement.

        The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

        Only stockholders of record at the close of business on June 5, 2007 are entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof. You may vote in person at the special meeting or by completing and mailing the enclosed proxy card.

        Stockholders will have the right to demand appraisal of their shares of common stock and obtain payment in cash for the fair value of their shares of common stock, but only if they submit a written demand for an appraisal before the vote is taken on the merger agreement and comply with the applicable provisions of Delaware law. A copy of the Delaware statutory provisions relating to appraisal rights is attached as Annex C to the attached proxy statement, and a summary of these provisions can be found under 'Special Factors—Appraisal Rights' in the attached proxy statement.

        You should not send any certificates representing shares of our common stock with your proxy card. Upon closing of the merger, you will be sent instructions regarding the procedure to exchange your stock certificates for the cash merger consideration.

By the order of the Board of Directors,

Samuel Goldfinger
 Chief Financial Officer, Treasurer and Secretary
New York, New York

  YOUR VOTE IS IMPORTANT.

          We cannot complete the merger unless the merger agreement is adopted by (1) the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote and (2) the affirmative vote of the holders of a majority of the shares of our common stock present or voting by proxy at the special meeting (not including any shares of common stock beneficially owned by Mr. Alan N. Stillman). The failure of any stockholder to vote on the proposal to adopt the merger agreement will have the same effect as a vote against the adoption of the merger agreement.

          All stockholders are cordially invited to attend the special meeting in person. Whether or not you expect to attend the special meeting, please submit your vote according to the instructions on the enclosed proxy or voting card as promptly as possible so your shares can be voted at the special meeting. Even if you have given your proxy, you may still vote in person if you attend the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you will not be permitted to vote in person at the special meeting unless you first obtain a proxy issued in your name from the record holder.

          Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

SUMMARY TERM SHEET	1
The Parties to the Merger	1
The Merger	1
Going-Private Transaction	1
SWRG's Reasons for the Merger and the Factors Considered in Determining Fairness	2
The Merger Agreement	2
The Original Merger Agreement; Release of Patina Restaurant Group, LLC and SWRG Holdings, Inc.	2
Limited Guarantees of Grill Termination Fee	2
Financing	3
Voting Agreement	3
Amendment to License Agreement	3
Effects of the Merger	3
Stillman Transaction	3
The Special Meeting	4
Treatment of Stock Options	4
Recommendation of the Special Committee and Our Board of Directors	4
Interests of SWRG's Directors and Executive Officers in the Merger	5
Position of Mr. Stillman as to the Fairness of the Transactions Contemplated by the Stillman Agreement and the Merger	5
Opinion of TM Capital Corp.	5
Regulatory Approvals	5
Material United States Federal Income Tax Consequences	6
Appraisal Rights	6
Trading Market and Price of SWRG's Common Stock	6
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	7
SPECIAL FACTORS	9
The Parties to the Merger	9
Background of the Merger	9
Recommendation of the Special Committee and our Board of Directors	19
SWRG's Reasons for the Merger and the Factors Considered in Determining Fairness	20
Position of Mr. Stillman as to the Fairness of the Transactions Contemplated by the Stillman Agreement and the Merger	24
Opinion of TM Capital Corp.	25
Interests of SWRG's Directors and Executive Officers in the Merger	33
Certain Effects of the Merger	38
Certain Effects if the Merger is Not Consummated	39
Voting Agreement	39
Amendment to License Agreement	40
Material United States Federal Income Tax Consequences	41
Regulatory Approvals	42
Provisions for Unaffiliated Security Holders	43
Appraisal Rights	43
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	46
THE MERGER AGREEMENT	47
The Merger	47
Merger Consideration	47
Treatment of Stock Options	47
Exchange and Payment for Shares	48

i

Representations and Warranties	49
Conduct of Our Business Pending the Merger	51
Stockholders Meeting	53
No Solicitation of Takeover Proposals	53
Additional Covenants of the Parties	54
Conditions to the Merger	56
Termination	58
Termination Fees and Expenses	59
Amendment and Waiver	60
Material Adverse Effect	60
The Original Merger Agreement; Release of Patina Restaurant Group, LLC and SWRG Holdings, Inc.	60
Limited Guarantees of Grill Termination Fee	61
EXPENSES OF THE TRANSACTION	62
FINANCING	62
THE SPECIAL MEETING	64
General; Time, Place and Purpose of the Special Meeting	64
Proposals	64
Record Date and Share Ownership	64
Revocability of Proxies	64
Solicitation of Proxies	64
Voting; Vote Required for Approval	65
Voting by Directors, Executive Officers and Other Filing Persons; No Recommendation by Executive Officers	65
Quorum; Abstentions; Broker Non-Votes	65
Other Matters	66
Adjournments and Postponements	66
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	67
IMPORTANT INFORMATION ABOUT SWRG	70
Trading Market and Price of SWRG's Common Stock	70
Dividends	70
Selected Financial Data	70
Book Value Per Share	73
Ratio of Earnings to Fixed Charges	73
Certain Projections	74
INFORMATION REGARDING MR. STILLMAN AND SWRG'S EXECUTIVE OFFICERS AND DIRECTORS	78
TRANSACTIONS IN SHARES OF SWRG'S COMMON STOCK	80
PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS	80
OTHER MATTERS	82
Stockholder Proposals	82
Delivery of Documents to Security Holders Sharing an Address	82
Where You Can Find More Information	82
Annex A—Amended and Restated Agreement and Plan of Merger	A-1
Annex B—Opinion of TM Capital Corp.	B-1
Annex C—Section 262 of the Delaware General Corporation Law	C-1

ii

SUMMARY TERM SHEET

        The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that item. See "Where You Can Find More Information" on page 82. References to the "SWRG," "we," "our" or "us" in this proxy statement refer to The Smith & Wollensky Restaurant Group, Inc. and its subsidiaries unless otherwise indicated by context.

        This proxy statement is dated June [•], 2007, and is first being mailed to stockholders of SWRG on or about June [•], 2007.

  •
  The Parties to the Merger (Page 9)

  •
  The Smith & Wollensky Restaurant Group, Inc. is a Delaware corporation that develops and operates high-end, high-volume restaurants across the United States. SWRG is publicly traded on the NASDAQ Global Market under the symbol "SWRG." SWRG's principal executive offices are located at 880 Third Avenue, New York, NY 10022 and its telephone number is (212) 838-2061.

  •
  Project Grill, LLC, which we refer to as Grill, is a Delaware limited liability company, beneficially owned and controlled by Fortunato N. Valenti and Joachim Splichal, and the private equity funds Bunker Hill Capital, L.P. and its affiliate Bunker Hill Capital (QP), L.P., which we collectively refer to as Bunker Hill. Grill's principal executive offices are located at 120 West 45th Street, New York, NY 10036 and its telephone number is (212) 789-8100. Grill was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement and has not previously engaged in any other business operations.

  •
  SWRG Acquisition Sub, Inc., which we refer to as Merger Sub, is a Delaware corporation and a wholly owned subsidiary of Grill. Merger Sub was organized solely for the purpose of entering into the merger agreement and completing the proposed merger and has not engaged in any other business operations.

  •
  The Merger (Page 47)

          Under the terms of the merger agreement and subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into SWRG, with SWRG surviving (the "merger"), and SWRG will continue as a wholly owned subsidiary of Grill. At the effective time of the merger, each share of SWRG's common stock, par value $0.01 per share, or Common Stock, issued and outstanding immediately prior to the effective time of the merger (other than any shares owned by stockholders who are entitled to and who properly exercise appraisal rights under Delaware law) will be canceled and converted into the right to receive $11.00 in cash without interest less any required withholding tax.

  •
  Going-Private Transaction (Page 38)

          As a result of the proposed merger, SWRG will cease to be a publicly-traded company and will be wholly owned by Grill. You will no longer have any interest in our future earnings or growth. Following consummation of the merger, the registration of our Common Stock and our reporting obligations with respect to our Common Stock under the Securities Exchange Act of 1934, as amended, or the Exchange Act, will be terminated upon application to the Securities and Exchange Commission, which we refer to as the SEC. In addition, upon completion of the proposed merger, shares of our Common Stock will no longer be listed on any stock exchange or quotation system, including the NASDAQ Global Market, or NASDAQ.

  •
  SWRG's Reasons for the Merger and the Factors Considered in Determining Fairness (Page 20)

          In the course of reaching their decision to approve the merger and the merger agreement, a special committee of our board of directors composed entirely of independent directors, which we refer to as the Special Committee, and our board of directors considered a number of factors in their deliberations. See "Special Factors—SWRG's Reasons for the Merger and the Factors Considered in Determining Fairness" beginning on page 20.

  •
  The Merger Agreement (Page 47)

          Conditions to the Merger—The obligations of Grill, Merger Sub and SWRG to complete the merger are subject to the satisfaction or waiver of conditions as described in the merger agreement. See the section entitled "The Merger Agreement—Conditions to the Merger" beginning on page 56.

          Termination of the Merger Agreement—The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after stockholder approval has been obtained, under circumstances as described in the merger agreement. See the section entitled "The Merger Agreement—Termination" beginning on page 58.

          Termination Fees—Under specified circumstances (discussed herein), SWRG has agreed to pay to Grill, or to such persons designated by Grill, a non-refundable termination fee of $3,900,000, and/or to reimburse Grill up to a maximum of $600,000 for all reasonable out-of-pocket fees and expenses incurred in connection with the merger agreement. In addition, Grill will be required to pay a termination fee of $4,500,000, which we refer to as the Grill Termination Fee, if SWRG terminates the merger agreement under specified circumstances.

          See the section entitled "The Merger Agreement—Termination Fees and Expenses" beginning on page 59.

  •
  The Original Merger Agreement; Release of Patina Restaurant Group, LLC and SWRG Holdings, Inc. (Page 60)

          The merger agreement amended and restated the agreement and plan of merger by and among Patina Restaurant Group, LLC, which we refer to as Patina, SWRG HOLDINGS, Inc., which we refer to as First Merger Sub and SWRG entered into as of February 26, 2007, which we refer to as the original merger agreement. Patina has assigned its rights and obligations under the original merger agreement to Grill, and First Merger Sub has assigned its rights and obligations under the original merger agreement to Merger Sub, in each case, with the written consent of SWRG, which we refer to as the Assignment. Under the terms of the merger agreement, the original merger agreement is of no further force or effect, and Patina and First Merger Sub are released from any liability under the original merger agreement and are not parties to the merger agreement.

  •
  Limited Guarantees of Grill Termination Fee (Page 61)

          Concurrently with the execution of the merger agreement, and as a condition to the willingness of SWRG to consent to the Assignment and to amend and restate the original merger agreement in accordance with the terms of the merger agreement, Bunker Hill and each of Mr. Fortunato N. Valenti, Mr. Joachim Splichal, and Mr. Alan N. Stillman, have executed and delivered to SWRG a limited guarantee pursuant to which each of Bunker Hill and Messrs. Valenti, Splichal and Stillman is guarantying a portion of the obligation of Grill to pay the Grill Termination Fee. Collectively, the guarantors are guarantying the entire Grill Termination Fee.

  •
  Financing (Page 62)

          Based on information available as of the date of this proxy statement, Grill estimates that the total amount of funds necessary for it to complete the merger and the related transactions and pay related fees and expenses, will be approximately $103,258,000. Grill expects this amount to be provided by cash equity contributions, cash and/or stock contributions of $6,850,000 from the sale at closing to Alan N. Stillman or his designees of certain assets of SWRG described under the section entitled "Interests of SWRG's Directors and Executive Officers in the Merger—Stillman Transaction", a secured credit facility and possibly alternative financing.

          Mr. Stillman will use his personal funds, including funds received in the merger with respect to shares of Common Stock owned by him, to make any payments required in connection with the Stillman Transaction.

  •
  Voting Agreement (Page 39)

          Alan N. Stillman and certain entities affiliated with him, which collectively own approximately 18% of our outstanding Common Stock, are parties to a voting agreement with Grill and Merger Sub pursuant to which these stockholders have agreed to vote all their shares of Common Stock in favor of the merger and against any action or agreement that would result in a breach by SWRG under the merger agreement or would impede or interfere with the merger.

  •
  Amendment to License Agreement (Page 40)

          As a condition to entering into the merger agreement, Grill required that St. James Associates, L.P., which we refer to as St. James, agree to amend various provisions of the amended and restated sale and license agreement dated January 1, 2006 between St. James and SWRG, which we refer to as the License Agreement. Mr. Stillman and an unrelated party are the general partners of St. James. In order to effectuate this amendment, the consent of both general partners was required. On May 6, 2007, Grill and St. James entered into a letter agreement pursuant to which the License Agreement will be amended effective on the closing of the merger to effectuate certain revisions to the terms of the License Agreement.

  •
  Effects of the Merger (Page 38)

          If the merger is completed, you will be entitled to receive $11.00 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock you own, unless you have exercised your statutory appraisal rights with respect to the merger. As a result of the merger, SWRG will cease to be an independent, publicly traded company. You will not own any shares of SWRG.

  •
  Stillman Transaction (Page 33)

          Grill and Alan N. Stillman, SWRG's Chairman and Chief Executive Officer, are parties to an agreement dated February 26, 2007 (which was assigned to Grill from Patina), as amended by a letter agreement dated April 27, 2007 and two letter agreements dated May 6, 2007, which we collectively refer to as the Stillman Agreement. Pursuant to the Stillman Agreement, at the closing of the merger, Mr. Stillman or his designees, which we refer to as the Stillman Group, will acquire certain assets from SWRG consisting of real property owned by SWRG in New Orleans, the leases relating to two New York City restaurants, the management agreements relating to three New York City restaurants, the lease of SWRG's headquarters in New York, the New York warehouse and the New Jersey wine storage agreement and all assets relating to the foregoing. In consideration for such purchase, the Stillman Group will pay $6,850,000 in cash and/or Common Stock valued at $11.00 per share, plus assume certain liabilities and contingent obligations of SWRG.

  •
  The Special Meeting (Page 64)

          General; Time, Place and Purpose of the Special Meeting: The special meeting will be held at Maloney & Porcelli, 37 East 50th Street, New York, NY, on [day], [date], 2007 at [time] a.m., Eastern Time, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders.

          Proposals: At the special meeting you will be asked to:

    •
    consider and vote upon a proposal to adopt the merger agreement; and

    •
    vote to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of adoption of the merger agreement.

          Record Date and Share Ownership: Only stockholders of record at the close of business on June 5, 2007 are entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

          Voting; Vote Required for Approval: On all matters, each share of Common Stock has one vote. The number of votes required to effect each of the proposals is as follows:

    •
    Proposal One—Adoption of the Merger Agreement. This proposal must be approved by (1) the affirmative vote of a majority of the outstanding shares of Common Stock and (2) the affirmative vote of the holders of a majority of the shares of Common Stock present or voting by proxy at the special meeting relating to the merger (not including any shares of Common Stock beneficially owned by Mr. Alan N. Stillman).

    •
    Proposal Two—Adjournment of the Special Meeting. The proposal to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the special meeting.

  •
  Treatment of Stock Options (Page 35)

          Each outstanding option to purchase Common Stock, whether or not vested or exercisable at the effective time of the merger, will be cancelled immediately prior to the effective time in exchange for the right to receive, for each share of Common Stock issuable upon exercise of such option, cash in the amount equal to the excess, if any, of $11.00 over the exercise price per share of such option, multiplied by the number of shares of Common Stock for which such option is exercisable (whether vested or unvested) immediately prior to the effective time of the merger. The right of any holder of options to purchase Common Stock to receive consideration is subject to and will be reduced by the amount of any withholding required under applicable law.

  •
  Recommendation of the Special Committee and Our Board of Directors (Page 19)

          The Special Committee has unanimously resolved that the terms of each of the merger agreement and the merger are fair to, advisable and in the best interests of SWRG and its stockholders. The Special Committee recommended that our board of directors (1) approve the merger agreement and the merger and (2) recommend that our stockholders approve the merger agreement and the merger. Our board of directors has unanimously (except that Mr. Stillman abstained) resolved that the merger, on the terms set forth in the merger agreement, is substantively and procedurally fair to, advisable and in the best interests of SWRG and its stockholders, including those stockholders that are unaffiliated with Mr. Stillman, who we refer to as the Unaffiliated Stockholders. Our board of directors has approved the merger agreement and the merger and recommends that our stockholders vote "FOR" the adoption of the merger agreement and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

          For a discussion of the material factors considered by the Special Committee and our board of directors in reaching their conclusions, see "Special Factors—SWRG's Reasons for the Merger and the Factors Considered in Determining Fairness" beginning on page 20.

  •
  Interests of SWRG's Directors and Executive Officers in the Merger (Page 33)

          In considering the recommendation of the board of directors, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder, and that may present actual or potential conflicts of interest.

  •
  Position of Mr. Stillman as to the Fairness of the Stillman Agreement, the Merger Agreement and the Merger (Page 24)

          Under a potential interpretation of the rules and regulations of the Exchange Act governing "going private" transactions, Mr. Stillman, by reason of the proposed sale by Grill of certain SWRG assets to Mr. Stillman in the Stillman Transaction and the merger, may be deemed to be engaged in a "going private" transaction. Accordingly, the rules of the SEC require Mr. Stillman to express his belief as to the fairness of the Stillman Agreement, the merger agreement and the merger to the Unaffiliated Stockholders. Based on his beliefs regarding the reasonableness of the conclusions and analyses of the Special Committee and our board of directors and in view of, among other things, the strategic process undertaken by the Special Committee and our board of directors, Mr. Stillman believes that the terms of the Stillman Agreement, the terms of the merger agreement and the merger are substantively and procedurally fair to the Unaffiliated Stockholders. Mr. Stillman does not make any recommendation as to whether any stockholder of SWRG should adopt the merger agreement. Mr. Stillman did not engage the services of a financial advisor in connection with the proposed merger.

  •
  Opinion of TM Capital Corp. (Page 25)

          In connection with SWRG's determination to enter into the merger agreement, TM Capital Corp., which we refer to as TM Capital, as financial advisor to the Special Committee, delivered to the Special Committee a written opinion that, as of the date of the opinion and subject to the various assumptions, qualifications and limitations set forth therein, (1) the proposed cash consideration to be received by the stockholders of SWRG pursuant to the merger is fair to the stockholders of SWRG from a financial point of view and (2) the proposed consideration to be received by SWRG pursuant to the Stillman Agreement is fair to SWRG from a financial point of view. The full text of the written opinion, dated May 6, 2007 of TM Capital, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference in its entirety into this proxy statement. Stockholders are encouraged to read the opinion carefully in its entirety. TM Capital provided its opinion to the Special Committee to assist in its evaluation of the consideration for the merger and for the Stillman Transaction from a financial point of view. The opinion does not address any other aspect of the merger or the Stillman Transaction and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the merger.

  •
  Regulatory Approvals (Page 42)

          Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission, or the FTC, the merger may not be completed until notification and report forms have been filed with the FTC and the Antitrust Division of the Department of Justice, or the DOJ, and the applicable waiting period has expired or been terminated. SWRG and Grill filed their respective notification and report forms with the FTC and the Antitrust Division of the DOJ on May 16, 2007. Early termination was granted on May 25, 2007.

  •
  Material United States Federal Income Tax Consequences (Page 41)

          The exchange of shares of Common Stock for cash pursuant to the merger agreement generally will be a taxable transaction for U.S. federal income tax purposes. Stockholders who exchange their shares of Common Stock in the merger will generally recognize gain or loss in an amount equal to the difference, if any, between the cash received in the merger and their adjusted tax basis in their shares of Common Stock. You should consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

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  Appraisal Rights (Page 43)

          If you do not wish to accept the merger consideration of $11.00 per share, you have the right under Delaware law to have your shares appraised by the Delaware Court of Chancery. This "right of appraisal" is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights, among other things, (1) you must make a written demand for appraisal in compliance with Delaware law BEFORE the vote on the adoption of the merger agreement, (2) you must NOT vote in favor of the adoption of the merger agreement and (3) you must hold shares of Common Stock on the date of making the demand for appraisal and continuously hold such shares through the completion of the merger. The fair value of your shares of Common Stock as determined in accordance with Delaware law may be more or less than, or the same as, the merger consideration to be paid to non-dissenting stockholders in the merger. Merely voting against the adoption of the merger agreement will not preserve your right of appraisal under Delaware law. Annex C to this proxy statement contains a copy of the Delaware statute relating to stockholders' right of appraisal. Failure to follow all of the steps required by this statute will result in the loss of your appraisal rights.

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  Trading Market and Price of SWRG's Common Stock (Page 70)

          Our Common Stock is listed on the NASDAQ under the symbol "SWRG." During the twelve months ended June 8, 2007, the trading price of our Common Stock on the NASDAQ ranged from $4.25 to $11.11.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of SWRG. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q. What happens if the merger is not consummated?

        A. If the merger agreement is not adopted by SWRG's stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the merger. Instead, SWRG will remain an independent public company and its Common Stock will continue to be listed and traded on the NASDAQ. Under specified circumstances, SWRG may be required to pay Grill a termination fee and/or reimburse Grill for its out-of-pocket expenses. In addition, Grill will be required to pay the Grill Termination Fee if SWRG terminates the merger agreement under specified circumstances. See "The Merger Agreement—Termination Fees and Expenses" beginning on page 59.

Q: What do I need to do now?

        A: We urge you to read this proxy statement carefully, including its annexes and the documents referred to or incorporated by reference in this proxy statement, and to consider how the merger affects you. If you are a stockholder of record, you can ensure that your shares are voted at the special meeting by submitting your proxy via mail, by completing, signing, dating and mailing each proxy card in the enclosed envelope or by appointing a proxy over the Internet or by telephone as instructed in these materials. If you attend the special meeting, you may vote in person as you wish, even though you have previously returned your proxy card or appointed a proxy over the Internet or by telephone.

Q: Should I send in my stock certificates or other evidence of ownership now?

        A: No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Common Stock for the merger consideration. If your shares of Common Stock are held in "street name" by your broker, bank or other nominee you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your "street name" shares in exchange for the merger consideration. Please do not send your certificates in now.

Q: If my shares are held in "street name" by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

        A: No. Your broker, bank or nominee will only vote if you provide instructions on how to vote. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against the merger for purposes of the vote required under Delaware law.

Q: Can I change my vote?

        A: Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (1) delivering to us at our principal offices (Attention: Samuel Goldfinger) a written notice of revocation or a duly executed proxy bearing a later date, or (2) attending the special meeting and voting in person.

        Please note that if you hold your shares of Common Stock in "street name" and you have instructed a broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Q: What does it mean if I get more than one proxy card or voting instruction card?

        A: If your shares are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive to ensure that all of your shares are voted.

Q: How are votes counted?

        A: Votes cast by proxy or in person at the special meeting will be tabulated by the Inspector of Elections, a representative from American Stock Transfer & Trust Company. The Inspector will also determine whether or not a quorum is present. The holders of a majority of the shares of Common Stock, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute.

        The Inspector will treat shares that are voted WITHHELD or ABSTAIN and broker non-votes as being present and entitled to vote for purposes of determining the presence of a quorum, but not as votes in favor of approving any matter submitted to the stockholders for a vote. Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain specific voting instructions, will be counted for that proposal. If you abstain from voting, it will have the same effect as a vote against the adoption of the merger agreement, but no effect on the proposal to adjourn the special meeting. If you do not execute a proxy card, it will have the same effect as a vote against the adoption of the merger agreement and will have no effect on the proposal to grant authority to adjourn the special meeting.

        Brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the adoption of the merger agreement. As a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as "broker non-votes." Broker non-votes will be treated as shares that are present at the special meeting for purposes of determining whether a quorum exists, will have the same effect as votes "against" the adoption of the merger agreement and will have no effect on the proposal to adjourn the meeting.

Q: Who can help answer my other questions?

        A: If you have more questions about the merger, please contact [    ]. If your broker, bank, or other nominee holds your shares, you should also call your broker, bank, or other nominee for additional information.

SPECIAL FACTORS

The Parties to the Merger

        The Smith & Wollensky Restaurant Group, Inc. is a Delaware corporation that develops and operates high-end, high-volume restaurants in major cities across the United States. Since its inception, SWRG has grown to operate 13 restaurants, including Smith & Wollensky in Miami Beach, Chicago, Las Vegas, Washington, D.C., Philadelphia, Columbus, Houston and Boston. SWRG also owns Park Avenue Cafe and Quality Meats and manages the Smith & Wollensky restaurant in New York, as well as Maloney & Porcelli and The Post House. As of January 1, 2007, SWRG owned ten of the restaurants and managed three of the restaurants.

        SWRG was incorporated in Delaware in October 1997. Prior to October 1997, SWRG's operations were conducted through The New York Restaurant Group, LLC, a predecessor limited liability company. In October 1997, The New York Restaurant Group, LLC merged with SWRG. SWRG's executive offices are located at 880 Third Avenue, New York, New York 10022, phone number: 212-838-2061.

        Grill is a Delaware limited liability company and is beneficially owned and controlled by Fortunato N. Valenti and Joachim Splichal, and the private equity funds Bunker Hill Capital, L.P. and its affiliate Bunker Hill Capital (QP), L.P. Grill was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement and has not previously engaged in any other business operations.

        Bunker Hill Capital is a private equity firm that makes investments in lower middle market companies with enterprise values up to $150 million. The principals of Bunker Hill Capital have invested over $380 million in 27 transactions and target opportunities across four industry sectors, including industrial products, business services, consumer products and specialty retail. Bunker Hill Capital's other portfolio company investments include California Family Fitness, the leading owner and operator of fitness centers in the greater Sacramento, CA area; Papa Gino's/D'Angelo, a leading quick-service restaurant operator in New England; and Specialty Coating Systems, the world's leading supplier of high-performance Parylene conformal coating solutions for the medical, electronic and automotive markets.

        SWRG Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Grill, was organized solely for the purpose of entering into the merger agreement and completing the proposed merger. SWRG Acquisition Sub has not engaged in any other business operations.

Background of the Merger

        Between October 2006 and January 2007, Mr. Stillman, SWRG's Chief Executive Officer and Chairman of the board of directors, and other members of SWRG's management engaged in preliminary discussions with a broker purporting to act as a representative of Landry's Restaurants, Inc. ("Landry's") regarding a potential acquisition by Landry's of SWRG through a merger, as well as the disposition of certain assets of the surviving corporation to Mr. Stillman. During this time, Mr. Stillman met on two occasions with members of management of Landry's. Members of management of Landry's also met on one occasion with St. James to discuss the License Agreement.

        On December 26, 2006, SWRG's board of directors met and was provided with a draft term sheet for a proposed transaction. As a result of the conflict of interest of Mr. Stillman in considering a transaction that involved a separate transaction between him and Landry's, the board of directors unanimously determined to form a Special Committee to consider the advisability of, negotiate the terms of and review the potential transaction with Landry's, as well as to evaluate the advisability of SWRG entering into any transaction at that time or of seeking other potential purchasers or strategic alternatives.

        The Special Committee retained Willkie Farr & Gallagher LLP ("Willkie Farr") as its counsel and contacted potential financial advisors. Based on conversations with several firms, the Special Committee interviewed two financial advisors on January 4, 2007.

        On January 3, 2007, SWRG received a draft merger agreement from Landry's. Prior to and after receipt of this draft, SWRG asked Landry's to sign a confidentiality agreement with customary standstill provisions. Discussions with Landry's subsequently terminated prior to any substantive discussions between the Special Committee and Landry's, in part because Landry's refused to sign a confidentiality agreement with customary standstill provisions.

        On January 12, 2007, SWRG received a letter from Landry's proposing, subject to certain terms and conditions, to acquire SWRG in a cash merger for a price of $7.50 per share.

        On January 15, 2007, the board of directors of SWRG met to discuss the Landry's January 12, 2007 letter and to expand the Special Committee's authority to include the exclusive power and authority to review and evaluate the Landry's proposal and any other acquisition proposal SWRG may receive.

        Following the January 15, 2007 board meeting, the Special Committee held a meeting to discuss the Landry's proposal. The Special Committee determined to engage TM Capital as its financial advisor in connection with evaluating the Landry's proposal and considering other potential strategic alternatives, including contacting other potentially interested parties.

        On January 16, 2007, Landry's issued a press release announcing that it had sent a proposal letter to SWRG offering to acquire it through an acquisition entity by merger or otherwise, subject to certain terms and conditions, for $7.50 per share in cash.

        At the direction of the Special Committee, and with the assistance of SWRG and its senior management, TM Capital prepared confidential marketing materials and approached a targeted group of potential strategic and financial transaction partners. From January 19, 2007 to February 16, 2007, TM Capital contacted 38 potential strategic buyers and 6 potential financial buyers to solicit their interest in pursuing an acquisition of SWRG. These potential buyers were selected following a review of a larger group of restaurant industry participants, based on, among other things, their ability to pay a premium based on strategic positioning and their ability to consummate a transaction of the size contemplated. Of the 38 potential strategic buyers contacted by TM Capital, 12 parties expressed interest and received confidential marketing materials. Of the 6 potential financial buyers contacted, 5 expressed interest and received confidential marketing materials. All potential buyers were required to execute a confidentiality agreement with standstill provisions prior to receiving any confidential marketing materials, data-room materials or access to SWRG's management.

        Also following the Landry's press release, Mr. Stillman indicated to the Special Committee his desire to have discussions with potential strategic partners regarding a potential acquisition proposal that would include an agreement in which Mr. Stillman would acquire certain assets from the surviving corporation. The Special Committee indicated that such discussions would be acceptable so long as Mr. Stillman kept the Special Committee apprised of all such discussions and any information that was disclosed to any third party as a result of such discussions. Mr. Stillman approached a number of potential strategic and financial transaction partners.

        On January 26, 2007, Landry's disclosed in a filing with the SEC on Schedule 13D that it had acquired 726,000 shares, or 8.5%, of the outstanding Common Stock. The Schedule 13D included a copy of the letter sent by Landry's to SWRG dated January 16, 2007 expressing a desire to consummate an acquisition of SWRG at a price of $7.50 per share, subject to certain conditions.

        On January 29, 2007, the Special Committee held a meeting, in which TM Capital and Willkie Farr participated. During this meeting, TM Capital updated the Special Committee on the status of its financial analysis of SWRG and prospective buyers to date.

        On February 2, 2007, the Special Committee received two written expressions of interest from potential strategic buyers. One letter was received from a strategic party (the "Alternative Bidder") expressing an interest in acquiring SWRG in a cash merger for a price of $8.75 per share in cash. The Alternative Bidder indicated a willingness to consider a higher price as well as a potential disposition, in connection with the proposed merger, by the surviving corporation in the merger of certain assets to current management. The Alternative Bidder requested a 25-day exclusivity period to complete its legal and financial due diligence. The Alternative Bidder's letter did not contain a financing contingency, but did indicate that the Alternative Bidder was pursuing sources of debt financing. The Special Committee also received a letter from Patina expressing an interest in acquiring SWRG in a cash merger for a price of $8.75 per share in cash. The offer was subject to certain conditions, including completion of confirmatory due diligence and the delivery of an acceptable merger agreement. The Patina letter also contemplated, as part of the proposed transaction, the disposition by the surviving corporation in the merger of certain assets to Mr. Stillman and the assumption by Mr. Stillman of certain liabilities, as well as agreements between Patina and each of Mr. Stillman and St. James. The Patina letter disclosed that an agreement in principle had been reached between Patina and Mr. Stillman, subject to definitive documentation. The Patina letter did not contain a financing contingency, nor did it indicate the need for an external financing source.

        During the period from February 2, 2007 to February 16, 2007, TM Capital continued discussions with various potential strategic and financial buyers. However, no additional written proposals were received as a result of these ongoing discussions.

        On February 5, 2007, the Special Committee held a telephonic meeting, in which TM Capital and Willkie Farr participated, to discuss the status of any offers and expressions of interest in the acquisition of SWRG. The Special Committee discussed the status of the offers by each of Landry's, the Alternative Bidder and Patina, as well as the background and nature of each of the potential bidders that had been contacted by TM Capital. The Special Committee particularly noted the lack of conditionality associated with Patina's offer.

        On February 7, 2007, the Special Committee held a telephonic meeting, in which TM Capital and Willkie Farr participated, to receive an update with respect to the status of discussions with potential buyers. Willkie Farr updated the Special Committee with respect to a telephone conversation with outside legal counsel of Landry's, during which Willkie Farr indicated that the Special Committee was continuing to evaluate Landry's proposal, as well as other strategic alternatives.

        On February 9, 2007, Willkie Farr received a draft merger agreement from Patina's outside counsel.

        On February 12, 2007, the Special Committee received a revised written expression of interest from the Alternative Bidder reiterating its offer of $8.75 per share in cash, clarifying that an agreed transaction between any member of the management of SWRG and the Alternative Bidder would not be a condition to the proposed merger, confirming its progress in securing debt financing and eliminating the reference to due diligence contingencies contained in its letter dated February 2, 2007. Also eliminated was any renewed request for an exclusivity period.

        On February 12, 2007, the Special Committee held a telephonic meeting, in which TM Capital and Willkie Farr participated. During the meeting, Willkie Farr summarized certain of the key terms and conditions contained in the draft merger agreement received from Patina, and TM Capital provided an update as to its discussions with potential buyers, as well as with Patina regarding the transactions between Patina and Mr. Stillman. The February 12, 2007 letter from the Alternative Bidder was also discussed.

        On February 13, 2007, Landry's was contacted by TM Capital and encouraged to execute a confidentiality agreement with standstill provisions as a prerequisite to gaining access to confidential nonpublic information. Landry's declined to execute such an agreement.

        On February 14, 2007, representatives of the Special Committee participated in a telephone conference call with TM Capital and Willkie Farr, in which TM Capital discussed valuation issues with respect to the transaction between Mr. Stillman and Patina, based on the most recent financial data it had received.

        On February 16, 2007, representatives of the Special Committee met with Patina, Mr. Stillman and their representatives to discuss Patina's outstanding proposal. At the meeting, TM Capital discussed certain valuation issues regarding the proposed transaction between Mr. Stillman and Patina. Patina requested an opportunity to immediately negotiate a final agreement with the Special Committee. This request was denied by the Special Committee, and in response Patina indicated that it would only be prepared to move forward if the bid process was brought to a rapid conclusion.

        As a result of the February 16, 2007 meeting, the Special Committee determined to request best and final offers from potential bidders by the close of business on February 21, 2007. It was further determined that the only potential buyers that had made sufficient progress to submit final, non-conditional bids by February 21, 2007 were the Alternative Bidder and Patina. On February 16, 2007, therefore, TM Capital communicated to both Patina and the Alternative Bidder the Special Committee's request for best and final offers by the close of business on February 21, 2007, not subject to due diligence or financing contingencies, and including any comments on a draft of the merger agreement to be provided by Willkie Farr.

        On February 16, 2007, Willkie Farr sent to Patina's counsel a markup of the draft merger agreement received from Patina's counsel on February 9, 2007, and sent to the Alternative Bidder's counsel a draft merger agreement in substantially similar form as the markup sent to Patina's counsel.

        On February 21, 2007, Patina and the Alternative Bidder each submitted its best and final offer to acquire SWRG. Each bid included the bidder's comments to the draft merger agreement provided by Willkie Farr on February 16, 2007. The Alternative Bidder made a firm offer to acquire SWRG for $8.75 per share in cash, subject to certain terms and conditions in the draft merger agreement, but not including a financing contingency. The Alternative Bidder's offer letter referenced ongoing confirmatory due diligence, but stated that the offer was not subject to completion of such due diligence. The Alternative Bidder's comments to the draft merger agreement were substantial, including significant changes to the representations and warranties, non-solicitation covenant, termination provisions and closing conditions, including the addition of a closing condition requiring SWRG to obtain a waiver of any fees that would apply to the Alternative Bidder as a result of the merger, as well as a waiver of any geographic restrictions on the Alternative Bidder's ability to do business, other than in the New York City area, that would apply as a result of the merger. The Special Committee believed that this would require an amendment of the License Agreement between SWRG and St. James, over which SWRG would have no control, as Mr. Stillman and an unrelated party are the general partners of St. James.

        Patina made a firm offer to acquire SWRG for an increased price of $9.25 per share in cash, subject to certain terms and conditions in the draft merger agreement. Patina indicated that it had completed its due diligence and that its financing resources had been confirmed. Patina submitted relatively few comments to the draft merger agreement. Patina also informed the Special Committee that Mr. Stillman had agreed to significantly increase the consideration payable by him with regard to certain assets that would be acquired by him in connection with the proposed transaction and to assume additional liabilities. The Special Committee held a telephonic meeting to consider the outstanding offers to acquire SWRG, with representatives of TM Capital and Willkie Farr also participating. The Special Committee discussed the terms and conditions of the offers submitted by the Alternative Bidder and Patina, their comments to the merger agreement, and the difference in the prices offered by the parties. As a result of this consideration, the Special Committee determined to accept Patina's offer, subject to the ability of the parties to resolve certain outstanding issues with respect to the merger agreement within the next day.

        Also on February 21, 2007, Landry's outside legal counsel delivered a letter to Willkie Farr acknowledging its refusal to execute a confidentiality agreement with standstill provisions and reaffirming its prior proposal to acquire all of the outstanding shares of Common Stock for $7.50 per share.

        On February 22, 2007, Patina and the Special Committee, through their respective legal counsels, resolved substantially all of the outstanding issues with respect to the original merger agreement. The Special Committee held a telephonic conference call, in which TM Capital and Willkie Farr participated, to discuss the status of discussions with Patina and the Alternative Bidder, as well as the status of TM Capital's evaluation of the fairness of Patina's proposed merger to the stockholders of SWRG and the fairness of Mr. Stillman's proposed transaction with Patina to SWRG.

        On February 23, 2007, the Special Committee held a telephonic meeting, in which TM Capital and Willkie Farr participated, in which TM Capital provided an update as to the terms of the proposed transaction between Mr. Stillman and Patina. Procedural matters in connection with a proposed Special Committee meeting to approve the Patina transaction were also discussed.

        On February 25, 2007, the Special Committee held a telephonic meeting to consider the adoption, approval and recommendation of the proposed transaction with Patina. Representatives from Willkie Farr and TM Capital participated. TM Capital gave a presentation to the Special Committee as to the financial aspects of the transaction, and thereafter delivered to the Special Committee its oral opinion (with a written opinion subsequently delivered), as of February 25, 2007, and based on and subject to the various factors, assumptions and limitations set forth in its opinion, that the $9.25 per share merger consideration to be received by SWRG's stockholders was fair from a financial point of view to such stockholders and that the proposed transaction between Mr. Stillman and Patina was fair from a financial point of view to SWRG. Willkie Farr then reviewed the terms of the proposed merger agreement and discussed various other issues related to the proposed transaction under consideration. The Special Committee then reviewed the reasons for and against adoption of the proposed transaction, and unanimously resolved that the terms of the agreement between Mr. Stillman and Patina were fair to, advisable and in the best interests of SWRG and its stockholders (including the Unaffiliated Stockholders). The Special Committee also determined that the terms of each of the original merger agreement and the proposed merger with Patina were fair to, advisable and in the best interests of SWRG and its stockholders. In addition, the Special Committee unanimously recommended that (1) our stockholders approve and adopt the original merger agreement and the proposed merger with Patina and (2) our board of directors recommend that our stockholders approve the original merger agreement and the proposed merger with Patina.

        On the morning of February 26, 2007, a meeting of the entire board of directors was held. At the meeting, Mr. Richard A. Mandell, Chairman of the Special Committee, explained that the Special Committee had unanimously resolved that the proposed transaction with Patina was advisable, fair to and in the best interests of SWRG and the Unaffiliated Stockholders, determined that the terms of each of the original merger agreement and the proposed merger with Patina were fair to, advisable and in the best interests of SWRG and its stockholders and recommended that (1) our stockholders approve and adopt the original merger agreement and the proposed merger with Patina and (2) our board of directors recommend that our stockholders approve the original merger agreement and the proposed merger with Patina. Willkie Farr then summarized the terms of the proposed original merger agreement and discussed various other issues. At the meeting, TM Capital was also available to respond to questions concerning its opinion delivered to the Special Committee as to the fairness of the proposed transaction. Our board of directors, based upon the unanimous recommendation of the Special Committee and various other factors unanimously (except that Mr. Stillman abstained) resolved that the terms of the agreement between Mr. Stillman and Patina were fair to, advisable and in the best interests of SWRG and its stockholders (including the Unaffiliated Stockholders) and that the proposed merger with Patina, on the terms set forth in the original merger agreement, was fair to, advisable and in the best interest of SWRG and its stockholders. In addition, our board of directors unanimously (except that Mr. Stillman abstained) approved the original merger agreement and the proposed merger with Patina and recommended that our stockholders vote to adopt the original merger agreement.

        Following the meeting of the entire board of directors on February 26, 2007, SWRG issued a press release announcing the proposed merger with Patina.

        On February 28, 2007, Landry's disclosed in a filing with the SEC on Schedule 13D/A that on February 26, 2007 it had sold all of the Common Stock it had previously purchased.

        On March 16, 2007, Landry's delivered to the Special Committee an unsolicited letter offering to acquire SWRG through a tender offer/merger for $9.75 per share in cash. The letter stated that the offer was not subject to financing or due diligence, but was contingent upon certain consents and approvals, as well as the termination of the agreement between Patina and Mr. Stillman pursuant to which Mr. Stillman agreed to acquire certain assets of SWRG in connection with the original merger agreement. The letter expressly stated that Landry's offer was not conditioned upon obtaining landlord consents or upon a cap on the number of dissenting stockholders.

        On March 16, 2007, the Special Committee held a telephonic meeting, in which TM Capital and Willkie Farr participated, followed by a meeting of the entire board of directors, in which SWRG's outside counsel, Willkie Farr, and certain other parties participated. During the meetings, the parties discussed Landry's offer letter, and the need to review Landry's proposed tender offer/merger agreement once it was delivered. SWRG also determined to give Patina notice of Landry's acquisition proposal in accordance with the original merger agreement and to issue a press release acknowledging SWRG's receipt and consideration of the offer letter.

        Later in the day of March 16, 2007, the Special Committee received Landry's proposed tender offer/merger agreement, along with a copy marked against the original merger agreement.

        On March 20, 2007, the Special Committee held a meeting in which Willkie Farr and TM Capital participated. The Special Committee began the meeting by hearing, at the request of Mr. Stillman, a presentation by Mr. Stillman of his views on the acquisition proposal received by Landry's on March 16, 2007. After Mr. Stillman departed the meeting, the Special Committee discussed the terms of Landry's proposed tender offer/merger agreement and its obligations with respect to non-solicitation under the original merger agreement. After conferring with Willkie Farr and TM Capital, the Special Committee concluded that failing to participate in discussions and negotiations with Landry's regarding its acquisition proposal would be inconsistent with the Special Committee's duties to the stockholders of SWRG under applicable law and would therefore be permitted under the original merger agreement. The Special Committee, noted, however, that the Special Committee would require more information and certainty as to the conditions to Landry's obligations to close the proposed acquisition, as well as assurance of Landry's commitment to consummating the transaction. In addition, the Special Committee noted, based on the advice of Willkie Farr, that in order to comply with the original merger agreement, the Special Committee would not be able provide Landry's with non-public information, including disclosure schedules to the proposed tender offer/merger agreement, before Landry's entered into a confidentiality agreement with standstill provisions on terms in all material respects not less restrictive to Landry's than those in the confidentiality agreement between SWRG and Patina.

        On March 21, 2007, Willkie Farr sent a letter to Landry's counsel conveying that, in the event that SWRG terminated the original merger agreement for the purpose of entering into a tender offer/merger agreement with Landry's, the Special Committee expected that Landry's would pay the termination fee and expenses related to such termination. The letter also conveyed that pursuant to the original merger agreement, in order to receive non-public information from SWRG, Landry's would be required to execute a confidentiality agreement with standstill provisions on terms in all material respects not less restrictive to Landry's than those in the confidentiality agreement between SWRG and Patina. The letter from Willkie Farr enclosed a proposed confidentiality agreement and a marked copy of Landry's proposed tender/offer merger agreement. The marked agreement included a provision to the effect that any action taken by St. James under its agreements with SWRG would not be considered a "material adverse effect" for purposes of the tender/offer merger agreement. Later that day, Willkie Farr explained the basis for the terms of the letter and for the Special Committee's comments to the proposed tender offer/merger agreement during a telephonic conversation with Landry's counsel.

        Also on March 21, 2007, the Alternative Bidder delivered to the Special Committee an unsolicited letter offering to acquire SWRG through a merger at a price of $11.00 per share in cash. The letter stated that the offer was not subject to financing or due diligence and would contain only customary closing conditions. Later that day, the Special Committee held a telephonic meeting, in which TM Capital and Willkie Farr participated. After discussing the Alternative Bidder's offer letter and conferring with Willkie Farr and TM Capital, the Special Committee concluded that failing to participate in discussions and negotiations with the Alternative Bidder regarding its acquisition proposal would be inconsistent with the Special Committee's duties to the stockholders of SWRG under applicable law and would therefore be permitted under the original merger agreement. The Special Committee noted, however, that it would need to receive a proposed merger agreement from the Alternative Bidder to gain a better understanding of the terms of the Alternative Bidder's offer. On March 22, 2007, the Special Committee gave Patina notice of the Alternative Bidder's acquisition proposal in accordance with the terms of the original merger agreement.

        On March 23, 2007, the Alternative Bidder delivered to the Special Committee a draft merger agreement. On that same day, Willkie Farr received a letter from Landry's, which also enclosed marked copies of the Landry's draft merger agreement and proposed confidentiality agreement. The letter and marked agreement contained a rejection of substantially all of the material terms and comments delivered by the Special Committee to Landry's on March 21, 2007.

        Also on March 23, 2007, the Special Committee held a telephonic meeting in which TM Capital and Willkie Farr participated. The Special Committee discussed the proposed terms of the draft merger agreement received from the Alternative Bidder, and noted in particular that payment of the termination fee and expenses due under the original merger agreement upon its termination, as well as certain issues with respect to consents required from St. James under the agreements between SWRG and St. James were potential open issues.

        Later on March 23, 2007, Willkie Farr sent a letter to the Alternative Bidder's counsel conveying that, in the event that SWRG terminated the original merger agreement for the purpose of entering into a merger agreement with the Alternative Bidder, the Special Committee expected that the Alternative Bidder would pay the termination fee and expenses related to such termination. Enclosed with the letter was a marked draft of the Alternative Bidder's proposed merger agreement.

        On March 26, 2007, the Special Committee held a telephonic meeting in which TM Capital and Willkie Farr participated. TM Capital and Willkie Farr updated the Special Committee on conversations they had had with the Alternative Bidder and its counsel, and noted that payment of the termination fee and expenses under the original merger agreement, as well as certain issues relating to SWRG's agreements with St. James remained open issues. The Special Committee determined that the Alternative Bidder should resolve its issues regarding the agreements between SWRG and St. James directly with St. James prior to a finalization of the terms of the proposed merger agreement. In addition, the Special Committee noted the need to see a draft financing commitment letter from the Alternative Bidder. The Special Committee also noted the rejection by Landry's of substantially all of the Special Committee's material terms and comments delivered by the Special Committee to Landry's on March 21, 2007.

        On March 28, 2007, the Special Committee held a telephonic meeting in which TM Capital and Willkie Farr participated. TM Capital and Willkie Farr updated the Special Committee on conversations they had had with the Alternative Bidder and its counsel with regard to the status of open issues, including the Alternative Bidder's discussions with St. James. TM Capital also noted that a draft of the Alternative Bidder's financing commitment letter was expected shortly. Willkie Farr also updated the Special Committee about a telephone conversation it had had with Landry's counsel, in which Landry's counsel indicated that Landry's wanted to discuss its acquisition proposal with SWRG, but that it might be initiating a hostile tender offer soon.

        On March 29, 2007, the Special Committee received a draft of the Alternative Bidder's financing commitment letter. On March 30, 2007, Willkie Farr relayed to the Alternative Bidder's counsel comments of the Special Committee relating to conditionality in the Alternative Bidder's financing commitment letter.

        On April 2, 2007, the Special Committee received from the Alternative Bidder a letter in which it revised its original offer and submitted a firm proposal to acquire SWRG for $10.25 per share in cash. The reduction in the offered purchase price was based upon the Alternative Bidder's ongoing discussions with St. James, in which St. James had indicated that, in the event of the acquisition of SWRG by the Alternative Bidder, St. James intended to terminate its management agreement with SWRG, which accounted for approximately $613,000 of SWRG's fiscal 2006 revenue, pursuant to the terms thereof. The letter also contained the Alternative Bidder's offer to pay the termination fee and expenses payable by SWRG upon a termination of the original merger agreement for purposes of entering into the proposed merger agreement with the Alternative Bidder. The Alternative Bidder's proposal was not subject to financing or due diligence.

        On April 2, 2007, the Special Committee held a telephonic meeting in which TM Capital and Willkie Farr participated. The Alternative Bidder's revised offer was discussed, as well as a revised financing commitment letter received by the Special Committee from the Alternative Bidder on that day. The revised financing commitment letter addressed some of the concerns relating to conditionality that the Special Committee had previously expressed to the Alternative Bidder. The Special Committee noted that, upon an agreement with St. James and the Alternative Bidder, there would be greatly reduced conditionality to the consummation of a transaction with the Alternative Bidder.

        On April 4, 2007, the Special Committee held a telephonic meeting in which TM Capital and Willkie Farr participated. Willkie Farr updated the Special Committee on its discussion with the Alternative Bidder's counsel as to the proposed merger agreement and the Alternative Bidder's discussions with St. James. The Special Committee noted that the proposed merger agreement was close to being finalized, and that it would await the outcome of the discussions between the Alternative Bidder and St. James.

        From April 5 through April 18, the Alternative Bidder and its counsel expressed at various times to the Special Committee and its advisors that the discussions between the Alternative Bidder and St. James were ongoing but would be resolved shortly.

        On April 19, 2007, the Special Committee held a telephonic meeting in which TM Capital and Willkie Farr participated. Willkie Farr updated the Special Committee with respect to its discussions with the Alternative Bidder's counsel, in which the Alternative Bidder's counsel indicated that the issues under discussion between the Alternative Bidder and St. James remained unresolved, but that the Alternative Bidder remained hopeful that a resolution would be reached shortly. The Special Committee concluded that, given the amount of time that had elapsed during which discussions between the Alternative Bidder and St. James were ongoing, the Special Committee would inform the Alternative Bidder that it had until the end of that day to reach agreement with St. James on all outstanding issues.

        On the evening of April 19, 2007, the Alternative Bidder informed the Special Committee that it had resolved all outstanding issues with St. James and that it was prepared to enter into a transaction with SWRG on the previously agreed upon terms.

        On April 20, 2007, the Special Committee held a telephonic meeting in which TM Capital and Willkie Farr participated. The Special Committee noted the resolution of all outstanding issues between the Alternative Bidder and St. James, as well as TM Capital's oral indication that it was prepared to issue a fairness opinion with respect to the proposed transaction with the Alternative Bidder. The Special Committee resolved that the proposed transaction with the Alternative Bidder was a "superior proposal" to the executed transaction with Patina. Willkie Farr then advised the Special Committee as to its and SWRG's obligations under the original merger agreement with respect to recommending and entering into a "superior proposal."

        On April 22, 2007, SWRG, at the recommendation of the Special Committee and in accordance with the terms of the original merger agreement, notified Patina of its intention to enter into a binding written agreement with the Alternative Bidder and offered to negotiate with Patina to make adjustments to the terms and conditions of the original merger agreement and the terms of the merger. SWRG noted that, as part of any such negotiation, it would expect to receive from Patina appropriate evidence of Patina's ability to finance any adjusted original merger agreement.

        On April 25, 2007, the Special Committee received a letter from Patina offering to amend the original merger agreement to increase the purchase price from $9.25 per share to $10.30 per share. The offer also contemplated that Patina would assign its rights and obligations under the original merger agreement to Grill, a newly formed entity to be owned in part by Messrs. Fortunato N. Valenti and Joachim Splichal, and in part by the private equity fund Bunker Hill Capital, L.P. and an affiliate thereof. As part of the transaction, the agreement between Mr. Stillman and Patina with respect to the disposition by the surviving corporation of certain assets to Mr. Stillman and the assumption by Mr. Stillman of certain liabilities would also be assigned by Patina to Grill, with the consideration to be paid by Mr. Stillman increasing to take into account the increased purchase price. The letter also contemplated an increase in the termination fee payable by SWRG under certain circumstances pursuant to the original merger agreement proportionate to the increase in purchase price, and was accompanied by a draft commitment letter for Grill's proposed debt financing.

        On April 26, 2007, the Special Committee held a telephonic meeting in which TM Capital and Willkie Farr participated. The Special Committee reviewed Grill's offer with Willkie Farr and TM Capital and determined that it had a number of concerns with respect to the proposed transaction. These included:

  •
  The proposed purchase price was only $0.05 per share higher than the price offered by the Alternative Bidder,

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  Patina would be assigning all of its liabilities under the original merger agreement to Grill, an entity with substantially no assets,

  •
  The draft debt commitment reviewed by the Special Committee had a number of conditions, and the Special Committee had not yet received drafts of the equity commitments, and

  •
  The offer was conditioned upon an agreement between Grill and St. James with respect to certain issues.

        Willkie Farr updated the Special Committee with respect to a preliminary conversation it had had with Grill's counsel, in which Grill's counsel acknowledged that the above-referenced issues were open. The Special Committee determined to undertake further discussions with Grill and Patina regarding its concerns.

        On the morning of April 27, 2007, the Special Committee told Grill and Patina that it was holding a meeting that afternoon and expected a response to its concerns by then. On the afternoon of April 27, 2007, Grill responded with a revised offer letter, increasing the purchase price from $10.30 per share to $11.00 per share and proposing a reverse termination fee of approximately $3.5 million, to be payable by Grill under certain circumstances if the amended original merger agreement, or the merger agreement, were terminated. The reverse termination fee would be guaranteed by limited guarantees of Grill's principal equity investors. Grill also delivered to the Special Committee drafts of equity commitment letters and an amendment to Mr. Stillman's proposed transaction with Grill further increasing the consideration to be paid by Mr. Stillman.

        On the afternoon of April 27, 2007, the Special Committee reviewed Grill's revised offer, noting in particular the increased purchase price and the offer of a reverse termination fee backed by limited investor guarantees. Willkie Farr called Grill's counsel to ascertain the status of open issues with St. James, and Grill's counsel indicated their belief that all open issues could be resolved shortly. After the call with Grill's counsel, the Special Committee determined to propose to Grill an increase in the reverse termination fee to $7 million, and to send to Grill a markup of the original merger agreement while awaiting final resolution of open issues between Grill and St. James. The Special Committee also determined to make clear to Grill its position that SWRG had satisfied its negotiation obligations under the original merger agreement and that the process would remain competitive until a resolution of all open issues was reached. The Special Committee instructed TM Capital to convey to the Alternative Bidder that its offer of a purchase price of $10.25 per share was insufficient in light of Grill's $11.00 per share bid.

        On April 28, 2007, Willkie Farr delivered to Grill's counsel a draft of the merger agreement, which reflected, among other things, the payment of a reverse termination fee by Grill in the event that the merger agreement is terminated as a result of Grill's failure to consummate the transaction after all conditions have been satisfied or a breach of the merger agreement by Grill.

        From April 28, 2007 through May 5, 2007, Grill and its counsel expressed at various times to the Special Committee and its advisors that the discussions between Grill and St. James were ongoing but would be resolved shortly. Grill indicated that it would not address further the amount of the reverse termination fee until such resolution occurred. During this period, however, the Special Committee and its counsel did continue to negotiate other open issues in the merger agreement with Grill and its counsel, as well as open issues with respect to the financing commitments.

        On May 2, 2007, TM Capital had a conversation with representatives of the Alternative Bidder to inquire as to whether the Alternative Bidder was prepared to increase its price. The representatives indicated that they did not believe the Alternative Bidder would be prepared to pay $11.00 per share.

        Also on May 2, 2007, members of the Special Committee interviewed certain principals of Bunker Hill and the principal investors in Grill by telephone to understand, among other things, Bunker Hill's interest in acquiring SWRG, its experience in similar transactions and its commitment to completing this transaction.

        On May 6, 2007, Grill indicated that all open issues with St. James had been resolved and that it was prepared to enter into a transaction on the agreed upon terms, with no condition as to St. James. It also indicated to the Special Committee that it would not agree to any increase in the reverse termination fee over the approximately $3.5 million originally proposed. After further negotiation, a reverse termination fee of $4.5 million was agreed upon by the parties, with a parallel increase in SWRG's termination fee under the merger agreement to $3.9 million, in addition to $600,000 of expenses payable pursuant to the merger agreement under certain circumstances.

        On the evening of May 6, 2007, the Special Committee held a telephonic meeting to consider the recommendation of the proposed transaction with Grill. Representatives from Willkie Farr and TM

Capital participated. Willkie Farr reviewed the terms of the proposed merger agreement, as well as the final debt and equity commitments, and discussed various other issues related to the proposed transaction under consideration. TM Capital then gave a presentation to the Special Committee as to the financial aspects of the transaction, and thereafter delivered to the Special Committee its oral opinion (with a written opinion subsequently delivered), as of May 6, 2007, and based on and subject to the various factors, assumptions and limitations set forth in its opinion, that the $11.00 per share merger consideration to be received by SWRG's stockholders is fair from a financial point of view to such stockholders and that the proposed transaction between Mr. Stillman and Grill is fair from a financial point of view to SWRG. The Special Committee then reviewed the reasons for and against adoption of the proposed transaction, and unanimously resolved that the terms of the Stillman Agreement were fair to, advisable and in the best interests of SWRG and its stockholders (including the Unaffiliated Stockholders) and that the terms of each of the merger agreement and the merger were fair to, advisable and in the best interests of SWRG and its stockholders. In addition, the Special Committee unanimously recommended that our board of directors (1) approve the merger agreement and the merger and (2) recommend that our stockholders approve the merger agreement and the merger.

        Immediately following the Special Committee meeting on May 6, 2007, a meeting of the entire board of directors was held. At the meeting, Mr. Richard A. Mandell, Chairman of the Special Committee, explained that the Special Committee had unanimously resolved that the proposed transaction is advisable, fair to and in the best interests of SWRG and its stockholders and recommended approval of the merger agreement and the merger to the board of directors. Willkie Farr then summarized the terms of the merger agreement and discussed various other issues. At the meeting, TM Capital was also available to respond to questions concerning its opinion delivered to the Special Committee as to the fairness of the proposed transaction. Our board of directors, based in part upon the unanimous recommendation of the Special Committee and various other factors described in "—SWRG's Reasons for the Merger and the Factors Considered in Determining Fairness," unanimously (except that Mr. Stillman abstained) resolved that the terms of the Stillman Agreement and the merger, on the terms set forth in the merger agreement, were substantively and procedurally fair to, advisable and in the best interests of SWRG and its stockholders (including the Unaffiliated Stockholders). In addition, our board of directors unanimously (except that Mr. Stillman abstained) approved the merger agreement and the merger and recommended that our stockholders vote to adopt the merger agreement.

        On May 7, 2007, SWRG released a press release announcing the transaction with Grill.

Recommendation of the Special Committee and our Board of Directors

Recommendation of the Special Committee

        On May 6, 2007, the Special Committee unanimously:

  •
  resolved that the terms of the Stillman Agreement were fair to, advisable and in the best interests of SWRG and its stockholders (including the Unaffiliated Stockholders);

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  resolved that the terms of each of the merger agreement and the merger were fair to, advisable and in the best interests of SWRG and its stockholders; and

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  recommended that our board of directors (1) approve the merger agreement and the merger and (2) recommend that our stockholders approve the merger agreement and the merger.

Recommendation of Our Board of Directors

        On May 6, 2007, our board of directors, after hearing the Special Committee's recommendation, unanimously (except that Mr. Stillman abstained):

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  resolved that the terms of the Stillman Agreement, and the merger, on the terms set forth in the merger agreement, were substantively and procedurally fair to, advisable and in the best interests of SWRG and its stockholders (including the Unaffiliated Stockholders); and

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  approved the merger agreement and the merger and recommended that our stockholders vote to adopt the merger agreement.

SWRG's Reasons for the Merger and the Factors Considered in Determining Fairness

        Our board of directors' reasons for approving the merger agreement were identical to the reasons for which the Special Committee recommended that our board of directors approve the merger agreement and the merger. In addition, our board of directors independently believes that the $11.00 per share merger consideration would result in greater value to SWRG's stockholders than either pursuing management's current business plan or undertaking any alternative course of action currently available to SWRG. The purpose of the merger for SWRG is to enable its stockholders to immediately realize the value of their investment in SWRG through their receipt of the per share merger consideration of $11.00 in cash, without interest and less any required withholding taxes. The transaction was structured in the manner described in this proxy statement to provide SWRG the best opportunity to achieve the reasons for the merger described below. In evaluating the merger and the other transactions contemplated by the merger agreement, the Special Committee consulted with its legal and financial advisors and considered a number of factors that the members believed supported their decision, including the following, which are both reasons for the merger and support our board of directors' determination that the terms of the Stillman Agreement and the merger, on the terms set forth in the merger agreement, are substantively fair to the Unaffiliated Stockholders:

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  the fact that the merger consideration of $11.00 per share, all in cash, represented an approximately 118% premium over the market price of Common Stock before public announcement of the unsolicited bid from Landry's in January 2007 and an approximately 19% premium over the purchase price in the previously executed merger agreement with Patina;

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  SWRG's historical and current financial performance and results of operations, its prospects and long-term strategy, its competitive position in its industry, the outlook for the fine dining sector of the restaurant industry and general economic and stock market conditions, including:

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  the limited growth of SWRG over the past few years, including the fact that SWRG has closed more restaurants than it has opened over the past several years;

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  the fact that SWRG's stock had never traded as high as the offer price of $11.00 per share;

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  the flat revenues and losses of SWRG over the past several years;

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  the fact that SWRG recently closed the New Orleans and Dallas Smith & Wollensky locations, as well as one of its New York City restaurants, Cité; and

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  the fact that SWRG has not entered into any new leases to open new Smith & Wollensky restaurants;

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  the belief that SWRG's stock price was not likely to trade at or above the $11.00 price offered in the merger in the foreseeable future. The Special Committee based this belief on a number of factors, including:

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  the Special Committee members' knowledge and understanding of SWRG and its industry;

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    management's projections and business plan; and

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    the various valuation methodologies and analyses prepared by the Special Committee's financial advisors;

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  the consideration is all cash, which provides certainty of value to SWRG's stockholders;

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  the ability of SWRG's stockholders to recognize significant cash value through the proceeds of the merger versus continued risk of holding SWRG's stock;

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  the fact that SWRG's largest stockholder and CEO, Alan N. Stillman, supports the merger, which provides a degree of certainty regarding the consummation of the merger as it increases the likelihood of approval of the merger under the requirements of Delaware law;

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  the Special Committee's belief that the $11.00 per share merger consideration would result in greater value to SWRG's stockholders than either pursuing management's current business plan or undertaking any alternative course of action currently available to SWRG;

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  the fact that the Special Committee had extensive, arm's-length negotiations with Grill and other interested parties over several weeks, which, among other things, resulted in an increase in the merger consideration from $10.30 to $11.00 per share, a 6.8% increase, and an increase of 7.3% over the bid of $10.25 per share received from the Alternative Bidder on April 2, 2007;

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  the fact that the per share purchase price of $11.00 exceeded SWRG's net book value per share of $4.56 as of January 1, 2007;

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  the terms of the merger agreement, including the price, the ability of SWRG to consider unsolicited offers subject to certain conditions, the absence of a financing condition to Grill's obligations to complete the merger and the requirement that Grill pay a termination fee under certain circumstances;

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  the fact that SWRG and the Special Committee's financial advisors collectively contacted other potential buyers in SWRG's line of business to solicit acquisition proposals, and only two of these companies made a firm offer for an acquisition transaction;

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  the fact that, as a public company, the market price of the Common Stock would be susceptible to adverse effects of earnings fluctuations that may result from changes in SWRG's operations specifically, and changes in the restaurant industry generally;

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  the likelihood that the proposed merger would be completed on a timely basis, in light of the financing commitments obtained by Grill, the absence of a financing condition and the other terms and conditions of the merger agreement, including a termination fee payable by Grill under certain circumstances; and

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  the financial presentation of TM Capital, the financial advisor to the Special Committee, and its opinion, dated May 6, 2007, to the Special Committee to the effect that, as of May 6, 2007 and subject to the factors, assumptions, qualifications and limitations set forth therein, (i) the proposed cash consideration to be received by the stockholders of SWRG pursuant to the merger is fair to SWRG's stockholders from a financial point of view, and (ii) the proposed consideration to be received by SWRG pursuant to the transaction between Grill and Mr. Stillman is fair to SWRG from a financial point of view. The full text of the opinion, which sets forth factors considered, assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by TM Capital, is attached to this proxy statement as Annex B. The Special Committee and our board of directors adopted the analyses and conclusions of TM Capital.

        In addition, the Special Committee considered the timing of the merger and the risk that if SWRG did not accept Grill's offer when it did, it might not have another opportunity to do so, particularly if the capital markets fluctuate in a manner that makes it more difficult to finance the acquisition of SWRG as an additional reason for the merger, although that factor did not weigh in the Special Committee's evaluation of fairness.

        In evaluating its reasons for the merger, the Special Committee also considered a variety of risks and other potentially negative factors concerning the merger, including, among other things:

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  that the stockholders of SWRG will not have any ongoing equity participation in the surviving corporation following the merger, meaning that such stockholders will cease to participate in SWRG's future earnings or growth, or to benefit from any increases in the value of SWRG's Common Stock;

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  that SWRG's stockholders, upon completion of the merger, will be required to surrender their shares involuntarily in exchange for a cash price determined by the Special Committee and board of directors (subject to the stockholders' right to pursue appraisal rights) and that stockholders will not have the right thereafter to liquidate their shares at a time and for a price of their choosing;

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  that SWRG may be required to pay to or as directed by Grill a termination fee and, in certain circumstances, to reimburse Grill for its out-of-pocket fees and expenses if the merger agreement is terminated under certain circumstances;

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  that SWRG did not undertake a full public auction prior to entering into the merger agreement; although the Special Committee and the board of directors were satisfied that the original merger agreement executed with Patina provided the Special Committee and the board of directors with an adequate opportunity to conduct an affirmative post-signing market test resulting in the proposed $11.00 per share merger consideration;

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  the proposed merger will be a taxable transaction for SWRG's stockholders whose shares will be converted into cash in the merger; and

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  the anticipated terms of the Stillman Agreement and the fact that Mr. Stillman has interests in the transaction that are different from those of the public stockholders of SWRG.

        The Special Committee believes that sufficient procedural safeguards were and are present to ensure the fairness of the merger to the Unaffiliated Stockholders and to permit the Special Committee to represent effectively the interests of the Unaffiliated Stockholders. These procedural safeguards, which form the basis for our board of directors' determination that the terms of the Stillman Agreement and the merger, on the terms set forth in the merger agreement, are procedurally fair to the Unaffiliated Stockholders, include the following:

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  SWRG's board of directors established a Special Committee to consider and negotiate the merger agreement, and the Special Committee retained its own independent counsel and financial advisor;

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  the Special Committee consists solely of directors who are not officers or employees or representatives and/or affiliates of principal stockholders of SWRG, are independent of SWRG as such term is defined and interpreted under applicable Delaware law, and have no economic interest or expectancy of an economic interest in Grill or the surviving corporation. The Special Committee was given authority to, among other things, review, evaluate, negotiate and recommend the terms of any proposed transaction and to reject on behalf of SWRG, or make an unfavorable recommendation regarding, any offer that it determined not to recommend favorably to our board of directors;

  •
  the $11.00 per share merger consideration and other terms and conditions of the merger agreement resulted from arm's-length negotiations between the Special Committee, through its advisors, and Grill;

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  the merger proposal requires approval of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the special meeting, as well as of the holders of a majority of the outstanding shares of Common Stock present or voting at the special meeting other than those shares owned beneficially by Mr. Stillman, who is an affiliated stockholder;

  •
  subject to certain conditions, including the payment of a termination fee under certain circumstances, the terms of the merger agreement allow SWRG's board of directors to exercise its fiduciary duties to consider potential alternative transactions, particularly if it believes that an unsolicited acquisition proposal it receives after the date of the merger agreement is reasonably expected to result in a superior proposal;

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  the Special Committee believed, based on advice of its financial and legal advisors, that the termination fee of 4.0% of the merger consideration plus reimbursement of out-of-pocket expenses of up to $600,000 under certain circumstances was comparable to similarly situated public company merger transactions, particularly in light of the increase in price from $9.25 per share in the previously executed agreement with Patina to $11.00 per share and the extensive market test resulting from the negotiations with various parties undertaken by the Special Committee from January 2007 to May 2007;

  •
  stockholders who do not vote in favor of the merger proposal will have the right to require an appraisal of their common shares in which they would have the value of their shares determined by the Delaware Court of Chancery and to receive payment based on that valuation; and

  •
  in light of the fact that as of June 5, 2007, the record date, members of management other than Mr. Stillman held and are entitled to vote, in the aggregate, less than 1% of SWRG's outstanding shares of Common Stock, the Special Committee considered the exclusion of Mr. Stillman, as the primary affiliated stockholder of SWRG, from the required approval of the merger, as described above, to be sufficient.

        The Special Committee believes that sufficient procedural safeguards were present to ensure the fairness of the merger and to permit the Special Committee to represent effectively the interests of the Unaffiliated Stockholders without retaining an unaffiliated representative to act solely on behalf of the Unaffiliated Stockholders.

        The Special Committee did not consider liquidation value in determining the substantive fairness of the merger to the Unaffiliated Stockholders because of its belief that liquidation value does not present a meaningful valuation for SWRG and its business; rather, it was the belief of the Special Committee that SWRG's value is derived from the cash flows generated from its continuing operations as a going concern, rather than from the value of its assets that might be realized in a liquidation. Moreover, it was the belief of the Special Committee that a large part of SWRG's success is attributable to its market share and market presence created by owning numerous individual restaurants unified by a recognizable brand name and reputation for quality, and any liquidation of its assets or break-up or piecemeal sale of its parts would not maximize stockholder value because it would not likely compensate SWRG's stockholders for the value inherent in each market position or brand identity. Therefore, the Special Committee believed that the liquidation methodology would result in a lower valuation for the Company than had been proposed in the merger negotiations. The Special Committee also did not consider the prices paid for the Common Stock by SWRG or Mr. Stillman over the prior two years, as the Special Committee did not consider such a consideration relevant beyond indicating the trading price of the common stock during that period.

        The foregoing discussion summarizes the material factors considered by the Special Committee in its consideration of the merger. After considering these factors, the Special Committee concluded that the positive factors relating to the merger agreement and the merger outweighed the negative factors.

In view of the wide variety of factors considered by the Special Committee, the Special Committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the Special Committee may have assigned different weights to various factors. SWRG's Special Committee recommended and the board of directors (with Mr. Stillman abstaining) approved and recommends the merger agreement and the merger based upon the totality of the information presented to and considered by it.

Position of Mr. Stillman as to the Fairness of the Stillman Agreement, the Merger Agreement and the Merger

        Under a potential interpretation of the rules and regulations of the Exchange Act governing "going private" transactions, Mr. Stillman, by reason of the proposed sale by Grill of certain SWRG assets to Mr. Stillman and the merger, may be deemed to be engaged in a "going private" transaction. See "Special Factors—Certain Effects of the Merger."

        As described in "Special Factors—Background of the Merger," during the course of the process conducted by the Special Committee with respect to a possible sale or merger of SWRG, Mr. Stillman expressed an interest in acquiring certain assets of SWRG. Mr. Stillman believed that SWRG would be easier to sell if the bidder just acquired the Smith & Wollensky restaurants outside of New York. In addition, Mr. Stillman believed that his willingness to purchase these assets, including relieving the debt of the substantial corporate overhead and operations in New York, might facilitate the process being undertaken by the Special Committee.

        The amount of the merger consideration payable to SWRG's stockholders is not contingent upon consummation of the transactions contemplated by the Stillman Agreement and Mr. Stillman and SWRG believe that the consummation of the transactions contemplated by the Stillman Agreement is not a condition to the merger agreement. Nonetheless, as described above, under a potential interpretation of the SEC rules and regulations governing "going private" transactions, Mr. Stillman may be deemed to be engaged in a "going private" transaction and therefore may be required under applicable SEC rules to express a view as to the fairness of the transactions contemplated by the Stillman Agreement and the merger. Mr. Stillman's views as to the fairness of the transactions contemplated by the Stillman Agreement and the merger should not be construed as a recommendation to any stockholder as to how that stockholder should vote on the proposal to approve the merger.

        Mr. Stillman did not engage a financial advisor in connection with his evaluation of the fairness of the transactions contemplated by the Stillman Agreement or the merger. Mr. Stillman believes that the Stillman Agreement, the merger agreement and the merger are substantively and procedurally fair to the Unaffiliated Stockholders, and he has adopted the analyses and conclusions of both the Special Committee and the board of directors based upon the reasonableness of those analyses and conclusions and his knowledge of SWRG as well as the findings of the Special Committee and its board of directors with respect to the fairness of the Stillman Agreement and the merger agreement (see "—SWRG's Reasons for the Merger and the Factors Considered in Determining Fairness" and "—Recommendation of the Special Committee and Our Board of Directors" above). In addition, with respect to the fairness of the Stillman Agreement, Mr. Stillman considered the fact that the Special Committee received an opinion from TM Capital that based upon and subject to the various factors, assumptions and limitations described on that date, the consideration to be received by SWRG's stockholders was fair, from a financial point of view (see "—Opinion of TM Capital Corp). Mr. Stillman has adopted the analyses and conclusions of TM Capital. In addition, Mr. Stillman believes that the $11.00 per share merger consideration would result in greater value to SWRG's stockholders than either pursuing management's current business plan or undertaking any alternative course of action.

        While Mr. Stillman is a director of SWRG, because of his interest in the transactions contemplated by the Stillman Agreement, he did not participate in the Special Committee's evaluation or approval of the merger agreement and the transactions contemplated thereby (including the Stillman Transaction). Accordingly, Mr. Stillman believes that his interest in the Stillman Agreement did not influence the decision of the Special Committee with respect to its approval of the merger agreement and the transactions contemplated thereby.

        The foregoing summarizes the material factors considered and given weight by Mr. Stillman in connection with the fairness of the transactions contemplated by the Stillman Agreement and the merger. Moreover, Mr. Stillman did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching his position as to the fairness of the transactions contemplated by the Stillman Agreement and the merger. Mr. Stillman believes that these factors provide a reasonable basis for his belief that the transactions contemplated by the Stillman Agreement and the merger are fair to the Unaffiliated Stockholders of SWRG. This belief should not, however, be construed in any way as a recommendation to any Unaffiliated Stockholder as to whether such stockholder should vote in favor of the adoption of the merger agreement.

Opinion of TM Capital Corp.

        The Special Committee had conversations with several potential financial advisors and, based on those conversations, interviewed two of them. The Special Committee ultimately selected TM Capital based upon its reputation and experience in providing investment banking services, including merger and acquisition advisory services, to restaurant and other public and private companies. The Special Committee did not retain TM Capital or any other unaffiliated representative to act solely on behalf of the Unaffiliated Stockholders. TM Capital acted as financial advisor to the Special Committee and received from SWRG (i) a non-refundable retainer fee of $100,000, (ii) an additional retainer fee of $50,000 per month in February, March and April, 2007 (and TM Capital will continue to receive such monthly fee thereafter until the merger is consummated or TM Capital's engagement is terminated), and (iii) an opinion fee of $250,000 payable upon rendering of its opinion. For advisory services provided by TM Capital in pursuing alternatives, SWRG will pay TM Capital an additional sale transaction fee, upon closing of a sale transaction, equal to the difference between $750,000 and the aggregate of all other fees paid or payable by SWRG under TM Capital's engagement letter, but in no event shall the aggregate fees payable by SWRG to TM Capital under its engagement letter exceed $750,000. Pursuant to the terms of the engagement letter, however, since SWRG requested that TM Capital render an additional fairness opinion, TM capital is entitled to receive an additional fee of $250,000, which will not be counted against this $750,000 limit.

        TM Capital is also entitled to reimbursement of reasonable out-of-pocket expenses, which shall not exceed $35,000 without the prior written consent of SWRG, not to be unreasonably withheld. In addition, SWRG has agreed to pay TM Capital for preparation, deposition or appearance as a witness in any proceeding related to its engagement, at TM Capital's then effective and customary rates per professional man-hour, plus reasonable out-of-pocket expenses.

        None of the payments to TM Capital described above are or were contingent upon its opinion being favorable or a transaction being consummated, except that the sale transaction fee is contingent upon the closing of a sale transaction.

        In addition, SWRG has agreed to indemnify TM Capital and its affiliates and related parties in connection with its engagement, including liabilities under the federal securities laws, and to reimburse certain of its expenses.

        TM Capital was not requested to provide, or to identify potential sources of, financing to SWRG or to explore strategic alternatives other than a sale of SWRG. No limitations were imposed on TM Capital by the Special Committee with respect to the investigations made or procedures followed by TM Capital in rendering its opinion. There are no agreements for future services in place between SWRG and TM Capital. Except for TM Capital's current engagement with SWRG, no material relationship has existed during the past two years or is mutually understood to be contemplated between TM Capital or its affiliates on the one hand and SWRG or its affiliates on the other.

        TM Capital rendered its opinion to the Special Committee that, as of May 6, 2007, and based upon and subject to the factors, assumptions, qualifications and limitations described in the written opinion, (i) the proposed cash consideration to be received by the stockholders of SWRG pursuant to the merger is fair to the stockholders of SWRG from a financial point of view and (ii) the proposed consideration to be received by SWRG pursuant to the Stillman Agreement is fair to SWRG from a financial point of view. The consideration to be paid in the merger and the Stillman Transaction was determined by SWRG's board of directors based in part on the recommendation of the Special Committee on the basis of negotiations with the other parties to the merger and the Stillman Transaction and not by TM Capital.

        Below is a summary of the fairness opinion rendered by TM Capital to the Special Committee. The full text of the written opinion of TM Capital, which sets forth factors considered, assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by TM Capital, is attached hereto as Annex B. You should read the fairness opinion in its entirety. TM Capital provided its opinion for the information and the assistance of the Special Committee in connection with its consideration of the merger and the Stillman Transaction. The fairness opinion rendered by TM Capital does not constitute a recommendation to any stockholder of SWRG as to whether any such stockholder should or should not vote in favor of the merger or seek to perfect appraisal rights in connection with the merger.

        TM Capital provided its oral opinion to the Special Committee during its meeting on May 6, 2007 and delivered its written opinion as of that same date.

        In arriving at the opinion set forth in Annex B, TM Capital, among other things:

        1.     Reviewed SWRG's Annual Reports on Form 10-K and related financial information for the years ended December 30, 2002, December 29, 2003, January 3, 2005, January 2, 2006, and January 1, 2007, SWRG's Quarterly Reports on Form 10-Q and the related unaudited financial information for the periods ended April 3, 2006, July 3, 2006 and October 2, 2006, and SWRG's current reports on Form 8-K filed during 2005, 2006 and 2007 up to May 6, 2007;

        2.     Reviewed SWRG's Proxy Statement on Schedule 14A for SWRG's Annual Meeting of Stockholders held on May 31, 2006;

        3.     Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of SWRG, furnished to TM Capital by SWRG or publicly available;

        4.     Visited SWRG's headquarters and conducted discussions with members of senior management of SWRG concerning its business and prospects;

        5.     Reviewed the historical market prices and trading activity for our Common Stock;

        6.     Compared certain financial information for SWRG with that of certain publicly traded companies which TM Capital deemed to be relevant;

        7.     Compared the financial terms of the merger with those of certain other transactions which TM Capital deemed to be relevant;

        8.     Reviewed in substantially final form the merger agreement, the Voting Agreement entered into by certain of SWRG's stockholders in connection with the merger and the Stillman Agreement; and

        9.     Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as TM Capital deemed necessary, including its assessment of general economic, market and monetary conditions.

        TM Capital relied upon the accuracy and completeness of all of the financial, accounting and other information supplied or otherwise made available by SWRG for purposes of rendering its opinion. In addition, TM Capital did not make any independent appraisal of the assets or liabilities of SWRG and TM Capital was not furnished with any such appraisal.

        The following is a summary of the material analyses used by TM Capital in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the analyses performed by TM Capital. The order of analyses described, and the result of those analyses, does not represent relative importance or weight given to those analyses by TM Capital. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 6, 2007 and is not necessarily indicative of current market conditions.

Parties Contacted

        In light of the proposal letter received on January 12, 2007 by SWRG from Landry's, the Special Committee retained TM Capital to serve as financial adviser to the Special Committee.

        The Special Committee authorized TM Capital to contact potential acquirers of SWRG, and TM Capital contacted 38 strategic parties and six financial sponsors. TM Capital distributed descriptive presentations to 12 strategic and five financial parties and received offers/merger agreements from two strategic parties. Additionally, an unsolicited proposed tender offer/merger agreement was received from Landry's on March 16, 2007.

Selected Publicly Traded Companies Analysis

        In order to assess how the public market values shares of publicly traded companies with similar characteristics to SWRG, TM Capital reviewed and compared specific market, financial and operating data relating to SWRG with the following selected publicly traded companies that TM Capital deemed appropriate:

Ark Restaurants Corp.	Landry's Restaurants, Inc.
Benihana Inc.	McCormick & Schmick's Seafood Restaurants, Inc.
Brinker International Inc.	Morton's Restaurant Group Inc.
Cheesecake Factory Inc.	PF Chang's China Bistro Inc.
J. Alexander's Corp.	RARE Hospitality International Inc.
Kona Grill Inc.	Ruth's Chris Steak House Inc.

        TM Capital chose these companies based on their general similarity to SWRG, noting however that many of these companies are significantly larger than SWRG in terms of revenues, assets and market capitalization. In addition, some of these companies operate restaurants that do not compete in the same upscale segment of the restaurant industry as SWRG. Due to the inherent differences between the business, operations and prospects of SWRG and the business, operations and prospects of each of the companies included in the analysis, TM Capital believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the Selected Publicly Traded Companies Analysis. Accordingly, TM Capital also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of SWRG and the companies included in the Selected Publicly Traded Companies Analysis that would affect the public trading values of each.

        TM Capital used the latest publicly available financial statements for each of the selected companies and market data as of April 27, 2007. TM Capital reviewed multiples of enterprise value to net sales and earnings before interest, taxes, depreciation and amortization ("EBITDA"). For purposes of determining SWRG's value relative to the selected public companies, TM Capital focused on enterprise value to EBITDA.

  Summary of Selected Publicly Traded Companies Analysis

        The following table shows for the selected publicly traded companies and SWRG their enterprise value and the multiples of their enterprise value to:

  •
  latest twelve-month ("LTM") EBITDA;

  •
  calendar year 2007 Multex research median EBITDA; and

  •
  average EBITDA for the three fiscal years prior to the LTM period ("Historical Average EBITDA").

		Enterprise Value to EBITDA Multiples
Comparable Company	Enterprise Value	LTM		Calendar Year 2007		Historical Average
	($ dollars in millions)
Ark Restaurants Corp.	$106.7	8.7	x	NA		8.6	x
Benihana Inc.	$318.8	9.0	x	7.5	x	11.1	x
Brinker International Inc.	$4,324.7	7.9	x	NA		8.9	x
Cheesecake Factory Inc.	$2,303.2	14.4	x	11.5	x	16.3	x
J. Alexander's Corp.	$111.7	8.6	x	NA		10.8	x
Landry's Restaurants, Inc.	$1,519.1	7.3	x	8.9	x	10.0	x
McCormick & Schmick's Seafood Restaurants, Inc.	$387.7	13.0	x	10.1	x	18.7	x
Morton's Restaurant Group Inc.	$328.6	11.2	x	8.6	x	15.2	x
PF Chang's China Bistro Inc.	$1,060.3	10.4	x	9.0	x	11.9	x
RARE Hospitality International Inc.	$1,069.5	9.0	x	8.3	x	10.7	x
Ruth's Chris Steak House Inc.	$534.8	12.6	x	10.3	x	18.3	x
Median	$534.8	9.0	x	9.0	x	11.1	x
The Smith & Wollensky Restaurant Group, Inc.(1)	$97.4	13.2	x	10.0	x	21.8	x

Note: Kona Grill Inc. valuation data falls significantly outside the comparable universe.

(1)
Based on $11.00 per share merger price.

        TM Capital believed that its Selected Publicly Traded Companies Analysis supported its fairness opinion because the multiples derived from the consideration to be paid in the merger were higher than the median multiples for the comparable companies.

Selected Transaction Analysis

        TM Capital reviewed publicly available information for six recently completed and two recently announced public company merger and acquisition transactions in the restaurant industry. TM Capital chose the transactions used in the Selected Transaction Analysis based on the general similarity of the target companies in the transactions to SWRG. The selected transactions considered by TM Capital include:

  •
  Duffy's Holdings, Inc.'s announced acquisition of Roadhouse Grill, Inc.

  •
  Bain Capital and Catterton Partners' announced acquisition of OSI Restaurant Partners Inc.

  •
  Lone Star Funds acquisition of Lone Star Steakhouse & Saloon

  •
  Buffets Inc.'s acquisition of Ryan's Restaurant Group Inc.

  •
  Main Street Acquisition Corp.'s acquisition of Main Street Restaurant Group

  •
  Wellspring Capital Management LLC's acquisition of Checker's Drive-In Restaurants

  •
  Wellspring Capital Management LLC's acquisition of Dave & Busters Inc.

  •
  Pacific Equity Partner's acquisition of Worldwide Restaurant Concepts Inc.

        TM Capital also noted that the transactions selected involve companies with financial conditions and prospects significantly different from SWRG. In addition, some of the public companies operate restaurants that do not compete in the same upscale segment of the restaurant industry as SWRG. Due to the inherent differences between the business, operations and prospects of SWRG and the business, operations and prospects of each of the companies included in the Selected Transaction Analysis and the fact that there was limited valuation information available on many of the transactions reviewed, TM Capital believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the Selected Transaction Analysis. Accordingly, TM Capital also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of SWRG and the companies included in the Selected Transaction Analysis that would affect the values of each.

  Summary of Selected Transaction Analysis

        The following table shows for the selected transactions and for the merger the enterprise value and the multiples of enterprise value to (i) LTM EBITDA and (ii) Historical Average EBITDA.

		Enterprise Value to EBITDA Multiple Value
Target Company	Enterprise Value	LTM	Historical Average
	($ dollars in millions)
OSI Restaurant Partners Inc.	$3,373.0	10.0x	9.4x
Lone Star Steakhouse & Saloon	$556.3	12.6x	9.0x
Ryan's Restaurant Group Inc.	$842.0	9.2x	7.8x
Main Street Restaurant Group	$143.6	7.9x	9.4x
Checkers Drive-In Restaurants	$194.5	7.2x	8.5x
Dave & Busters Inc.	$358.6	5.8x	6.5x
Worldwide Restaurant Concepts Inc.	$216.1	8.3x	10.4x
Median	$287.3	8.3x	9.0x
The Smith & Wollensky Restaurant Group, Inc.(1)	$97.4	13.2x	21.8x

Note: Roadhouse Grill, Inc. valuation data falls significantly outside the comparable universe.

(1)
Based on $11.00 per share merger price.

        TM Capital believed that its Selected Transaction Analysis supported its fairness opinion because the multiples derived from the consideration to be paid in the merger were higher than the median multiples for the selected transactions.

        As summarized in the tables above, enterprise values for the selected merger and acquisition transactions ranged from $143.6 million to $3,373 million. Because of the diverse nature of the target companies in the selected transactions and the broad range of transaction values, TM Capital deemed the median multiples of enterprise value to LTM EBITDA and Historical Average EBITDA to be most relevant to the merger.

Stock Price and Trading History

        TM Capital reviewed the historical price and volume data for SWRG's stock from the date of its IPO, May 23, 2001, to April 27, 2007. In reviewing the market data of the shares traded during this time period, TM Capital noted that SWRG's shares traded throughout this period at prices below the $11.00 per share proposed merger price. TM Capital believed that this analysis supported its fairness opinion.

Premiums Paid Analysis

        TM Capital performed a premiums paid analysis of the eight public company merger and acquisition transactions analyzed in the Selected Transaction Analysis. For these transactions, the median premium paid relative to the stock price one week prior to announcement and four weeks prior to announcement was 23.0% and 21.9%, respectively. TM Capital also performed an analysis of 166 domestic merger and acquisition transactions announced between January 1, 2005 and April 27, 2007 with transaction values ranging from $25 million to $200 million where the target company had publicly traded shares. For these transactions, the median premium paid relative to the stock price one week prior to announcement and four weeks prior to announcement was 26.6% and 28.9%, respectively. The proposed merger price of $11.00 per share provides a 114.8% and 124.5% premium, respectively, to SWRG's share price one week prior and four weeks prior to the January 16, 2007, announcement of the proposal letter received by SWRG from Landry's. TM Capital believed that the higher premium to be paid in the merger as compared to the premiums paid in the selected transactions supported its fairness opinion.

Discounted Cash Flow Analysis

        TM Capital performed discounted cash flow analyses for the years ending December 31, 2007 - 2011 based on projections prepared by SWRG's management. All cash flows were discounted to December 31, 2006 and terminal values were based on estimated 2011 EBITDA and EBITDA multiples. In the management projections furnished by SWRG to TM Capital, SWRG pursues a restaurant growth strategy driven by its Wollensky's Grill concept.

  Summary of Projected Financial Data

        The following table provides a summary of the projected financial data used by TM Capital in its discounted cash flow analysis.

	Fiscal Year(1)
	2007P	2008P	2009P	2010P	2011P
	($ dollars in millions)
Consolidated Restaurant Sales	$119.5	$125.9	$140.0	$155.1	$170.8
Adjusted EBITDA	$9.7	$9.0	$10.5	$12.5	$14.3

(1)
Based on an assumed growth of two new Wollensky's Grills opened each year beginning in 2008.

  Summary of Discounted Cash Flow Analysis

        The following table shows the value of our Common Stock based on TM Capital's Discounted Cash Flow Analysis using the specified discount rates and terminal values. TM Capital used discount rates of 10.0%, 12.5% and 15.0% and terminal value EBITDA multiples of 7.5x, 8.0x and 8.5x, reflecting a discount to comparable public market median valuation multiples based on the relatively smaller size, profit margins and growth of SWRG as compared to the comparable companies.

Per Share Equity Value(a) NPV of Cash Flow and Terminal Value
	Terminal Value Multiple of EBITDA
Discount Rate
	7.5x	8.0x	8.5x
10.0%	$8.66	$9.16	$9.66
12.5%	$7.83	$8.27	$8.72
15.0%	$7.10	$7.49	$7.89

(a)
Based on assumed cash, net of debt of $0.9 million and 8,932,363 shares outstanding (includes shares subject to outstanding options based on the treasury method and a price per share of $11.00) as of April 2, 2007.

        Using these discount rates and terminal multiples, the discounted cash flow analysis of SWRG's business on a stand-alone basis implied a present value ranging from $7.10 to $9.66 per share with a median value of $8.27 per share. Because the high end of the range of values for SWRG's net present value was below the $11.00 per share our stockholders are to receive in the merger, TM Capital believed that its Discounted Cash Flow Analysis supported its fairness opinion.

Summary

        TM Capital performed a summary analysis applying the range of results of each valuation methodology to SWRG's results to calculate a per share result.

  Valuation Summary

	SWRG(a) EBITDA	Low	Median	High	SWRG Transaction
	($ in millions, except per share data)
Selected Publicly Traded Companies Analysis
Implied Value—LTM EBITDA	$7.4	$53.8	$66.5	$106.3	$97.4
LTM EBITDA Multiple		7.3x	9.0x	14.4x	13.2x
Implied Value—2007 Estimated EBITDA	$9.7	$73.2	$87.0	$111.9	$97.4
2007 Estimated EBITDA Multiple		7.5x	9.0x	11.5x	10.0x
Implied Value—Historical Average EBITDA	$4.5	$38.3	$49.5	$83.5	$97.4
Historical Average EBITDA Multiple		8.6x	11.1x	18.7x	21.8x
Selected Transaction Analysis
Implied Value—LTM EBITDA	$7.4	$42.8	$61.6	$93.0	$97.4
LTM EBITDA Multiple		5.8x	8.3x	12.6x	13.2x
Implied Value—Historical Average EBITDA	$4.5	$28.9	$40.0	$46.3	$97.4
Historical Average EBITDA Multiple		6.5x	9.0x	10.4x	21.8x
Discounted Cash Flow Analysis
Implied Enterprise Value		$62.5	$73.0	$85.4	$97.4
Average Implied Enterprise Value		$49.9	$62.9	$87.7	$97.4
Plus: Cash and Cash Equivalents (FY 2006)(a)		11.8	11.8	11.8	11.8
Less: Outstanding Debt (FY 2006)(a)		(10.9)	(10.9)	(10.9)	(10.9)

Average Implied Equity Value		$50.8	$63.8	$88.6	$98.3

Total Shares Outstanding Including Options (4/2/07) (b)		8.9	8.9	8.9	8.9
Implied Price Per Share		$5.69	$7.14	$9.92	$11.00

(a)
FY 2006 debt, cash/cash equivalents, minority interest and EBITDA based on financial information in the Company's 2006 10-K and adjusted for certain non-recurring items.

(b)
Includes shares issuable for in-the-money options based on the treasury method.

  Selected Publicly Traded Companies Analysis

        In the Selected Publicly Traded Companies Analysis:

  •
  the low, median and high LTM EBITDA multiples were 7.3x, 9.0 and 14.4x, respectively;

  •
  the low, median and high Calendar Year 2007 Multex Research EBITDA multiples were 7.5x, 9.0 and 11.5x, respectively; and

  •
  the low, median and high Historical Average EBITDA multiples were 8.6x, 11.1 and 18.7x, respectively.

        TM Capital then applied SWRG's LTM EBITDA of $7.4 million, projected 2007 EBITDA of $9.7 million and historical average EBITDA of $4.5 million to each respective multiple range, resulting in an enterprise value range of:

  •
  $53.8 million to $106.3 million, with a median of $66.5 million based on SWRG's LTM EBITDA;

  •
  $73.2 million to $111.9 million, with a median of $87.0 million based on SWRG's projected 2007 EBITDA; and

  •
  $38.3 million to $83.5 million, with a median of $49.5 million based on SWRG's Historical Average EBITDA.

  Selected Transaction Analysis

        In the Selected Transaction Analysis:

  •
  the low, median and high LTM EBITDA multiples were 5.8x, 8.3x and 12.6x, respectively; and

  •
  the low, median and high historical average EBITDA multiples were 6.5x, 9.0x and 10.4x, respectively.

        TM Capital then applied SWRG's LTM EBITDA of $7.4 million and Historical Average EBITDA of $4.5 million to each respective multiple range, resulting in an enterprise value range of:

  •
  $42.8 million to $93.0 million, with a median of $61.6 million based on SWRG's LTM EBITDA; and

  •
  $28.9 million to $46.3 million, with a median of $40.0 million based on SWRG's Historical Average EBITDA.

  Discounted Cash Flow Analysis

        The Discounted Cash Flow Analysis implied a present value ranging from $7.10 to $9.66 per share with a median value of $8.27 per share. The corresponding enterprise value range implied by the Discounted Cash Flow Analysis is $62.5 million to $85.4 million, with a median value of $73.0 million.

  Results of Summary Analysis

        TM Capital performed a summary analysis by calculating the overall average of all of the valuation methodology's implied low, median and high enterprise values. The resulting average enterprise value range was $49.9 million to $87.7 million, with an average median enterprise value of $62.9 million. TM Capital added SWRG's net cash of $0.9 million as of January 1, 2007 to calculate an equity value range of $50.8 million to $88.6 million, with an average median equity value of $63.8 million. Based upon SWRG's 8,932,363 shares outstanding, including shares issuable for outstanding options, as of April 27, 2007, the calculated equity value per share ranges from $5.69 to $9.92, with an average median equity value per share of $7.14. Because the $11.00 per share merger consideration is above the value range calculated in its summary analysis, TM Capital believed this analysis supported its fairness opinion.

  Analysis of Preliminary First Quarter 2007 Results

        Due to the timing of the fairness opinion delivery, SWRG's first quarter results had not been completely reviewed by its auditors. TM Capital compared the implied enterprise value to LTM EBITDA from SWRG's LTM preliminary first quarter results to its LTM January 1, 2007 results. Applying the proposed $11.00 per share purchase price, SWRG's multiples of LTM EBITDA for its LTM preliminary first quarter and LTM January 1, 2007 were 11.4x and 13.2x, respectively. TM Capital believed this analysis supported its fairness opinion because the multiple derived using the LTM preliminary first quarter results was higher than the median LTM multiple for the comparable companies.

Stillman Transaction Analysis

        SWRG prepared pro forma financial analyses of the Stillman Transaction as of an assumed closing date of June 30, 2007. The pro forma balance sheet indicated that the stockholders' equity of the operating restaurant portfolio to be acquired in the Stillman Transaction would be $2.7 million and the stockholders' equity of the other non-operating assets and liabilities to be acquired in the Stillman Transaction would be $3.5 million. The pro forma income statement indicated projected annual EBITDA for the operating restaurant portfolio to be acquired in the Stillman Transaction of $438,000.

        Based on this pro forma financial information, discussions with management and third parties, and its analyses, TM Capital calculated a valuation range of $3.0 million to $4.4 million for the net assets and liabilities to be acquired in the Stillman Transaction, before any reductions for unquantifiable contingent liabilities. Because the proposed Stillman Transaction consideration of $6,850,000 was above this range of net value, TM Capital believed its analysis supported its fairness opinion.

About TM Capital's Fairness Opinion

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary descriptions. Selecting portions of the analyses or of the summary set forth above without considering the analyses as a whole could create an incomplete view of the processes underlying TM Capital's opinion. In arriving at its fairness determinations, TM Capital considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, TM Capital made its determinations as to fairness on the basis of its experience and professional judgment after considering the results of all its analyses. No individual company or transaction used in the above analyses as a comparison is directly comparable to SWRG or the proposed transactions.

        TM Capital prepared these analyses solely for the purposes of providing its opinion to the Special Committee. TM Capital's opinion was not intended to and does not constitute a recommendation to any stockholder as to as to how to vote on the merger. The analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of future results, which may be more or less favorable than suggested by these analyses. As described above, TM Capital's opinion to the Special Committee was one of many factors taken into consideration by the Special Committee in making its decision and the foregoing summary does not purport to be a complete description of the analyses performed by TM Capital in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of TM Capital attached as Annex B.

Interests of SWRG's Directors and Executive Officers in the Merger

        In considering the recommendation of SWRG's board of directors with respect to the merger, you should be aware that some of SWRG's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. SWRG's board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

Stillman Transaction

        The following is a summary of the material provisions of the Stillman Agreement. A copy of the Stillman Agreement is filed as an exhibit to the Schedule 13E-3 filed with the SEC on May 15, 2007 by Alan N. Stillman and us in connection with the merger.

        Grill (by virtue of an assignment by Patina) and Alan N. Stillman, SWRG's Chairman and Chief Executive Officer, are parties to an agreement dated February 26, 2007, as amended by a letter agreement dated April 27, 2007 and two letter agreements dated May 6, 2007. Pursuant to the Stillman Agreement, at the closing of the merger, Mr. Stillman or his designees (the "Stillman Group") will acquire certain assets from SWRG consisting of real property owned by SWRG in New Orleans, the leases relating to two New York City restaurants (Quality Meats and Park Avenue Cafe), the management agreements relating to three New York City restaurants (Smith & Wollensky, Maloney & Porcelli and Post House), the lease of SWRG's headquarters in New York, the New York warehouse and the New Jersey wine storage agreement and all assets relating to the foregoing.

        In consideration for such purchase, the Stillman Group will pay $6,850,000 in cash and/or Common Stock valued at $11.00 per share, plus assume certain liabilities and contingent obligations of SWRG, including the following:

  •
  any sales, real property transfer or income taxes relating to the acquisition;

  •
  mortgages on properties in New Orleans and Miami, as well as additional debt relating to the Smith & Wollensky restaurant in Miami, aggregating approximately $3.0 million;

  •
  approximately $700,000 of capital lease obligations;

  •
  all expenses of SWRG relating to the merger, including legal, accounting, proxy fees, severance, change of control and other payments to employees of SWRG estimated to exceed an aggregate of $3.4 million;

  •
  contingent obligations under various lawsuits (in amounts which cannot presently be determined);

  •
  certain capital improvements and other costs relating to the Smith & Wollensky restaurant in Las Vegas and to SWRG generally; and

  •
  and all known and unknown obligations or liabilities relating to the assets to be acquired.

        In connection with rendering its fairness opinion, TM Capital calculated a valuation range of $3.0 million to $4.4 million for the net assets and liabilities to be acquired in the Stillman Transaction, before any reductions for unquantifiable contingent liabilities that are being assumed by Alan N. Stillman. This valuation range is subject to the assumptions and qualifications described in TM Capital's fairness opinion attached as Exhibit B.

        Termination of Employment Agreement.    Pursuant to the Stillman Agreement, Mr. Stillman agreed to terminate his employment and non competition agreements with SWRG without any responsibility on the part of SWRG for any further payment thereunder (other than salary and benefits accrued through the closing date of the merger).

        Non-Competition.    For a period of three years after the closing of the merger, Mr. Stillman has agreed not to directly or indirectly, whether as an investor, owner, franchisee, member, officer, director, spokesman, employee, consultant or otherwise, have any interest in:

  •
  any restaurant commonly identified or considered by the public as a steakhouse (a "Steakhouse") located in any of the cities outside of New York City in which SWRG has a Smith & Wollensky steakhouse at the time such interest is acquired by Mr. Stillman, or

  •
  any entity that owns or operates more than three Steakhouses outside of New York City, including but not limited to any entity that owns or operates The Palm, Morton's, Outback, and Ruth's Chris.

        Termination and Expense Reimbursement.    The Stillman Agreement may be terminated at any time prior to the closing of the merger by the mutual written consent of the parties and is automatically terminated if the merger agreement is terminated. If the Stillman Agreement is terminated as a result of the termination of the merger agreement and Grill receives expense reimbursement under the merger agreement, within three business days of Grill's receipt of the expense reimbursement, Grill will remit to Mr. Stillman an amount equal to 12 1/2% of the expense reimbursement received by Grill under the merger agreement. See "The Merger Agreement—Termination Fees and Expenses."

Treatment of Stock Options

        As of the record date, there were approximately 395,517 shares of Common Stock issuable pursuant to stock options granted under our equity incentive plans to our current executive officers and directors. Under the terms of the merger agreement, each outstanding option to purchase Common Stock, whether or not vested or exercisable at the effective time of the merger, will be cancelled immediately prior to the effective time in exchange for the right to receive, for each share of Common Stock issuable upon exercise of such option, cash in the amount equal to the excess, if any, of $11.00 over the exercise price per share of such option, multiplied by the number of shares of Common Stock for which such option is exercisable (whether vested or unvested) immediately prior to the effective time of the merger. The right of any holder of options to purchase Common Stock to receive consideration is subject to and will be reduced by the amount of any withholding required under applicable law.

        The following table identifies, for each of our directors and executive officers, the aggregate number of shares of Common Stock subject to outstanding vested and unvested options as of June 5, 2007, the record date of the special meeting, the aggregate number of shares of Common Stock subject to outstanding unvested options that will become fully vested in connection with the merger, the weighted average exercise price and the value of such unvested options, and the weighted average exercise price and value of vested and unvested options. The information in the table assumes that all options remain outstanding on the closing date of the merger.

	Total Number of Options	Number of Shares Underlying Unvested Options	Weighted Average Exercise Price of Unvested Options	Value of Unvested Options(1)	Weighted Average Exercise Price of Vested and Unvested Options	Value of Vested and Unvested Options(2)
Directors and/or Executive Officers
Jacob Berman	8,000	4,400	$5.67	$23,472	$5.50	$44,040
Kevin Dillon	17,517	8,200	$5.81	$42,572	$5.55	$95,479
Samuel Goldfinger	61,000	29,800	$5.31	$169,532	$5.39	$342,420
Richard A. Mandell	8,000	4,400	$5.67	$23,472	$5.50	$44,040
Joseph E. Porcelli	5,000	4,000	$5.18	$23,280	$5.18	$29,100
Alan N. Stillman	241,667	86,000	$5.26	$493,980	$4.73	$1,515,417
Robert D. Villency	8,000	4,400	$5.63	$23,632	$5.45	$44,400
Eugene I. Zuriff	48,333	7,000	$5.32	$39,740	$5.44	$268,833

(1)
Illustrates the economic value of all unvested options that will become fully vested and cashed out in connection with the merger. Calculated for each individual by multiplying the number of shares underlying unvested options by the difference, if any, between $11.00 (the per share merger consideration) and the weighted average exercise price of the unvested options.

(2)
Illustrates the economic value of all options to be cancelled and cashed out in connection with the merger. Calculated for each individual by multiplying the aggregate number of shares subject to options by the difference between $11.00 (the per share merger consideration) and the weighted average exercise price of all such options.

Compensation of Members of the Special Committee

        As of the date of this proxy statement, the members of the Special Committee have received fees in connection with the performance of their duties as members of the Special Committee in the aggregate amount of $177,000 as follows:

Director	Amount of Fees
Richard A. Mandell (chairman)	$74,000
Jacob Berman	$51,500
Joseph E. Porcelli	$51,500

        The fees above include a $4,000 monthly fee paid to each member of the Special Committee, and each member of the Special Committee will continue to receive this monthly fee until the closing of the merger.

Severance and Change of Control Plans

        On April 16, 2007, our board of directors adopted a Change in Control Protection Plan (our "2007 CIC Plan"), which permits us to provide specified retention and severance benefits (collectively, "Change in Control Benefits") to specified employees ("Participants") who may be adversely affected by a change in our corporate control. Employees are eligible to participate in our 2007 CIC Plan after they have been given a participation agreement signed by a duly authorized officer of SWRG. For purposes of our 2007 CIC Plan, the definition of Change in Control generally includes a merger that is approved by our board of directors, such as our proposed merger with Grill. Thus, Change in Control Benefits may be triggered in the event we consummate a merger or similar transaction that is approved by our board of directors.

        Retention Benefits.    Generally, a Participant will receive a retention benefit in the amount specified in his or her participation agreement if a Change in Control occurs and the Participant remains employed until the retention date specified in that Participant's participation agreement (the "Retention Date") or the Participant incurs a Covered Termination (as defined below).

        Severance Benefits.    Generally, a Participant will receive severance benefits in an amount specified in his or her participation agreement if he or she incurs a Covered Termination on or after a Change in Control. However, a Participant will not be entitled to severance benefits if he or she is offered employment with any entity or person that acquires SWRG (including Alan N. Stillman, SWRG's Chairman and Chief Executive Officer, or any entity he directly or indirectly controls) at a salary that is not 5% less than the Participant's salary prior to the Change in Control and that does not require the Participant to move from his or her current work location. As a condition for the payment of severance benefits, our 2007 CIC Plan requires that Participants:

  •
  agree not to accept employment from Alan N. Stillman or any entity that he directly or indirectly controls during the Severance Payment Period (as defined below);

  •
  execute a general release of claims in favor of SWRG and its affiliates, including non-disparagement and confidentiality agreements; and

  •
  agree to certain post-employment covenants.

        Definition of Covered Termination.    For the purposes of our 2007 CIC Plan, a Covered Termination means that, at any time on or after the later of a Change in Control or, if applicable, the Retention Date, either:

  •
  the Participant has resigned from SWRG for Good Reason (as defined in the 2007 CIC Plan), or

  •
  the Participant's employment with SWRG is involuntarily terminated by SWRG without Cause (as defined in the 2007 CIC Plan);

provided, however, the participant's employment with SWRG shall not be considered involuntarily terminated in connection with the liquidation, dissolution, merger, consolidation or reorganization of SWRG, or the transfer of all or substantially all of SWRG's assets if the successor to which all or substantially all of its assets have been transferred assumes the duties and obligations of SWRG under our 2007 CIC Plan.

        Timing of Payments.    If a Participant becomes entitled to retention benefits, SWRG will pay the retention benefits in a lump sum cash payment within 30 days following the later of the date of the Change in Control or, if applicable, the Retention Date.

        If a Participant becomes entitled to severance benefits, he or she will be paid over a period of six months in equal monthly installments (the "Severance Payment Period"). However, a Participant's severance benefits will cease if he or she accepts employment during the Severance Payment Period with Alan N. Stillman or any entity he directly or indirectly controls at a salary that is not less than 95% of such Participant's salary prior to the Change in Control.

        Excess Parachute Payments.    Unless otherwise provided in a participation agreement, no Change in Control Benefit that would otherwise constitute "excess parachute payments" within the meaning of Internal Revenue Code Section 280G, or cause any other amounts to be excess parachute payments, will be payable under our 2007 CIC Plan.

        Retention and Severance Benefits for SWRG's Executive Officers.    SWRG's board of directors has authorized retention and severance benefits for our executive officers in the following amounts to the extent such benefits are triggered under our 2007 CIC Plan:

Executive Officer	Amount of Retention Benefits	Amount of Severance Benefits
Alan N. Stillman Chairman of the Board, Chief Executive Officer	—	—
Eugene I. Zuriff President	$25,000	$190,000
Samuel Goldfinger Chief Financial Officer, Executive Vice President of Finance, Treasurer, Secretary	$150,000	$240,000
Kevin Dillon Vice President of Operations	$75,000	$100,000

Management Arrangements

        As of the date of this proxy statement, there is no present nor proposed management agreement, arrangement, understanding or relationship between Grill and any of the executive officers and directors of SWRG.

Indemnification and Insurance

        The merger agreement provides that the surviving corporation will continue our indemnification obligations with respect to our directors and officers and that Grill will provide, or cause the surviving corporation to provide, for a period of not less than six years after the consummation of the merger, our officers and directors with an insurance and indemnification policy that provides coverage for events occurring at or prior to the consummation of the merger that is no less favorable than SWRG's existing policy; provided, that Grill shall not be required in any one year to pay more than 200% of the existing annual premium.

Certain Effects of the Merger

        If the merger is completed, you will be entitled to receive $11.00 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock owned by you, unless you have exercised your statutory appraisal rights with respect to the merger.

        As of the record date, there were approximately 395,517 shares of Common Stock issuable pursuant to stock options granted under our equity incentive plans to our current executive officers and directors. Under the terms of the merger agreement, each outstanding option to purchase Common Stock, whether or not vested or exercisable at the effective time of the merger, will be cancelled immediately prior to the effective time in exchange for the right to receive, for each share of Common Stock issuable upon exercise of such option, cash in the amount equal to the excess, if any, of $11.00 over the exercise price per share of such option, multiplied by the number of shares of Common Stock for which such option is exercisable (whether vested or unvested) immediately prior to the effective time of the merger. The right of any holder of options to purchase Common Stock to receive consideration is subject to and will be reduced by the amount of any withholding required under applicable law.

        At the effective time of the merger, SWRG's 1996 Stock Option Plan, the New York Restaurant Group, Inc. 1997 Stock Option Plan and the Smith & Wollensky Restaurant Group, Inc. 2001 Stock Incentive Plan will terminate.

        Following the merger, SWRG will become a wholly owned subsidiary of Grill. Mr. Stillman and the other current stockholders of SWRG will have no interest in the net book value and net earnings of SWRG. The Stillman Group will, however, have a 100% interest in the net book value and net earnings of SWRG assets and liabilities to be transferred pursuant to the terms of the Stillman Agreement. The Stillman Group will have the right to all future earnings, growth or value of the assets transferred pursuant to the Stillman Agreement, and will be subject to the risk associated with any decrease in the value and earnings of those assets. In addition, the Stillman Group will be responsible for the liabilities being transferred pursuant to the Stillman Agreement. See "Interests of SWRG's Directors and Executive Officers in the Merger—Stillman Transaction." In connection with rendering its fairness opinion, TM Capital calculated a valuation range of $3.0 million to $4.4 million for the net assets and liabilities to be acquired in the Stillman Transaction, before any reductions for unquantifiable contingent liabilities that are being assumed by Alan N. Stillman. This valuation range is subject to the assumptions and qualifications described in TM Capital's fairness opinion attached as Exhibit B.

        In addition, it is expected that Mr. Stillman will create a limited liability company (the "Stillman LLC") to acquire the assets pursuant to the Stillman Agreement. It is currently expected that the Stillman LLC will be controlled by Alan N. Stillman and his son Michael Stillman, who is currently an employee of SWRG, with various other entities affiliated with Mr. Stillman also having equity interests in the Stillman LLC. In addition, Mr. Stillman has been in discussions with certain members of SWRG management with respect to their possible employment with Mr. Stillman subsequent to the consummation of the merger, and 10% of the Stillman LLC may be allocated to these persons. However, as of the date of this proxy statement, no agreement has been reached between Mr. Stillman and any executive officer of SWRG with respect to his employment with Mr. Stillman.

        Since Mr. Stillman is the purchaser of assets in the Stillman Transaction, there is no taxable event to him. The tax basis of the purchased assets will be based upon an allocation of the cash paid and liabilities assumed. Mr. Stillman and SWRG are required to agree upon the allocation of the purchase price. The transaction will result in a tax gain or loss being recognized by SWRG depending on this allocation. However, pursuant to the terms of the Stillman Agreement, Mr. Stillman has agreed to be responsible for any taxes recognized by SWRG. The amount of any gain or loss will not be determined until after all adjustments are made subsequent to the closing of the merger.

        SWRG will retain all tax credits and/or net operating loss carryforwards to the extent they are available following the merger. These tax credits and/or net operating loss carryforwards amounted to $4.7 million as of January 1, 2007, the most recent date for which this information is available.

        A primary benefit of the merger to SWRG's stockholders will be their right to receive a cash payment of $11.00, without interest and less any required withholding taxes, for each share of Common Stock held by them. Additionally, stockholders will avoid the risk of any possible decrease in the future earnings, growth or value of SWRG following the merger. The primary detriments of the merger to SWRG's stockholders include the lack of an interest of such stockholders in the potential future earnings or growth of SWRG. Additionally, the receipt of cash in exchange for shares of Common Stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.

        The Common Stock is currently registered under the Exchange Act and is quoted on the NASDAQ Global Market under the symbol "SWRG." If the merger is completed, the Common Stock will be delisted from the NASDAQ Global Market and will be deregistered under the Exchange Act.

Certain Effects if the Merger is Not Consummated

        The consummation of the merger is conditioned upon, among other things, the adoption of the merger agreement by our stockholders, regulatory approvals and other customary closing conditions. Therefore, the merger may not be completed or may not be completed in a timely manner. If the merger agreement is terminated, the market price of our Common Stock will likely decline. In addition, our stock price may decline as a result of the fact that we have incurred and will continue to incur significant expenses related to the merger prior to its closing that will not be recovered if the merger is not completed. If the merger agreement is terminated under certain circumstances, we may be obligated to pay Grill a termination fee of $3,900,000 and reimburse it for its expenses in connection with the merger, up to a maximum of $600,000. In addition, under certain circumstances, Grill has agreed to pay to SWRG, or to such persons designated by SWRG, a non-refundable termination fee of $4,500,000. We may also lose employees as a result of the pendency of the merger, whom we may not be able to rehire if the merger is terminated. As a consequence of the failure of the merger to be completed, as well as of some or all of the potential effects of the termination of the merger agreement, our business could be harmed.

Voting Agreement

        On February 26, 2007, in connection with the original merger agreement, Alan N. Stillman, Stillman's First, Inc., La Cite, Inc., White & Witkowksy, Inc., Thursdays Supper Pub, Inc., Alan N. Stillman Grantor Retained Annuity Trust and Donna Stillman Trust (collectively, the "Stockholders") entered into a voting agreement with Patina (the "Voting Agreement") pursuant to which the Stockholders agreed to vote all their shares of Common Stock in favor of the merger and against any action or agreement that would result in a breach by SWRG under the merger agreement or would impede or interfere with the merger. Pursuant to an assignment agreement, Grill assumed the rights and obligations of Patina and Merger Sub assumed the rights and obligations of First Merger Sub under the Voting Agreement, which assignments the Stockholders consented to by an agreement dated April 25, 2007. The Voting Agreement will terminate upon termination of the merger agreement in accordance with its terms.

        The Stockholders collectively own 1,558,706 shares or approximately 18% of the outstanding shares of Common Stock on June 5, 2007. In addition, Mr. Stillman may acquire an additional 155,667 shares of Common Stock that are subject to outstanding options as of June 5, 2007; however, as these options had not been exercised as of the record date, any shares issued upon a subsequent exercise will not be eligible to vote at the special meeting.

Amendment to License Agreement

        As a condition to entering into the merger agreement, Grill required that St. James agree to amend various provisions of the amended and restated sale and license agreement dated January 1, 2006 between St. James and SWRG. Mr. Stillman and an unrelated party are the general partners of St. James. In order to effectuate this amendment, the consent of both general partners was required. On May 6, 2007 Grill and St. James entered into a letter agreement (the "Letter Agreement"), pursuant to which the License Agreement will be amended effective on the closing of the merger to effectuate the following:

  •
  Grill has agreed to open at least two new Smith & Wollensky restaurants and to open or make advance payments of additional royalty payments for two additional such restaurants within six years;

  •
  St. James will eliminate the 1% royalty fee on all restaurant and non-restaurant sales at any steakhouse owned or operated by Grill or its affiliates if such restaurant does not use the Smith & Wollensky name, provided such royalty will continue to be payable unless Grill has fulfilled its build-out obligations;

  •
  St. James agreed to eliminate the posting by assignees of a letter of credit in connection with the assignment of the License Agreement;

  •
  if the management services agreement relating to Patina's management of the Smith & Wollensky restaurants located outside of the City of New York is terminated or if neither Patina nor Messrs. Valenti and Splichal are in charge of the management of such restaurants, provisions were added relating to a successor licensee; and

  •
  St. James agreed to other technical amendments.

        In the Letter Agreement, Grill represented and warranted, among other things, that:

  •
  Grill is beneficially owned by Messrs. Valenti and Splichal and Bunker Hill Capital;

  •
  Messrs. Valenti and Splichal serve as officers of Grill;

  •
  Mr. Valenti is the Manager and Mr. Splichal is a senior executive of Patina; and

  •
  at or prior to the closing of the merger, Patina will enter into a five year management services agreement with SWRG with respect to the restaurants owned by SWRG and located outside of the City of New York.

        Based on Patina's representations to St. James that Patina is a reputable restaurant operator that has managed high quality fine dining restaurants continuously for at least five years and that Patina is a nationally known reputable company active in the food service business, St. James acknowledged that the merger agreement is expressly permitted by the License Agreement. In addition, effective on the closing of the merger, the management agreement dated May 1, 2001 between St. James and SWRG relating to the management of the Smith & Wollensky restaurant in New York will be assigned to Mr. Stillman or an entity controlled by him.

Material United States Federal Income Tax Consequences

        The following discussion is a summary of the material U.S. federal income tax consequences of the merger to "U.S. Holders" (as defined below) of SWRG Common Stock whose shares are converted into the right to receive cash in the merger. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations promulgated thereunder, judicial authorities and administrative rulings, all as in effect as of the date of the proxy statement and all of which are subject to change, possibly with retroactive effect.

        For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of shares of our Common Stock that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate that is subject to U.S. federal income tax on its income regardless of its source.

        Holders of our Common Stock who are not U.S. Holders may be subject to different tax consequences than those described below and are urged to consult their tax advisors regarding their treatment under U.S. and non-U.S. tax laws.

        The following does not purport to consider all aspects of U.S. federal income taxation of the merger that might be relevant to U.S. Holders in light of their particular circumstances, or those U.S. Holders that may be subject to special rules (for example, dealers in securities or currencies, brokers, banks, financial institutions, insurance companies, mutual funds, tax-exempt organization, stockholders subject to the alternative minimum tax, partnerships (or other flow-through entities and their partners or members), persons whose functional currency is not the U.S. dollar, stockholders who hold our stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, stockholders that acquired our Common Stock pursuant to the exercise of an employee stock option or otherwise as compensation, stockholders who acquire assets pursuant to the Stillman Transaction, or U.S. Holders who exercise statutory appraisal rights), nor does it address the U.S. federal income tax consequences to U.S. Holders that do not hold our Common Stock as "capital assets" within the meaning of Section 1221 of the Code. In addition, the discussion does not address any aspect of foreign, state, local, estate, gift or other tax law that may be applicable to a U.S. Holder.

        The tax consequences to stockholders that hold our Common Stock through a partnership or other pass-through entity, generally, will depend on the status of the stockholder and the activities of the partnership. Partners in a partnership or other pass-through entity holding our Common Stock should consult their tax advisors.

        This summary of the material U.S. federal income tax consequences and any other discussion in this proxy of the tax consequences or tax risks with respect to the merger is for general information only and is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed on the person. Holders are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Exchange of Shares of Common Stock to the Merger Agreement

        The receipt of cash in exchange for shares of our Common Stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder whose shares of Common Stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the stockholder's adjusted tax basis in such shares. Such gain or loss will be long-term capital gain or loss provided that a stockholder's holding period for such shares is more than 12 months at the time of the consummation of the merger. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Backup Withholding and Information Reporting

        A stockholder may be subject to backup withholding at the applicable rate (currently 28%) on the cash payments to which such stockholder is entitled pursuant to the merger, unless the stockholder properly establishes an exemption or provides a taxpayer identification number and otherwise complies with the backup withholding rules. Each stockholder should complete and sign the Internal Revenue Service ("IRS") Form W-9 included as part of the letter of transmittal and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption applies and is established in a manner satisfactory to the paying agent. In addition, certain foreign persons such as certain nonresident aliens may establish an exemption from, or a reduced rate of, backup withholding by delivering the applicable IRS Form W-8 certifying such person's non-U.S. status. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowable as a refund or a credit against a stockholder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Regulatory Approvals

        Under the HSR Act and the rules promulgated thereunder by the FTC, the merger cannot be completed until SWRG and Grill file a notification and report form under the HSR Act and the applicable waiting period has expired or been terminated. SWRG and Grill filed notification and report forms under the HSR Act with the FTC and the Antitrust Division of the DOJ on May 16, 2007 and early termination was granted on May 25, 2007. At any time before or after consummation of the merger, notwithstanding the early termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of SWRG and Grill. At any time before or after the consummation of the merger, and notwithstanding the early termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of SWRG or Grill. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

        While there can be no assurance that the merger will not be challenged by a governmental authority or private party on antitrust grounds, SWRG, based on a review of information provided by Grill relating to the businesses in which it and its affiliates are engaged, believes that the merger can be effected in compliance with federal, state and foreign antitrust laws. The term "antitrust laws" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

Provisions for Unaffiliated Security Holders

        No provision has been made to grant SWRG's stockholders access to the corporate files of SWRG, any other party to the merger agreement or to obtain counsel or appraisal services at the expense of SWRG or any other such party.

Appraisal Rights

        Under the Delaware General Corporation Law, or the "DGCL," you have the right to demand appraisal in connection with the merger and to receive, in lieu of the merger consideration, payment in cash for the fair value of your Common Stock as determined by the Delaware Court of Chancery. SWRG's stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. SWRG will require strict compliance with the statutory procedures.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to demand and perfect appraisal rights and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement.

        Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the special meeting to vote on the adoption of the merger agreement. A copy of Section 262 must be included with such notice. This proxy statement constitutes SWRG's notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

        If you elect to demand appraisal of your shares, you must satisfy both of the following conditions:

  •
  You must deliver to SWRG a written demand for appraisal of your shares before the vote with respect to the merger agreement is taken at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

  •
  You must not vote in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

        If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of Common Stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of Common Stock. A proxy card which is signed and does not contain voting instructions will, unless revoked, be voted "FOR" the adoption of the merger agreement and will constitute a waiver of your right of appraisal and will nullify any previous written demand for appraisal.

        All demands for appraisal should be in writing and sent to the executive offices of SWRG located at 880 Third Avenue, New York, NY 10022, Attention: Samuel Goldfinger, before the vote on the merger agreement is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares in respect of which appraisal is being demanded. The demand must reasonably inform SWRG of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

        To be effective, a demand for appraisal by a holder of Common Stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder's name appears on his or her stock certificate(s). The demand should specify the holder's name and mailing address and the number of shares registered in the holder's name and must state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to SWRG. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

        If you hold your shares of Common Stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        Within ten days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each SWRG stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for such stockholder's shares of Common Stock. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation and has no present intention to file such a petition in the event there are dissenting stockholders. Accordingly, it is the obligation of SWRG's stockholders to initiate all necessary action to perfect their appraisal rights in respect of shares of Common Stock within the time prescribed in Section 262. The failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previously written demand for appraisal.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of Common Stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

        In determining fair value and, if applicable, a fair rate of interest, the Chancery Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive under the terms of the merger agreement.

        Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of such stockholder's demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its Common Stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation. Once a petition for appraisal has been filed, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the Chancery Court.

        Failure to comply with all of the procedures set forth in Section 262 will result in the loss of a stockholder's statutory appraisal rights. In view of the complexity of Section 262, SWRG's stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement, and the documents to which we refer you in this proxy statement, include "forward-looking statements" that reflect our current views as to our financial condition, results of operations, plans, objectives, future performance, business, and the expected completion and timing of the merger and other information relating to the merger. These statements can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements by words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "may," "strategy," "will" and "continue" or similar words. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. These forward-looking statements are not protected by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

  •
  the outcome of any legal proceedings that may be instituted against SWRG and others relating to the merger agreement;

  •
  the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummate the merger;

  •
  the failure of the merger to close for any other reason;

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  the risk that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed merger;

  •
  the effect of the announcement of the merger on our customer relationships, operating results and business generally;

  •
  the amount of the costs, fees, expenses and charges related to the merger; and

  •
  other risks detailed in our current filings with the SEC, including our most recent filing on Form 10-K. See "Where You Can Find More Information" on page 82.

        The foregoing list and the risks reflected in our documents incorporated by reference in this proxy statement should not be construed to be exhaustive. We believe the forward-looking statements in this proxy statement are reasonable; however, there is no assurance that the actions, events or results of the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations or financial condition or on the merger. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date of this proxy statement. We cannot guarantee any future results, levels of activity, performance or achievements.

THE MERGER AGREEMENT

        The following is a summary of the material provisions of the merger agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the merger agreement, which is incorporated by reference in its entirety and attached to this proxy statement as Annex A. SWRG urges all stockholders to read the merger agreement in its entirety.

        The merger agreement contains representations and warranties that the parties have made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, while you may rely on our disclosure, you should not rely on the representations and warranties as statements of factual information.

The Merger

        The merger agreement provides that Merger Sub will merge with and into SWRG. Upon completion of the merger, SWRG will continue as the surviving corporation and will be a wholly owned subsidiary of Grill. The separate corporate existence of Merger Sub will terminate as of the effective time of the merger. The surviving corporation will be a privately held corporation and our current stockholders will cease to have any ownership interest in the surviving corporation or rights as our stockholders.

        The closing of the merger will occur no later than the second business day after the conditions to the merger set forth in the merger agreement have been satisfied or waived, unless another date is agreed in writing by the parties. The merger will become effective upon the filing of a certificate of merger with, and the acceptance for record of such certificate of merger by, the Secretary of State of the State of Delaware (or at such later time as SWRG and Grill may agree upon and specify in the certificate).

        At the effective time of the merger, the certificate of incorporation and bylaws of the surviving corporation will be in the form of Merger Sub's certificate of incorporation and bylaws immediately prior to the effective time, and the officers and directors of the surviving corporation will be the officers and directors of Merger Sub immediately prior to the effective time.

Merger Consideration

        At the effective time of the merger, each share of Common Stock outstanding immediately before the effective time of the merger will be cancelled and converted automatically into the right to receive from the surviving corporation $11.00 in cash, without interest and less any required withholding taxes, except for:

  •
  treasury shares of Common Stock, all of which will be canceled without consideration delivered in exchange thereof; and

  •
  shares of Common Stock held by stockholders who validly exercise and perfect appraisal rights, which will be converted into the right to receive such consideration as may be determined to be due in accordance with Delaware law, with respect to such shares.

Treatment of Stock Options

        Each outstanding option to purchase Common Stock, whether or not vested or exercisable at the effective time of the merger, will be cancelled immediately prior to the effective time in exchange for the right to receive, for each share of Common Stock issuable upon exercise of such option, cash in the amount equal to the excess, if any, of $11.00 over the exercise price per share of such option, multiplied by the number of shares of Common Stock for which such option is exercisable (whether vested or unvested) immediately prior to the effective time of the merger. The right of any holder of options to purchase Common Stock to receive consideration is subject to and will be reduced by the amount of any withholding required under applicable law.

Exchange and Payment for Shares

        On or prior to the closing date of the merger, Grill will deposit cash in an amount sufficient to pay the merger consideration and the amount required by the merger agreement to be so deposited with respect to stock options with a bank or trust company (the "payment agent") reasonably acceptable to Grill. As soon as reasonably practicable after the effective time of the merger and in any event not later than the fifth business day after the effective time, the payment agent will mail a letter of transmittal and instructions to you and the other holders of our Common Stock and stock options. The letter of transmittal and instructions will tell you how to surrender your Common Stock certificates and/or stock option agreements in exchange for the merger consideration.

        You should not return your stock certificates or stock option agreements with the enclosed proxy card, and you should not forward your stock certificates or stock option agreements to the payment agent without a letter of transmittal.

        A stockholder or holder of stock options will not be entitled to receive the merger consideration until such stockholder or holder of stock options surrenders its Common Stock certificates or stock option agreements to the payment agent, together with a duly executed letter of transmittal. No interest will be paid or will accrue on the cash payable upon surrender of the certificates or stock option agreements.

        At the effective time of the merger, SWRG's stock transfer books will be closed, and there will be no further registration of transfers of outstanding shares of Common Stock. If, after the effective time of the merger, certificates are presented to the surviving corporation or the payment agent for transfer or any other reason, they will be canceled and exchanged for the merger consideration.

        Neither Grill nor the surviving corporation will be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. All funds held by the payment agent for payment to the holders of unsurrendered certificates that are unclaimed one year after the effective time of the merger will be delivered to Grill upon demand. Thereafter, any holder of unsurrendered certificates or stock option agreements may look only to Grill or the surviving corporation for, and the surviving corporation will remain liable for, the payment of the funds, without interest, subject to any applicable laws.

        If a stockholder or option holder has lost a certificate or stock option agreement, or if it has been stolen or destroyed, before the stockholder or option holder will be entitled to receive the merger consideration, it will have to comply with the replacement requirements established by Grill or the payment agent, including, if necessary, providing an appropriate affidavit and the posting of a bond reasonably satisfactory to Grill.

        The payment agent or Grill will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from the merger consideration. Any sum which is withheld and paid to a taxing authority by the payment agent or Grill will be deemed to have been paid to the person with regard to whom it is withheld.

Representations and Warranties

        We make various representations and warranties to Grill and Merger Sub in the merger agreement with respect to SWRG and its subsidiaries. These include representations and warranties regarding:

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  the due organization, valid existence, good standing and qualification to do business of SWRG and its subsidiaries;

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  the certificate of incorporation and bylaws, or equivalent organizational documents, of SWRG and its subsidiaries;

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  the capital structure of SWRG and its subsidiaries;

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  our SEC filings since January 1, 2004;

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  our compliance with the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of the NASDAQ Stock Market;

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  the absence of certain changes or events since October 2, 2006;

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  our internal controls and procedures;

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  the absence of undisclosed liabilities;

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  the title to our material assets;

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  matters concerning our owned and leased real property;

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  the adequacy of our material equipment and other tangible assets;

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  intellectual property matters;

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  material contracts to which we are a party;

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  our compliance with laws since January 1, 2003;

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  our possession of permits and liquor licenses;

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  tax matters;

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  employment and labor matters, including matters relating to employee benefit plans;

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  environmental matters;

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  insurance matters;

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  the absence of litigation;

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  the corporate power and authority of SWRG to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

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  the approval and recommendation by the Special Committee and by the board of directors of the merger agreement, the merger and the other transactions contemplated by the merger agreement;

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  the required vote of our stockholders in connection with the adoption of the merger agreement;

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  the absence of violations of or conflicts with governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

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  the absence of certain required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

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  the absence of undisclosed broker's or finder's fees;

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  the accuracy of information supplied for inclusion or incorporation by reference in this proxy statement and the related Schedule 13E-3;

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  the receipt by the Special Committee of fairness opinions from TM Capital;

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  the inapplicability of anti-takeover statutes to the merger;

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  affiliate transactions; and

  •
  outstanding indebtedness.

        Certain of the representations and warranties referred to above will not be deemed to be breached unless the breach of the representation or warranty would have, individually or taken together with any other breaches, a material adverse effect on SWRG and its subsidiaries, taken as a whole. See "Material Adverse Effect" below for a definition of material adverse effect as used in the merger agreement with respect to SWRG.

        Grill and Merger Sub make various representations and warranties to SWRG in the merger agreement with respect to Grill and Merger Sub. These include representations and warranties regarding:

  •
  the due organization, valid existence, good standing and qualification to do business of Grill and Merger Sub;

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  the corporate power and authority of Grill and Merger Sub to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement;

  •
  the absence of litigation;

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  the purpose of and absence of liabilities with respect to Merger Sub;

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  the absence of any required vote by the members of Grill in connection with adoption of the merger agreement;

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  their debt and equity financing commitments being in full force and effect and the sufficiency of funds necessary for them to consummate the merger;

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  the limited guarantees of Messrs. Valenti, Splichal and Stillman and Bunker Hill being in full force and effect and the valid and binding obligations of such parties;

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  the solvency of the surviving corporation as a result of the transactions contemplated by the merger, including the debt financing in connection with such transactions;

  •
  the disclosure of all agreements and understandings between Grill or Merger Sub or any of their respective affiliates, on the one hand, and Mr. Stillman or any of his affiliates or any other executive officer of SWRG, on the other hand;

  •
  receipt by Grill of access to the books and records of SWRG and the opportunity to investigate the business of SWRG;

  •
  the absence of violations of or conflicts with Grill's or Merger Sub's organizational documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

  •
  lack of knowledge of any inaccuracies in the representations and warranties of SWRG;

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  the accuracy of information supplied for inclusion or incorporation by reference in this proxy statement and the related Schedule 13E-3;

  •
  the absence of any broker's or finder's fees; and

  •
  the lack of beneficial ownership by Grill or any of its subsidiaries of any shares of Common Stock;

        The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.

Conduct of Our Business Pending the Merger

        From the date of the merger agreement to the effective time of the merger, and unless otherwise provided in the merger agreement or consented to in writing by Grill, SWRG and its subsidiaries will use commercially reasonable best efforts to: (i) carry on their respective businesses in the ordinary course of business consistent with past practice; (ii) preserve substantially intact their business organizations; and (iii) preserve their material relationships with suppliers, distributors, licensors, licensees, landlords, employees, franchisees and others having business relations with them.

        From the date of the merger agreement to the effective time of the merger, SWRG has agreed, with limited exceptions, that neither it nor any of its subsidiaries will do any of the following, except as expressly contemplated by the merger agreement or otherwise consented to in writing by Grill:

  •
  amend its certificate of incorporation, bylaws or any other organizational documents;

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  issue, deliver, grant, sell, pledge, dispose of or encumber any of its capital stock or securities convertible into or exchangeable for capital stock, or any rights, warrants or options; provided that SWRG can issue shares of Common Stock in connection with the exercise of outstanding stock options;

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  split, combine, reclassify, subdivide or effect any similar transaction with respect to, or redeem, or purchase or otherwise acquire any of its outstanding capital stock or equity interest;

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  except as expressly allowed by the merger agreement, amend or change any period of exercisability or vesting of options or other rights granted under any option plan or authorize cash payments in exchange for any options, warrants or other rights granted under any such plan or otherwise;

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  incur any indebtedness for borrowed money, or guarantee any such indebtedness, or issue or sell any debt securities or guarantee any debt securities of others;

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  enter into any franchise agreements, subfranchise agreements, management agreements or submanagement agreements;

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  enter into any leases for real property or personal property;

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  make any capital expenditures, capital additions or capital improvements, other than in accordance with SWRG's business plan for the 2007 calendar year;

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  materially reduce the amount of any insurance coverage provided by existing insurance policies;

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  terminate, modify, amend or otherwise change any of the terms of any material contract, or waive any material right of SWRG or any subsidiary under any material contract, in each case in a manner that is materially adverse to SWRG or any of its subsidiaries;

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  increase the compensation payable or to become payable to, or except as required to comply with applicable law, adopt, enter into, terminate, amend or increase the amount or accelerate the payment or vesting of any benefit, award or amount payable under any option plan or other plan or other arrangement for the current or future benefit or welfare of, any director, officer or employee, except for increases in the ordinary and usual course of business and consistent with past practice in salaries or wages of employees who are not directors or officers of SWRG or any of its subsidiaries;

  •
  grant or pay any severance or termination pay or benefits to any director, officer or employee of SWRG, except for payments and benefits made pursuant to agreements existing as of the date of the merger agreement and disclosed or otherwise in the ordinary and usual course of business and consistent with past practice;

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  acquire or agree to acquire by merging with, or by purchasing a substantial portion of the capital stock of, equity interest in, or assets of, any business or entity (or by any other manner);

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  unless otherwise required by law, make or change any material election in respect of taxes, change any material accounting method in respect of taxes, file any amendment to a tax return, settle any claim or assessment in respect of taxes greater than $10,000, or consent to any extension or waiver of the limitation period applicable in respect of any material taxes;

  •
  sell, transfer, lease, convey, assign, license or otherwise encumber, or subject to any lien, or otherwise dispose of any material asset or property used in the operation or conduct of SWRG's or any of its subsidiaries' business, except in the ordinary and usual course of business and consistent with past practice;

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  prepay any liabilities or obligations, other than in the ordinary and usual course of business and consistent with past practice;

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  authorize, declare, set aside or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of SWRG's capital stock or its subsidiaries' capital stock or equity interest;

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  waive, release or cancel any material claims against any third parties, other than in the ordinary and usual course of business and consistent with past practice;

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  make any loans, advances or capital contributions to, or any investments in, any other person;

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  fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder or under, and in compliance with, the rules and regulations of the NASDAQ Stock Market;

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  fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed;

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  revalue any of its assets or make any change in accounting methods, principles or practices, except as required by changes in GAAP or by Regulation S-X under the Exchange Act;

  •
  fail to (i) timely prepare and file all income, franchise, gross receipt, sales, property and employment tax returns required by applicable law to be filed on or before the closing date (taking into account any extensions permitted by applicable law) and (ii) pay or cause to be paid all taxes shown on such tax returns;

  •
  until the closing date, fail to accrue consistent with past practice and in accordance with GAAP by specific provision on their financial statements all material taxes for periods ending on or before the dates of such financial statements to the extent such taxes are not yet due; or

  •
  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of SWRG or any of its subsidiaries (other than the transactions contemplated by the merger agreement).

        We have also agreed that during the time prior to the effective time of the merger, we will report on a regular basis to Grill regarding operational matters and general status of ongoing operations of SWRG and its subsidiaries.

Stockholders Meeting

        The merger agreement requires us to duly call, give notice of and hold a meeting of our stockholders to adopt the merger agreement as promptly as reasonably practicable after the mailing of this proxy statement. Unless the merger agreement is validly terminated pursuant to its terms (which we discuss below), we have agreed to call the meeting of our stockholders regarding the adoption of the merger agreement regardless of whether the Special Committee or board of directors of SWRG has approved or recommended a superior proposal or has withdrawn, modified or amended its recommendation for the merger agreement. Subject to limited circumstances contemplated by the merger agreement (which we discuss below), our board of directors is required to recommend that our stockholders vote in favor of adoption of the merger agreement.

No Solicitation of Takeover Proposals

        Except as described below, we have agreed that during the period prior to closing, we and our subsidiaries will not, and we will not authorize or instruct our or our subsidiaries' respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives to, directly or indirectly:

  •
  solicit or initiate the submission of any takeover proposal (which we define below) by any person (other than Grill or its affiliates or representatives); or

  •
  participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to any takeover proposal by any person (other than Grill or its affiliates or representatives).

        For purposes of the merger agreement, the term "takeover proposal" means:

  •
  any proposal or offer for any acquisition of assets of SWRG and its subsidiaries having a fair market value in excess of 50% of the fair market value of all the assets of SWRG and its subsidiaries immediately prior to such acquisition; or

  •
  any tender offer or exchange offer or any merger, consolidation, or business combination of SWRG with any unaffiliated third party that if consummated would result in any person beneficially owning 50% or more of the total voting securities of SWRG.

        Notwithstanding the foregoing limitations on SWRG and its subsidiaries regarding takeover proposals, at any time prior to the required stockholder vote, if the Special Committee or the board of directors of SWRG determines in good faith, after consultation with outside counsel and its financial advisor, that failure to take such action regarding a bona fide, written takeover proposal would be inconsistent with its fiduciary duties to SWRG's stockholders, the Special Committee or board of directors of SWRG may:

  •
  furnish non-public information with respect to SWRG and its subsidiaries to any person pursuant to a confidentiality and standstill agreement; and

  •
  participate in discussions and negotiations regarding such takeover proposal.

        Additionally, except as described below, we have agreed that neither the Special Committee nor the board of directors of SWRG will:

  •
  withdraw, modify, or propose to withdraw or modify its recommendation or approval of the merger agreement or the merger;

  •
  approve or recommend any takeover proposal; or

  •
  cause SWRG to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any takeover proposal.

        Notwithstanding the foregoing limitations, to the extent it determines in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with its fiduciary duties to SWRG's stockholders, the Special Committee or board of directors of SWRG may:

  •
  withdraw or modify its recommendation or approval of the merger agreement or the merger; and/or

  •
  approve or recommend any superior proposal (which we define below).

        For purposes of the merger agreement, the term "superior proposal" means any bona fide takeover proposal, on its most recently amended or modified terms, which the Special Committee determines in good faith, taking into account the transaction in its entirety and having considered the advice of its financial advisors and outside counsel:

  •
  would, if consummated, result in a transaction that is more favorable to SWRG's stockholders than the transactions contemplated by the merger agreement; and

  •
  is reasonably capable of being completed.

        In addition to the obligations set forth above regarding takeover proposals, we have agreed to promptly advise Grill orally and in writing of (i) any request to SWRG for non-public information regarding any takeover proposal, (ii) any takeover proposal submitted to SWRG or (iii) any inquiry directed to SWRG with respect to a takeover proposal. Such notice must include the material terms and conditions of such request, takeover proposal or inquiry, and the identity of the person making such request, takeover proposal or inquiry.

Additional Covenants of the Parties

        The merger agreement contains a number of mutual covenants of SWRG and Grill, including covenants relating to:

  •
  taking actions required under the Exchange Act and any other federal or state securities or "blue sky" laws in connection with the merger;

  •
  preparing and filing this proxy statement and responding to and resolving any comments of the SEC to this proxy statement;

  •
  obtaining governmental approval relating to regulatory matters and using reasonable best efforts to take all actions and to assist each other and cooperate in doing all things necessary, proper or advisable to make effective as promptly as practicable the merger and the other transactions contemplated by the merger agreement, including obtaining all necessary actions or nonactions, waivers, consents, approvals or authorizations from governmental authorities;

  •
  contesting, resisting or resolving any proceeding by or before any governmental authority with respect to the merger or any of the other transactions contemplated by the merger agreement;

  •
  cooperating with respect to public announcements concerning the transactions contemplated by the merger agreement;

  •
  giving notice to each other of the occurrence or failure to occur of any event that causes any material covenant, condition or agreement to be complied with or satisfied under the merger agreement; and

  •
  using reasonable efforts to take all appropriate action to do all things necessary, proper and advisable under applicable laws or otherwise to consummate and make effective the merger and the transactions contemplated by the merger agreement.

        The merger agreement also contains covenants requiring SWRG to:

  •
  provide Grill, upon reasonable advance notice to SWRG, with reasonable access during normal business hours to SWRG's and its subsidiaries' books and records, facilities, properties, contracts, documents and insurance policies, and, upon the approval of SWRG's chief executive officer or chief financial officer, contact with any employee of SWRG or a subsidiary of SWRG.

  •
  notify Grill of the receipt of comments of the SEC and of any request from the SEC for amendments or supplements to this proxy statement or for additional information, and supply Grill with copies of all correspondence between SWRG and the SEC with respect to this proxy statement or the merger;

  •
  give notice to Grill of the occurrence or failure to occur of any event that causes any representation or warranty of SWRG contained in the merger agreement to be untrue or inaccurate in any material respect;

  •
  use commercially reasonable efforts to give notice to Grill of any event or state of facts before the closing of the merger that has or is reasonably likely to have a material adverse effect;

  •
  not earlier than ten and not less than two days before the date scheduled for the closing of the merger, correct and supplement any information furnished in the disclosure schedules provided by SWRG that are incorrect or incomplete;

  •
  reasonably cooperate with Grill and Merger Sub in reporting to all applicable governmental authorities SWRG's contemplated new ownership structure prior to the closing of the merger and reasonably cooperate in the resolution of the administrative actions (if any) brought before such governmental authorities prior to the closing of the merger; and

  •
  provide Grill and Merger Sub all cooperation reasonably requested by it that is necessary, proper or advisable in connection with obtaining the necessary financing, including: participating in meetings, presentations, road shows, due diligence sessions and sessions with rating agencies; assisting with the preparation of materials for rating agency presentations, bank information memoranda, business projections and similar documents reasonably necessary, proper or advisable in connection with the necessary financing; furnishing Grill and Merger Sub with financial and other pertinent information regarding SWRG and our subsidiaries as may be reasonably required by potential lenders; taking all actions reasonably necessary to permit the lenders to evaluate SWRG's current assets, cash management and accounting systems, policies and procedures; and taking all action corporate actions reasonably necessary to permit the consummation of any debt financing permitted under the merger agreement and to permit the proceeds thereof, together with SWRG's cash, to be made available to SWRG to consummate the merger.

        The merger agreement also contains covenants requiring Grill to:

  •
  assume and honor all severance and change of control plans of SWRG and its subsidiaries and credit each employee of SWRG or any subsidiary of SWRG with his or her years of service before the effective time of the merger to the same extent as such employee was entitled to credit for such service under any similar plan of SWRG or its subsidiaries;

  •
  render all employees of SWRG or any subsidiary of SWRG eligible to participate in SWRG's or any subsidiary's employee benefit plans eligible to participate, without any waiting time, in any and all employee benefit plans of Grill (other than any stock option plan), and cause all pre-existing condition exclusions and actively-at-work requirements of Grill's employee benefit plans to be waived for such employee and his or her covered dependents;

  •
  cause any eligible expenses incurred by an employee and his or her covered dependents during the portion of the plan year of SWRG's employee benefit plans ending on the date of the commencement of such employee's participation in the corresponding Grill employee benefit plan to be taken into account for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year;

  •
  cause the surviving corporation and its subsidiaries to fulfill and honor the indemnification provisions under the certificate of incorporation and bylaws, or equivalent documents, of SWRG and each subsidiary of SWRG as in effect on the date of the merger agreement and the indemnification agreements entered into by SWRG or any subsidiary of SWRG with any current or former member of the board of directors, officer or agent of SWRG in effect prior to the date of the merger agreement;

  •
  for a period of six years after the effective time of the merger, cause the surviving corporation to indemnify and hold harmless all current and former directors and officers of SWRG and the subsidiaries of SWRG;

  •
  for a period of six years after the effective time of the merger, cause to be maintained in effect the current level and scope of directors' and officers' liability insurance coverage, on terms no less favorable than that provided under the directors' and officers' liability insurance policy of SWRG and its subsidiaries in effect on the date of the merger agreement; and

  •
  use commercially reasonable efforts to take, or cause Merger Sub to take, all actions and do all things reasonably necessary, proper or advisable to arrange as soon as practicable, and to consummate concurrently with the closing of the merger, its debt and equity financing, including:

  •
  using commercially reasonable efforts to maintain in effect its equity and debt financing commitments;

  •
  satisfying on a timely basis all conditions applicable to Grill and Merger Sub (to the extent within their control) as set forth in the financing commitments; and

  •
  entering into definitive agreements with respect to the necessary financing on terms acceptable to Grill that would not adversely impact in any material respect the ability of Grill or Merger Sub to consummate the transactions contemplated by the merger agreement.

        If any portion of the necessary financing becomes unavailable on the terms and conditions contemplated in the financing commitments, Grill is required to use commercially reasonable efforts to arrange to obtain alternative financing from alternative sources on terms not materially less beneficial to Grill and Merger Sub in an amount sufficient to consummate the transactions contemplated by the merger agreement. In addition, Grill must keep SWRG reasonably apprised of material developments related to the financings, and must provide a copy of each material financing document to SWRG promptly after it is executed and delivered by the parties thereto.

Conditions to the Merger

        The obligations of Grill and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following conditions:

  •
  Representations and Warranties. Our representations and warranties must be true and correct (disregarding all materiality or material adverse effect qualifications) as of the date of the merger agreement, except where the failure of such representations or warranties to be true and correct would not, individually or in the aggregate, have a material adverse effect as of the closing date of the merger.

  •
  Performance of Covenants. We must have performed and complied with, in all material respects, our covenants under the merger agreement required to be performed on or prior to the closing date, except where the failure to perform or comply with such covenants would not cause the loss of a material benefit that would otherwise have accrued to Grill.

  •
  Certificate of Officer. We must have delivered to Grill and Merger Sub a certificate, dated the effective time of the merger and signed by our president or chief financial officer, with respect to the satisfaction of the conditions relating to our representations, warranties and covenants.

  •
  Stockholder Approval. The merger agreement must have been adopted at a special meeting of stockholders by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote (the "required stockholder vote").

  •
  Dissenting Shares. The total number of shares as to which appraisal rights have been exercised, or notice of intent to exercise appraisal rights has been provided, must not have exceeded 15% of the issued and outstanding shares of Common Stock.

  •
  HSR Clearance. The applicable waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended (the "HSR Act") must have expired or been terminated.

  •
  No Restraints. No law or order is in effect which would make the merger illegal or otherwise prohibit the consummation of the merger, except where the contravention of such law or order is not reasonably likely to result in material harm to the combined business of Grill, the surviving corporation and Grill's other subsidiaries taken as a whole.

  •
  Consents and Approvals. We and our subsidiaries must have obtained certain consents and approvals in connection with the merger.

  •
  Resignations. Grill must have received the written resignations of all members of our and our subsidiaries' boards of directors.

  •
  No Material Adverse Effect. Since the date of the merger agreement, there must not have occurred any event or series of events that, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect.

        The obligations of SWRG to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  Representations and Warranties. The representations and warranties of Grill and Merger Sub must be true and correct (disregarding all materiality or material adverse effect qualifications) as of the date of the merger agreement, except where the failure of such representations or warranties to be true and correct would not, individually or in the aggregate, have a material adverse effect on the ability of Grill and Merger Sub to consummate the merger.

  •
  Performance of Covenants. Grill and Merger Sub shall have performed and complied with, in all material respects, their covenants under the merger agreement required to be performed on or prior to the closing date, except where the failure to perform or comply with such covenants would not cause the loss of a material benefit that would otherwise have accrued to SWRG's stockholders from the merger.

  •
  Certificate of Officer. Grill and Merger Sub each must have delivered to us a certificate, dated the effective time of the merger and signed by the chief executive officer or chief financial officer of each of Grill and Merger Sub, with respect to the satisfaction of the conditions relating to their respective representations, warranties and covenants.

  •
  Stockholder Approval. The merger agreement must have been adopted at a special meeting of stockholders by the required stockholder vote and by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or voting at the special meeting (not including any shares of Common Stock beneficially owned by Mr. Alan N. Stillman).

  •
  HSR Clearance. The applicable waiting period under the HSR Act must have expired or been terminated.

  •
  No Restraints. No law or order is in effect which would make the merger illegal or otherwise prohibit the consummation of the merger.

Termination

        The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after stockholder approval has been obtained, as follows:

  •
  (a) by the mutual written consent of SWRG and Grill;

  •
  (b) by either SWRG or Grill if the effective time of the merger has not occurred on or prior to October 16, 2007; provided this right to terminate is not available to a party if the failure to consummate the merger is substantially attributable to a failure on the part of such party to comply with or perform any covenant, agreement or obligation under the merger agreement required to be complied with or performed by such party prior to the effective time of the merger;

  •
  (c) by either SWRG or Grill if an order or ruling is enacted or issued that prohibits the consummation of the merger; provided that this right to terminate is not available to a party that did not use commercially reasonable efforts to have such order vacated prior to its becoming final and nonappealable;

  •
  (d) by either SWRG or Grill if, at the stockholders meeting at which a vote on the merger agreement is taken, the required stockholder vote in favor of the adoption of the merger agreement is not obtained; provided that this right to terminate will not be available to any party whose breach of a representation or warranty or failure to fulfill any obligation under the merger agreement caused the failure to obtain the required stockholder vote;

  •
  (e) by Grill if there has been a breach by SWRG of any representation, warranty, covenant or agreement in the merger agreement, such that the closing conditions would not be satisfied and which has not been cured (if curable) within 15 days following receipt by SWRG of written notice of such breach from Grill;

  •
  (f) by Grill, if the Special Committee or board of directors of SWRG has (i) withdrawn or modified in a manner adverse to Grill its approval of the merger agreement or the merger or (ii) recommended or approved a superior proposal;

  •
  (g) by SWRG if there has been a breach by Grill or Merger Sub of any representation, warranty, covenant or agreement in the merger agreement, such that the closing conditions would not be satisfied and which has not been cured (if curable) within 15 days following receipt by Grill of written notice of such breach from SWRG; or

  •
  (h) by SWRG, by action of the Special Committee or board of directors of SWRG, if SWRG has provided written notice to Grill that SWRG intends to enter into a binding agreement for a superior proposal (with such termination becoming effective upon SWRG entering into such binding written agreement); provided that:

  •
  SWRG has complied with the non-solicitation requirements of the merger agreement (as described above under "No Solicitation of Takeover Proposals");

    •
    SWRG attaches the most current version of such superior proposal to the written notice to Grill;

    •
    the Special Committee or board of directors of SWRG determines in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with its fiduciary duties to SWRG's common stockholders;

    •
    during the three business-day period following Grill's receipt of such notice: (i) SWRG has offered to negotiate in good faith with Grill to modify the terms and conditions of the merger agreement, and (ii) the board of directors of SWRG has determined in good faith, at the end of such three business-day period, after considering the results of the negotiations with Grill, that the superior proposal continues to be a superior proposal; and

    •
    SWRG pays the termination fee (discussed below) concurrently with entering into such binding written agreement; or

  •
  (i) by SWRG, if all conditions to the merger are satisfied or waived and Grill and Merger Sub fail to effect the merger within five business days after all such conditions have been satisfied or waived.

Termination Fees and Expenses

        Subject to certain exceptions, each party is to pay all fees and expenses incurred by it in connection with the merger agreement and the merger. We have agreed to pay all costs for the printing and mailing of this proxy statement and the solicitation of stockholder approval in connection with the merger. Grill and SWRG will each pay one-half of the filing fees in connection with the filings pursuant to the HSR Act.

        Under certain circumstances (discussed below), SWRG has agreed to pay to Grill, or to such persons designated by Grill, a non-refundable termination fee of $3,900,000 (the "SWRG termination fee"), and/or to reimburse Grill up to a maximum of $600,000 for all reasonable out-of-pocket fees and expenses incurred in connection with the merger agreement ("expenses"). In addition, under certain circumstances (discussed below), Grill has agreed to pay to SWRG, or to such persons designated by SWRG, a non-refundable termination fee of $4,500,000 (the "Grill Termination Fee").

        SWRG must reimburse Grill for its expenses (without payment of SWRG termination fee) if the merger agreement is terminated by either Grill or SWRG pursuant to paragraph (d) under "Termination" described above. Additionally, SWRG has agreed to pay Grill the SWRG termination fee and to reimburse Grill for its expenses if:

  •
  the merger agreement is terminated by Grill pursuant to paragraph (f) under "Termination" described above;

  •
  the merger agreement is terminated pursuant to paragraph (h) under "Termination" described above; or

  •
  (i) the merger agreement is terminated pursuant to paragraphs (b), (d) or (e) under "Termination" described above; (ii) after the date of the merger agreement and prior to such termination, a bona fide, written takeover proposal has been publicly announced and not withdrawn; and (iii) within 12 months after such termination, SWRG consummates any takeover proposal (which need not be the same takeover proposal that was made and publicly disclosed prior to the termination), or enters into a written agreement with respect to such takeover proposal that is ultimately consummated.

        Grill has agreed to pay to SWRG the Grill Termination Fee if:

  •
  the merger agreement is terminated by SWRG pursuant to paragraph (g) under "Termination" described above; or

  •
  the merger agreement is terminated by SWRG pursuant to paragraph (i) under "Termination" described above.

        Grill's obligation to pay the Grill Termination Fee to SWRG is guaranteed collectively by Messrs. Valenti, Splichal and Stillman and by Bunker Hill. In the event that Grill pays to SWRG the Grill Termination Fee in accordance with the merger agreement, neither Grill nor Merger Sub will have any further liability under or in connection with the merger agreement or the transactions contemplated thereby.

Amendment and Waiver

        At any time prior to the effective time, the merger agreement may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by SWRG (acting through the Special Committee, if then in existence), Grill and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective. However, after the merger agreement is adopted by SWRG's stockholders, no amendment or waiver shall be made in any manner that by law requires further approval by the stockholders of SWRG without first obtaining such further stockholder approval.

Material Adverse Effect

        As used in the merger agreement, a "material adverse effect" with respect to SWRG means any change, event or effect that, when taken together with all other adverse changes, events or effects, is or is reasonably likely to materially adversely affect the assets and liabilities, financial condition or existing business of SWRG and its subsidiaries, taken as a whole; provided, however, that none of the following constitutes a material adverse effect:

  •
  any adverse effect resulting from changes in U.S. economic conditions or general changes in the restaurant industry in which SWRG and its subsidiaries operate, unless such change would reasonably be expected to have a materially disproportionate impact on the assets and liabilities, financial condition or existing business of SWRG and its subsidiaries taken as a whole as compared to other industry participants;

  •
  any adverse effect resulting from the announcement, execution or delivery of the merger agreement or the pendency or consummation of the merger, including, without limitation, the impact thereof on relationships with customers, suppliers or employees, or any change in SWRG's credit ratings;

  •
  any adverse effect resulting from any change in accounting requirements or principles or any change in applicable laws or the interpretation thereof;

  •
  the failure by SWRG to take any action prohibited by the merger agreement;

  •
  any adverse effect resulting from any breach by Grill or Merger Sub of any provision of the merger agreement or the taking of any other action by Grill or Merger Sub; or

  •
  a decline in the price or trading volume of our Common Stock on NASDAQ.

The Original Merger Agreement; Release of Patina Restaurant Group, LLC and SWRG Holdings, Inc.

        The merger agreement amended and restated the agreement and plan of merger by and among Patina, First Merger Sub and SWRG entered into as of February 26, 2007. Patina has assigned its rights and obligations under the original merger agreement to Grill, and First Merger Sub has assigned its rights and obligations under the original merger agreement to Merger Sub, in each case, with the written consent of SWRG. Under the terms of the merger agreement, the original merger agreement is of no further force or effect, and Patina and First Merger Sub are released from any liability under the original merger agreement and are not parties to the merger agreement.

Limited Guarantees of Grill Termination Fee

        Concurrently with the execution of the merger agreement, and as a condition to the willingness of SWRG to consent to the Assignment and to amend and restate the original merger agreement in accordance with the terms of the merger agreement, each of Mr. Fortunato N. Valenti, Mr. Joachim Splichal, Mr. Alan N. Stillman and Bunker Hill have executed and delivered to SWRG a limited guarantee pursuant to which each of Messrs. Valenti, Splichal and Stillman and Bunker Hill is guarantying a portion of the obligation of Grill to pay the Grill Termination Fee. Collectively, the guarantors are guarantying the entire Grill Termination Fee.

EXPENSES OF THE TRANSACTION

        Set forth below are the expenses that are expected be incurred in connection with the transactions. Pursuant to the Stillman Agreement, the SWRG expenses are the responsibility of Alan N. Stillman. The Grill expenses are the responsibility of Grill.

	SWRG Expenses	Grill Expenses	Total
Legal	$1,100,000	2,000,000	$3,100,000
Financial Advisor Fees and Expenses	1,035,022	—	1,035,022
Printing and Mailing	150,000	—	150,000
SEC Filing Fees	3,017	—	3,017
Transfer Agent	5,000	—	5,000
Proxy Solicitor	30,000	—	30,000
Special Committee Fees	210,000	—	210,000
Severance & Retention	800,000	—	800,000
Regulatory Filing Fees	45,000	45,000	90,000
Financing Fees	—	1,400,000	1,400,000
Sponsor's Fees	—	1,000,000	1,000,000
Due Diligence	—	450,000	450,000
Miscellaneous	100,000	105,000	205,000
Total	$3,478,039	5,000,000	$8,478,039

FINANCING

Grill—Source of Funds

        Based on information available as of the date of this proxy statement, Grill estimates that the total amount of funds necessary for it to complete the merger and the related transactions and pay related fees and expenses, will be approximately $103,258,000.

        Grill expects this amount to be provided as follows:

  •
  cash equity contributions in the aggregate of $37,000,000 which the members of Grill have committed to provide pursuant to equity commitment letters;

  •
  cash and/or stock contributions of $6,850,000 from the sale at closing to Mr. Stillman or his designees of certain assets of SWRG described under the section entitled "Interests of SWRG's Directors and Executive Officers in the Merger—Stillman Transaction"; and

  •
  a secured credit facility of $70,000,000 (the "Facility") which Wells Fargo Foothill, Inc. has committed to provide pursuant to a debt commitment letter.

        Grill estimates that the expenses to be incurred by it in connection with the transaction will be approximately $5,000,000, including filing, legal, accounting and other fees payable to its members.

Equity Financing

        On May 6, 2007, Mr. Fortunato N. Valenti and Mr. Joachim Splichal delivered an equity commitment letter for $12,000,000 to Grill, and Bunker Hill delivered an equity commitment letter for $25,000,000 to Grill.

        Each of the equity commitment letters provides that the cash equity contributions will be contributed to fund the merger and the other transactions contemplated by the merger agreement. Each of the equity commitments is conditioned upon:

  •
  satisfaction or waiver at the closing of the conditions to the merger described under "The Merger Agreement—Conditions to the Merger"; and

  •
  completion of the merger and related transactions in accordance with the terms of the merger agreement and the related agreement with Mr. Stillman, as amended.

Debt Financing

        Bunker Hill Capital, L.P. and Messrs. Valenti and Splichal entered into a debt commitment letter, dated May 6, 2007, with Wells Fargo Foothill, Inc., pursuant to which the Facility will be provided to Grill's wholly owned subsidiary, Merger Sub (the "Borrower"). The Facility consists of a $40,000,000 term loan (the "Term Loan A"), a $15,000,000 term loan (the "Term Loan B") and a $15,000,000 revolving line of credit (the "Revolver"), which Revolver has a $5,000,000 sublimit for the issuance of letters of credit. The Facility matures five years from the closing (the "Maturity Date").

        Interest on the Facility is generally paid on a quarterly basis. The principal amount of Term Loan A amortizes in quarterly payments equal to 1% of the original principal amount of the Term Loan A, divided by four, with the remaining outstanding amounts due on the Maturity Date. The entire principal amount of Term Loan B and the Revolver is due and payable in full on the Maturity Date. There is a prepayment premium associated with the Term Loan B in certain circumstances. There are certain mandatory prepayment events, including, without, limitation, payments from proceeds of asset sales, insurance awards, certain future debt issuances, future equity issuances and judgments, with certain exceptions and/or agreed upon minimum thresholds, together with a prepayment required from a percentage of excess cash flow.

        The obligations of the Borrower under the Facility will be secured by all now owned and hereafter acquired assets of Grill, the Borrower and any other guarantor under the Facility, subject to certain agreed upon exceptions. The definitive loan documentation for the Facility will include standard affirmative and negative covenants for facilities of this type, as well as standard representations, warranties and defaults. The financial covenants for the Facility are expected to include a minimum fixed charge coverage ratio, a maximum lease adjusted leverage ratio, a maximum total and senior leverage ratio and a limit on annual growth capital expenditures.

        Interest on the Facility will be tied to either the lender's base (or prime) rate (the "Base Rate") or the LIBOR Rate, plus, in each case, an "Applicable Margin". The Applicable Margin is tied to a Total Leverage Ratio. There are three levels of pricing: the lowest level is applicable when the Total Leverage Ratio is less than 3x; the middle level is applicable when the Total Leverage Ratio is greater than or equal to 3x but less than 3.5x, and the highest level is applicable when the Total Leverage Ratio is equal to or exceeds 3.5x. The Applicable Margin for the Revolver and Term Loan A ranges from 0% above the Base Rate to 1% above the Base Rate and 2% above the LIBOR Rate to 3% above the LIBOR Rate. The Applicable Margin for the Term Loan B ranges from 3.5% above the Base Rate to 4.5% above the Base Rate and 5.5% above the LIBOR Rate to 6.5% above the LIBOR Rate.

        There are no immediate plans to repay the Facility other than in accordance with its terms.

        The Facility permits Grill to seek alternative financing for a portion of the Facility.

        The commitment of Wells Fargo Foothill, Inc. to provide the financing is subject to the satisfaction of certain conditions, including the completion of the merger and related transactions in accordance with the terms of the merger agreement and the related agreement with Mr. Stillman, the execution of documents satisfactory to Wells Fargo Foothill, Inc., and SWRG's satisfaction of a specified minimum amount of earnings before interest, taxes depreciation and amortization.

Mr. Stillman—Source of Funds

        Mr. Stillman will use his personal funds, including funds received in the merger with respect to shares of Common Stock owned by him, to make any payments required in connection with the Stillman Transaction.

THE SPECIAL MEETING

General; Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished by the board of directors of SWRG in connection with its solicitation of proxies for use at our special meeting and at any adjournment or postponement thereof. The special meeting will be held at Maloney & Porcelli, 37 East 50th Street, New York, NY, on [day], [date], 2007 at [time] a.m., Eastern Time, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders.

Proposals

        The special meeting is being held for the following purposes:

  1.
  To consider and vote upon a proposal to adopt the merger agreement; and

  2.
  To vote to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of adoption of the merger agreement.

Record Date and Share Ownership

        Only stockholders of record at the close of business on June 5, 2007 are entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. Our Common Stock is the only class of securities we have issued and outstanding. As of the record date, 40,000,000 shares of Common Stock were authorized and 8,611,927 shares were outstanding.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) delivering to us at our principal offices (Attention: Samuel Goldfinger) a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the special meeting and voting in person.

        Please note that if you hold your shares of Common Stock in "street name" and you have instructed a broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Solicitation of Proxies

        Our officers, directors and employees may solicit proxies from stockholders. We pay no additional compensation to our officers, directors or employees for such solicitation. Solicitations may be made personally, or by mail, facsimile or other electronic means, telephone, or messenger. We may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners. Pursuant to the terms of the Stillman Agreement, Mr. Alan N. Stillman will bear the cost of this solicitation of proxies.

        SWRG has retained MacKenzie Partners, Inc., a proxy soliciting firm, to assist it in the solicitation of proxies. MacKenzie Partners, Inc.'s solicitation fee is not to exceed $30,000, plus out-of-pocket expenses.

Voting; Vote Required for Approval

        On all matters, each share of Common Stock has one vote. The number of votes required to effect each of the proposals are as follows:

  •
  Proposal One—Adoption of the Merger Agreement. This proposal must be approved by (i) the affirmative vote of a majority of the outstanding shares of Common Stock and (ii) the affirmative vote of the holders of a majority of the shares of Common Stock present or voting by proxy at the special meeting relating to the merger (not including any shares of Common Stock beneficially owned by Mr. Alan N. Stillman).

  •
  Proposal Two—Adjournment of the Special Meeting. The proposal to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the special meeting.

Voting by Directors, Executive Officers and Other Filing Persons; No Recommendation by Executive Officers

        As of the close of business on June 5, 2007, the record date of the special meeting, the directors and executive officers of SWRG (including Mr. Stillman) held and are entitled to vote, in the aggregate, 1,344,162 shares of Common Stock, representing approximately 15.6% of the outstanding shares of Common Stock. The directors and executive officers of SWRG have informed SWRG that they intend to vote all their shares of Common Stock FOR the adoption of the merger. Sam Goldfinger and Kevin Dillon, the only executive officers of SWRG that are not directors, have not made any recommendation in support of or opposed to the merger.

Quorum; Abstentions; Broker Non-Votes

        Votes cast by proxy or in person at the special meeting will be tabulated by the Inspector of Elections, a representative from American Stock Transfer & Trust Company. The Inspector will also determine whether or not a quorum is present. The holders of a majority of the shares of Common Stock, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute.

        The Inspector will treat shares that are voted WITHHELD or ABSTAIN and broker non-votes as being present and entitled to vote for purposes of determining the presence of a quorum, but not as votes in favor of approving any matter submitted to the stockholders for a vote. Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain specific voting instructions, will be counted for that proposal. If you abstain from voting, it will have the same effect as a vote against the adoption of the merger agreement, but no effect on the proposal to adjourn the special meeting. If you do not execute a proxy card, it will have the same effect as a vote against the adoption of the merger agreement and will have no effect on the proposal to grant authority to adjourn the special meeting.

        Brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the adoption of the merger agreement. As a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as "broker non-votes." Broker non-votes will be treated as shares that are present at the special meeting for purposes of determining whether a quorum exists, will have the same effect as votes "against" the adoption of the merger agreement and will have no effect on the proposal to adjourn the meeting.

Other Matters

        If any matters other than those described in this proxy statement are properly presented to be voted upon at the special meeting, the persons designated as proxy will take such actions as described under the heading "Other Matters." It is not expected that any other matters will be presented at the special meeting.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice (if the adjournment is not for more than 30 days), other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting. Whether or not a quorum exists, holders of a majority of the combined voting power of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereat may adjourn the special meeting. Any signed proxies received by SWRG in which no voting instructions are provided on such matter will be voted "FOR" an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow SWRG's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of June 5, 2007, the record date for the special meeting, by (i) any person, known by us to be the beneficial owner of more than 5% of Common Stock, (ii) each of our current directors, (iii) each of our current executive officers, and (iv) all of our current executive officers and directors as a group. Except as otherwise indicated, subject to community property laws, SWRG believes that the beneficial owners of Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

Names and Addresses of Beneficial Owners(1)	Amount and Nature of Shares Beneficially Owned(2)		Percent of Common Stock Outstanding(3)
Alan N. Stillman	1,448,619	(4)	16.5%
Jacob Berman	10,200	(5)	*
Richard A. Mandell	5,200	(6)	*
Joseph E. Porcelli	1,000	(7)	*
Robert D. Villency	13,960	(8)	*
Eugene I. Zuriff	68,333	(9)	*
Kevin Dillon	20,917	(10)	*
Samuel Goldfinger	35,250	(11)	*
Dimensional Fund Advisors LP 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	584,089	(12)	6.8%
Granite Capital L.P.	452,700	(13)	5.3%
Granite Capital II, L.P.	33,700	(13)	*
Granum Value Fund	136,600	(13)	1.6%
Granite Capital, L.L.C.	486,400	(13)	5.6%
Granum Capital Management, L.L.C.	136,600	(13)	1.6%
Lewis M. Eisenberg	623,000	(13)	7.2%
Walter F. Harrison, III	623,000	(13)	7.2%
Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	618,300	(14)	7.2%
LaGrange Capital Partners, L.P.	852,778	(15)	9.9%
LaGrange Capital Partners Offshore Fund, Ltd.	204,843	(15)	2.4%
LaGrange Capital Administration, L.L.C.	1,057,621	(15)	12.3%
Frank LaGrange Johnson	1,057,621	(15)	12.3%
SJ Strategic Investments LLC 340 Edgemont Avenue, Suite 500 Bristol, TN 37620	448,672	(16)	5.2%
All directors and executive officers as a group (8 persons)	1,603,479	(17)	18.1%

*
Represents less than 1% of the outstanding shares of Common Stock.

(1)
Unless otherwise indicated, the address of each officer, director and 5% or greater stockholder is c/o The Smith & Wollensky Restaurant Group, Inc., 880 Third Avenue, New York, NY 10022.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares and percentage of our outstanding Common Stock beneficially owned by a person, shares of our Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days of June 5, 2007, are deemed outstanding. Such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3)
Based on 8,611,927 shares of our Common Stock outstanding as of June 5, 2007.

(4)
Includes 107,500 shares owned by Stillman's First, Inc., 348,191 shares held by La Cite, Inc., 395,070 shares held by White & Witkowsky, Inc. and 385,400 shares held by Thursdays Supper Pub, Inc. Includes options to purchase 155,667 shares of our Common Stock. Mr. Stillman has shared voting and investment power over the shares held by Stillman's First, Inc. Does not include 90,754 shares held by the Donna Stillman Trust or 175,000 shares held by the Alan N. Stillman Grantor Retained Annuity Trust.

(5)
Includes options to purchase 5,200 shares of our Common Stock.

(6)
Consists of options to purchase our Common Stock.

(7)
Consists of options to purchase our Common Stock.

(8)
Includes options to purchase 5,200 shares of our Common Stock.

(9)
Does not include 5,000 shares held by a member of Mr. Zuriff's family. Also includes options to purchase 43,333 shares of our Common Stock.

(10)
Includes options to purchase 10,917 shares of our Common Stock.

(11)
Includes options to purchase 32,800 shares of our Common Stock.

(12)
Other than the information relating to its percentage of ownership of our Common Stock, the information with respect to Dimensional Fund Advisors Inc. ("Dimensional") is based solely on Amendment No. 3 to Dimensional's Schedule 13G dated February 9, 2007 (the "Dimensional 13G"). The Dimensional 13G states that Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. The Dimensional 13G refers to these investment companies, trusts and accounts as the "Funds" and states that in its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of SWRG that are owned by the Funds, and that it may be deemed to be the beneficial owner of the shares of the securities of SWRG held by the Funds. The Dimensional 13G states that all securities reported are owned by the Funds and that Dimensional disclaims beneficial ownership of such securities. The Dimensional 13G further states that the filing of the Dimensional 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by the Dimensional 13G for any other purposes than Section 13(d) of the Exchange Act.

(13)
Other than the information relating to their percentages of ownership of our Common Stock, the beneficial ownership information with respect to these entities is based solely on Amendment No. 3 to Schedule 13G dated February 13, 2007 (the "Granite 13G") and filed by Granite Capital, L.P. ("Granite"), Granite Capital II, L.P. ("Granite II"), Granite Capital Opportunity Fund L.P. ("Granite Opportunity"), Granite Capital Opportunity Fund II L.P. ("Granite Opportunity II"), Granum Value Fund ("Granum Value"), Granite Capital, L.L.C. ("Granite L.L.C."), Granum Capital Management, L.L.C. ("Granum Management"), Laurence Zuriff, Lewis M. Eisenberg and Walter F. Harrison, III. The Granite 13G states that each of the foregoing may be deemed to beneficially own various amounts of the shares and discloses shared voting and investment power with respect to the shares.

The Granite 13G also states that Granite L.L.C., the general partner of Granite, Granite II, Granite Opportunity and Granite Opportunity II, has the power to direct the investment activities of Granite, Granite II, Granite Opportunity and Granite Opportunity II, including decisions with respect to the receipt of dividends and the disposition of the proceeds from the sale of shares of our Common Stock. Messrs. Eisenberg and Harrison are the managing members of Granite L.L.C., and in that capacity direct its operations. The Granite 13G further states that Mr. Zuriff, portfolio manager of Granite Opportunity and Granite Opportunity II, has the power to direct the investment activities of Granite Opportunity and Granite Opportunity II, including decisions with respect to the receipt of dividends and the disposition of the proceeds from the sale of shares of our Common Stock. The Granite 13G also states that Granum Management, the investment adviser to Granum Value, has the power to direct the affairs of Granum Value, including decisions with respect to the receipt of dividends and the disposition of the proceeds from the sale of shares of our Common Stock. Messrs. Eisenberg and Harrison are the managing members of Granum Management, and in that capacity direct its operations. The address for each of these stockholders is c/o Granite Capital International Group, 126 East 56th Street, New York, NY 10022.

(14)
Other than the information relating to its percentage of ownership of our Common Stock, the information with respect Heartland Advisors, Inc. ("Heartland") is based solely on Amendment No. 1 to Schedule 13G dated February 12, 2007 and filed by Heartland and William J. Nasgovitz (the "Heartland 13G"). The Heartland 13G states that 618,300 shares may be deemed beneficially owned within the meaning of Rule 13d-3 of the Exchange Act by (1) Heartland Advisors, Inc. by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time; and (2) William J. Nasgovitz, as a result of his ownership interest in Heartland. Heartland and Mr. Nasgovitz each specifically disclaim beneficial ownership of any shares reported on the Heartland 13G.

The Heartland 13G further states that the clients of Heartland Advisors, Inc., a registered investment adviser, including an investment company registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends and proceeds from the sale of shares included on the Heartland 13G. The Heartland 13G states that the Heartland Value Fund, a series of the Heartland Group, Inc., a registered investment company, owns 618,300 of our common shares. Any remaining shares disclosed in the Heartland 13G filing are owned by various other accounts managed by Heartland on a discretionary basis. According to the Heartland 13G, to the best of Heartland Advisors' knowledge, none of the other accounts own more than 5% of the outstanding stock.

(15)
Other than the information relating to their percentages of ownership of our Common Stock, the information with respect to these entities is based solely on Amendment No. 3 to Schedule 13G dated February 14, 2007 and filed by LaGrange Capital Partners, L.P., LaGrange Capital Partners Offshore Fund, Ltd., LaGrange Capital Administration, L.L.C. and Frank LaGrange Johnson (the "LaGrange 13G"). The LaGrange 13G states that the general partner of LaGrange Capital Partners, L.P. is LaGrange Capital Management, L.L.C. and that Frank LaGrange Johnson is the sole member of LaGrange Capital Management, L.L.C. The LaGrange 13G states that the investment manager of LaGrange Capital Partners Offshore Fund, Ltd. is LaGrange Capital Administration, L.L.C. and that Frank LaGrange Johnson is the sole member of LaGrange Capital Administration, L.L.C. The LaGrange 13G states that Frank LaGrange Johnson is the sole member of LaGrange Capital Administration, L.L.C. The address for each of these stockholders is 1270 Avenue of the Americas, Suite 2200, New York, NY 10020.

(16)
Other than the information relating to its percentage of ownership of our Common Stock, the information with respect to SJ Strategic Investments LLC ("SJSI") is based solely on Amendment No. 1 to the Schedule 13D of Strategic dated December 28, 2005 (the "SJSI 13D"). The SJSI 13D states that SJSI has the sole power to vote or direct the vote of 448,672 shares and the sole power to dispose or direct the disposition of 448,672 shares. The SJSI 13D further states that because John M. Gregory controls all of the voting interests of SJSI with respect to the securities, he may be deemed to have the sole power to vote and direct the vote of 448,672 shares and the sole power to dispose and direct the disposition of 448,672 shares. The SJSI 13D also states that neither Joan P. Gregory, Susan Gregory nor James M. Gregory presently have the power to dispose, direct the disposition, vote or direct the vote of shares of our Common Stock held by SJSI. However, they may be deemed to indirectly beneficially own shares of our Common Stock held by SJSI due to their financial interests in SJSI, according to the SJSI 13D.

(17)
See footnotes (4) through (11).

IMPORTANT INFORMATION ABOUT SWRG

Trading Market and Price of SWRG's Common Stock

        Our Common Stock is listed on the NASDAQ under the symbol "SWRG." The following table sets forth the high and low sales prices per share of our Common Stock as reported by the NASDAQ, based on published financial sources for the quarterly periods indicated, which correspond to the quarterly fiscal periods for financial reporting purposes.

	High	Low
FISCAL YEAR ENDING December 31, 2007:
First Quarter	$10.23	$4.90
Second Quarter (through June 8, 2007)	$11.11	$9.61
	High	Low
FISCAL YEAR ENDED JANUARY 1, 2007:
First Quarter	$6.17	$4.90
Second Quarter	$5.99	$4.54
Third Quarter	$4.97	$4.35
Fourth Quarter	$5.34	$4.25
	High	Low
FISCAL YEAR ENDED JANUARY 2, 2006:
First Quarter	$5.60	$4.60
Second Quarter	$6.42	$4.90
Third Quarter	$6.75	$5.80
Fourth Quarter	$6.54	$4.76

Dividends

        Since our initial public offering in May 2001, we have not declared or paid any cash dividends on our Common Stock. Pursuant to the terms of our secured line of credit facility, we cannot declare or pay any dividends if any portion of this credit facility is outstanding. We currently intend to retain all earnings for the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

Selected Financial Data

        The Consolidated Statement of Operations Data for the years ended January 1, 2007, January 2, 2006 and January 3, 2005, and the Consolidated Balance Sheet Data as of January 1, 2007, January 2, 2006, and January 3, 2005 are derived from our Consolidated Financial Statements, which have been audited by BDO Seidman, LLP ("BDO"), our current independent registered public accounting firm. The Consolidated Statement of Operations Data for the year ended December 29, 2003 are derived from our Consolidated Financial Statements, which have been audited by KPMG LLP ("KPMG"), our former independent registered public accounting firm. The Consolidated Statement of Operations Data for the years ended December 30, 2002 and the Consolidated Balance Sheet Data as of December 30, 2002 are derived from our unaudited Consolidated Financial Statements. The Consolidated Statement of Operations Data for the three months ended April 2, 2007 and April 3, 2006 and the Consolidated Balance Sheet Data as of April 2, 2007 and April 3, 2006 are derived from SWRG's quarterly reports on Form 10-Q for the quarterly periods ended April 2, 2007 and April 3, 2006, filed with the SEC on May 17, 2007 and May 16, 2006, respectively. This selected financial data should be read in conjunction with our consolidated financial statements and the related notes beginning on page F-1 of our Annual

Report on Form 10-K (the "2006 Form 10-K Financial Statements") for the year ended January 1, 2006 ("Fiscal 2006") and the unaudited consolidated financial statements and the related notes beginning on page 1 of our quarterly report on Form 10-Q (the "First Quarter 2007 Form 10-Q Financial Statements") for the quarterly period ended April 2, 2007. The 2006 Form 10-K Financial Statements and the First Quarter 2007 Form 10-Q Financial Statements are incorporated by reference into this proxy statement. See "Other Matters—Where You Can Find More Information."

	FISCAL YEAR(1)
						Three Months Ended April 2, 2007(a)	Three Months Ended April 3, 2006(a)
	2006(a)	2005(a)	2004(a)	2003	2002
						(Unaudited)
Consolidated Statement of Operations Data:
Consolidated restaurant sales	$124,820	$125,447	$123,132	$93,326	$77,310	$31,851	$30,812
Income from consolidated restaurant operations(2)	8,389	10,630	12,270	9,577	7,204	3,902	3,755
Management fee income	980	994	1,192	2,118	2,353	227	238
Income from consolidated and managed restaurants	9,369	11,624	13,462	11,695	8,835	4,129	3,993
Operating income (loss)	(2,142)	(401)	894	(343)	(1,969)	474	923
Net Loss before income taxes	(2,690)	(1,438)	(617)	(1,294)	(2,027)	333	798
Net loss	(4,233)	(3,076)	(2,040)	(1,500)	(2,196)	27	508
Accrual of dividends and amortization of issuance costs on preferred shares	—	—	—	—	—	—	—
Net income (loss) applicable to common shares(3)	$(4,233)	$(3,076)	$(2,040)	$(1,500)	$(2,196)	$27	$508
Net income (loss) applicable to common shares, basic and diluted(3)	$(0.49)	$(0.33)	$(0.22)	$(0.16)	$(0.24)	$0.00	$0.06
Weighted average shares used in computing net loss per share
Basic	8,592,911	9,263,673	9,377,223	9,364,075	9,354,266	8,597,054	8,599,713
Diluted	8,592,911	9,263,673	9,377,223	9,364,075	9,354,266	8,735,852	8,643,359
Consolidated Balance Sheet Data:
Cash	$8,270	$2,362	$1,821	$1,898	$4,158	$9,595	$1,141
Current assets	17,723	11,991	10,624	11,744	15,098	18,317	10,920
Non-current assets	69,030	78,615	88,504	76,710	63,860	64,535	78,162
Total assets	86,753	90,606	99,128	88,454	78,958	82,852	89,082
Current Liabilities	16,582	14,822	19,067	13,862	10,504	13,464	13,226
Non-current Liabilities	31,505	32,953	29,882	21,929	14,444	30,646	32,766
Total liabilities	48,087	47,775	48,949	35,791	24,948	44,110	45,992
Interest in consolidated variable interest entities	(494)	(668)	(572)	—	—	(545)	(608)
Total stockholders' equity	39,160	43,499	50,751	52,663	54,010	39,287	43,698
Other Data:
Average consolidated restaurant sales for units open for entire period (3)	$9,922	$9,438	$9,301	$9,174	$8,167	$2,655	$2,568
Number of consolidated restaurants at end of period (4)	14	14	14	12	11	12	14
Number of managed restaurants at end of period(3)	2	2	2	4	4	2	2
Total of consolidated and managed restaurants at end of period(3)(4)	16	16	16	16	15	14	16
Comparable consolidated restaurants sales increase (decrease)(1)(3)(4)	1.8%	1.1%	5.9%	12.3%	4.2%	(2.3%)	1.9%
Pro forma comparable consolidated restaurants sales increase (decrease)(1)(5)	—	—	—	11.0%	4.0%	—
EBITDA(6)	$1,980	$3,840	$4,390	$3,876	$1,842	$1,367	$1,858

Cash flows provided by (used in):
Operating activities	$9,427	$2,338	$8,966	$4,123	$4,422	(2,140)	(91)
Investing activities	(2,085)	13,319	(14,435)	(5,300)	(12,149)	$3,863	(559)
Financing activities	(1,434)	(15,116)	5,392	(1,083)	7,324	$(398)	(571)
EBITDA Reconciliation(6):
Net income (loss)	$(4,233)	$(3,076)	$(2,040)	$(1,500)	$(2,196)	$27	508
Provision for income taxes	639	654	225	206	169	$156	110
Interest expense, net	548	1,037	1,511	951	58	$141	125
Depreciation and amortization—restaurant level	4,216	4,778	4,312	3,798	3,378	$921	1,068
Depreciation and amortization—corporate level	810	447	382	421	433	$122	47
EBITDA	$1,980	$3,840	$4,390	$3,876	$1,842	$1,367	1,858

(a)
The three months ended April 2, 2007 and April 3, 2006, Fiscal 2006, the year ended January 2, 2006 ("Fiscal 2005") and the year ended January 3, 2005 ("Fiscal 2004") include the accounts and results of the entity that owns Maloney & Porcelli. This location is managed not owned, but the accounts and results of the entity that owns this location are consolidated pursuant to the adoption of FASB Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities" ("FIN 46 (R)"). See Notes to Consolidated Financial Statements, Note 2 in our Annual Report on Form 10-K for the fiscal year ended January 1, 2007 filed with the SEC on April 2, 2007.

(1)
Fiscal 2006 and 2005 consisted of a 52-week period. Fiscal 2004 consisted of a 53-week period. Consolidated restaurant sales for the 53rd week of fiscal 2004 were approximately $2.1 million. All other fiscal years consisted of 52-week periods. All numbers in tables and footnotes are presented in thousands, except share and per share/unit amounts. In calculating comparable restaurant sales, we introduce a restaurant into our comparable restaurant base once it has been in operation for 15 calendar months. Because 2004 was a 53-week fiscal year and 2006, 2005, 2003 and 2002 were 52-week fiscal years, SWRG calculated comparable restaurant sales for those years on an average weekly basis.

(2)
On August 29, 2005, Hurricane Katrina hit the Gulf Coast, causing damage to Smith & Wollensky of New Orleans. We have insurance policies that cover certain losses relating to flood and wind damage and coverage for interruption of business for Smith & Wollensky of New Orleans. We have recorded impairment charges for certain assets of approximately $2.7 million and $750,000 for the years ended January 1, 2007 and January 2, 2006, respectively, which represent estimates of the maximum deductible which could be incurred under our insurance plan as well as an estimate of other impaired assets not believed to be covered under our insurance plan. The impairment amount for the year ended January 2, 2006 is net of $100,000 of insurance proceeds we have received that relates to content coverage. We have also written off approximately $160,000 in inventories that spoiled or were destroyed by Hurricane Katrina for the year ended January 2, 2006. We have received business interruption proceeds which is reflected in our statement of operation of $628,000 and $350,000 for the years ended January 1, 2007 and January 2, 2006, respectively. On December 31, 2006, we closed Smith & Wollensky of Dallas and also determined that Smith & Wollensky of Dallas' net fixed assets were impaired. An impairment charge of $3.2 million was recorded for the year ended January 1, 2007. SWRG decided to close Smith & Wollensky of Dallas because it was unable to achieve a level of income from operations that was in line with SWRG's expectations. On April 2, 2007, SWRG sold the property for the Smith & Wollensky in Dallas for $3,900,000 less commission and other expenses of approximately $228,000. At this time, our Smith & Wollensky unit in New Orleans is listed as available for sale. On April 2, 2007, SWRG closed its Cité restaurant in New York City. The total cash charges for closing Cité was approximately $150,000 relating to employee severance and benefits. SWRG incurred non-cash charges of approximately $740,000 relating to the impairment of Cité's net fixed assets at January 1, 2007. SWRG also incurred non-cash income of approximately $563,000 from the write-off of deferred rent during the three months ended April 2, 2007. The total net cash and non-cash charges relating to the closing of Cité was approximately $330,000.

(3)
"Consolidated restaurant sales", "comparable consolidated restaurant sales" and "consolidated restaurants" include the accounts and results of the entity that owns Maloney & Porcelli for fiscal 2006, 2005, 2004 and for the quarterly periods ended April 2, 2007 and April 3, 2006. This location is managed not owned, but the accounts and results of the entity that owns this location are consolidated beginning in fiscal 2004 and are being presented on a pro forma basis for fiscal 2003 and 2002, where indicated, pursuant to the adoption of FIN 46 (R).

(4)
Pro forma comparable consolidated restaurant sales include the sales of the entity that owns Maloney & Porcelli for fiscal 2003 and 2002. This location is managed not owned, but the accounts and results of the entity that owns this location are consolidated for fiscal 2006, 2005, 2004 and the quarterly periods ended April 2, 2007 and April 3, 2007 and are being presented on a pro forma basis for fiscal 2003 and 2002, pursuant to the adoption of FIN 46 (R).

(5)
Pro forma comparable consolidated restaurant sales do not include the sales of Smith & Wollensky in New Orleans, which was closed on August 29, 2005 due to Hurricane Katrina. At this time, our Smith & Wollensky unit in New Orleans is listed as available for sale.

(6)
EBITDA represents net loss before provision for income taxes, net interest expense, restaurant level depreciation and amortization and corporate level depreciation and amortization. We believe EBITDA is useful to investors because EBITDA is commonly used in the restaurant industry to analyze companies on the basis of operating performance. We believe EBITDA allows a standardized comparison between companies in the industry, while minimizing the differences from depreciation policies, leverage and tax strategies. Covenants in the documents governing our indebtedness contain ratios based on EBITDA, as adjusted. EBITDA should not be construed as (a) an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of our operating performance, or (b) an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principals) as a measure of liquidity. EBITDA as calculated by us may be calculated differently than EBITDA for other companies. Management believes that EBITDA is a widely accepted financial indicator of a company's ability to incur and service debt. EBITDA does not take into account our debt service requirements, capital expansion, and other commitments and, accordingly, is not necessarily indicative of amounts available for the payment of dividends, reinvestment, or other discretionary uses.

Book Value Per Share

        Our net book value per share as of April 2, 2007 was $4.57.

Ratio of Earnings to Fixed Charges

        The selected financial information of SWRG set forth below is qualified in its entirety by reference to, and should be read in conjunction with, the consolidated financial statements and notes thereto included in the documents incorporated by reference herein. The consolidated financial information set forth below has been derived from the consolidated financial statements for the years ended January 1, 2007 and January 2, 2006.

Ratio of Earnings to Fixed Charges
(in thousands, except for ratios)

			Years Ended
	Three Months Ended April 2, 2007	Three Months Ended April 3, 2006	January 1, 2007	January 2, 2006
Historical:
Earnings
Net income (loss) before income taxes and change in accounting principle (1)	$183	$618	$(3,594)	$(2,422)
Add fixed charges (as per below)	174	159	681	1,153
Adjusted Earnings	$357	$777	$(2,913)	$(1,269)
Fixed Charges
Interest expense	$168	$152	$639	$1,092
Amortization of deferred debt financing costs	6	7	42	61
Total Fixed Charges	$174	$159	$681	$1,153
Ratio of earnings to fixed charges	2.05	4.89	(2)	(2)
(1) Reconciliation
Net income (loss) before income taxes and income from Variable Interest Entity	333	798	(2,690)	(1,438)
Income from Variable Interest Entity	150	180	904	984
Net income (loss) before income taxes	183	618	(3,594)	(2,422)
(2) The dollar amount of the deficiency between our adjusted earnings and our fixed charges was $3,594 for the fiscal year ended January 1, 2007 and $2,422 for the fiscal year ended January 2, 2006.

Certain Projections

        SWRG's management does not as a matter of course make public projections as to future performance or earnings and is especially wary of making projections for extended earnings periods due to the unpredictability of the underlying assumptions and estimates. However, management did provide certain projected financial information to potential purchasers, our board of directors, TM Capital, and the Special Committee in connection with their consideration of the merger. Set forth below is a subset of that projected financial information to give our stockholders access to certain nonpublic information for purposes of considering and evaluating the merger. This projected financial data represents a summary of the material portions of the projected financial information used by TM Capital in rendering its fairness opinion. A complete copy of the financial projections provided to TM Capital in connection with the rendering of its fairness opinion may be found in the May 6, 2007 TM Capital presentation to our board of directors, which is filed as an exhibit to the Schedule 13E-3 filed by SWRG and Alan N. Stillman with the SEC on May 15, 2007. This information was not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the Public Company Accounting Oversight Board regarding forward-looking information or U.S. generally accepted accounting principles. Neither our independent registered public accounting firm nor any other independent registered public accounting firm have compiled, examined or performed any procedures with respect to this projected financial information, nor have they expressed any opinion or given any form of assurance on this projected financial information. None of our board of directors, TM Capital or the Special Committee prepared or had any responsibility for this projected financial information. Furthermore, this projected financial information:

  •
  necessarily makes numerous assumptions, many of which are beyond our control and may not prove to have been, or may no longer be, accurate;

  •
  does not necessarily reflect revised prospects for our business, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur;

  •
  is not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below; and

  •
  should not be regarded as a representation that the estimates will be achieved.

        We believe the assumptions used as a basis for this projected financial information were reasonable at the time this projected financial information was prepared, given the information we had at the time. In preparing these projections, we have assumed the following:

  •
  minimal revenue growth of approximately 2% at mature restaurant units;

  •
  launch of two new restaurant units per year starting in 2008;

  •
  new restaurant units will take up to 36 months to achieve expected company-wide targeted levels of performance;

  •
  modest inflationary increases of approximately 2% in operating costs;

  •
  the utilization of tax credits of approximately $500,000 in fiscal year 2007; and

  •
  continued costs of remaining a public company of approximately $1.0 million annually, including compliance with Sarbanes-Oxley Section 404.

        The following table sets forth certain financial projections that were provided to potential purchasers, our board of directors, TM Capital, and the Special Committee, relating to SWRG's projected consolidated income data for the fiscal years 2007 through 2011:

Smith & Wollensky Restaurant Group, Inc.
Projected Consolidated Income Statement Data
($ in thousands)

	Fiscal Year
	2007P	2008P	2009P	2010P	2011P
Consolidated Restaurant Sales	$119,454	$125,851	$140,046	$155,074	$170,779
Total Cost of Consolidated Restaurant Sales	103,605	110,664	123,392	136,538	150,479
Income from Consolidated Restaurant Operations	15,849	15,207	16,654	18,535	20,300
Management Fee Income	(927)	(933)	(952)	(971)	(990)
Income from Consolidated and Managed Restaurants	16,776	16,140	17,605	19,506	21,290
General and Administrative Expenses	8,922	9,679	10,121	10,422	10,882
Royalty Expense	1,802	1,894	1,989	2,035	2,080
Operating Income (Loss)	6,052	4,567	5,495	7,049	8,328
Net Income (Loss)	3,528	1,927	2,578	3,573	4,374
Adjusted EBITDA Calculation
Operating Income (Loss)	$6,052	$4,567	$5,495	$7,049	$8,328
Plus: Income (Loss) of Consolidated Variable Interest Entity	(883)	(910)	(940)	(971)	(1,001)

Adjusted Operating Income	5,168	3,658	4,555	6,078	7,326
Plus: Depreciation—Restaurants	4,371	4,840	5,380	5,920	6,420
Plus: Depreciation—Corporate	496	501	521	545	585
Plus: Non-Recurring Items (1)	(326)	—	—	—	—

Adjusted EBITDA	$9,709	$8,999	$10,456	$12,543	$14,331

(1)
Reflects one-time income from the sale of the retail line.

        The following tables set forth certain pro forma financial information that was provided to potential purchasers, our board of directors, TM Capital, and the Special Committee relating to the assets to be acquired by the Stillman Group:

Stillman Restaurant Group
Pro Forma Balance Sheet Data
($ in millions)

	As of June 30, 2007P
	Acquired by Stillman Group	New York Restaurants (1)	Other Non-Operating Assets & Liabilities(2)
Total Current Assets	$5.3	$2.5	$2.8
Total Assets	11.6	6.4	5.3
Total Current Liabilities	2.7	2.7	—
Total Liabilities	5.9	4.1	1.7
Stockholders' Equity	6.2	2.7	3.5

(1)
Includes assets and liabilities related solely to New York restaurant operations to be acquired by Stillman Restaurant Group.

(2)
Includes owned New Orleans real estate and related mortgage debt.

Stillman Restaurant Group
Pro Forma Income Statement Data
($ in millions)

Fiscal Year 2007P
Owned Restaurant Sales	$29.3
Income from Consolidated and Managed Restaurants	3.2
Operating Income (Loss)	0.4
Net Income (Loss)	($0.7)
Adjusted EBITDA Calculation
Operating Income	$0.4
Plus: Restaurant Depreciation and Amortization	0.6
Plus: Corporate Depreciation and Amortization	0.3
Plus: Variable Interest Income	(0.9)

EBITDA	$0.4

        The projected financial information is not a guarantee of performance and involves risks, uncertainties and assumptions. The future financial results and stockholder value of SWRG may materially differ from the projected financial information due to factors that are beyond our ability to control or predict. We cannot assure you that the estimates in the projected financial information will be realized or that future financial results will not materially vary from such estimates. We do not intend to update or revise the projected financial information. Please see our actual results under "Selected Financial Data" above.

        The projected financial information contains forward-looking statements. For information on factors that may cause SWRG's future financial results to vary materially, see "Cautionary Statement Regarding Forward-Looking Information" on page 46.

INFORMATION REGARDING MR. STILLMAN
AND SWRG'S EXECUTIVE OFFICERS AND DIRECTORS

Alan N. Stillman

        The business address for Alan N. Stillman is 880 Third Avenue, New York, New York 10022. The business telephone for Mr. Stillman is (212) 838-2061.

        Mr. Stillman, SWRG's founder, has been Chairman and Chief Executive and a director of SWRG since 1997, and was SWRG's President from 1977 to 1997. He developed and founded his first restaurant, T.G.I. Fridays, in 1965. In 1975, Mr. Stillman sold his interests in the concept and focused on the high-end market, founding Smith & Wollensky in 1977. Mr. Stillman has also served as a director of Meals on Wheels USA for over 20 years.

SWRG's Executive Officers and Directors Other Than Mr. Stillman

        The following are the executive officers and directors of SWRG. The business address for all the executive officers and directors listed below is 880 Third Avenue, New York, New York 10022. The business telephone number of all of the executive officers and directors listed below is (212) 838-2061.

        Each of the executive officers and directors of SWRG is a U.S. citizen. During the last five years, none of SWRG, its executive officers or directors has been (1) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (2) a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        Jacob Berman has been a director since 2003. Mr. Berman heads JB Advisors, Inc., a wealth management advisory firm. He co-founded Commercial Bank of New York in July 1988. Prior to the sale of Commercial Bank of New York in 2001, Mr. Berman served from 1988 until 2001 as its Chief Executive Officer and President. Mr. Berman was also a member of the Board of Directors of Commercial Bank of New York.

        Kevin Dillon, 46, has been with SWRG since 1982. Mr. Dillon started working within operations at the restaurant level and was promoted to General Manager of the Maloney & Porcelli restaurant in June 1996. In January 2004, Mr. Dillon became a member of the executive committee and began overseeing the operations for all of SWRG's New York City restaurants. Mr. Dillon was promoted to Vice President of Operations in 2006 and currently oversees all restaurant operations of SWRG.

        Samuel Goldfinger, 36, has been our Chief Financial Officer, Executive Vice President of Finance, Treasurer and Secretary since July 2005. Mr. Goldfinger joined SWRG in August 1997 as the Director of Finance. During his tenure with SWRG, Mr. Goldfinger has handled a wide variety of financial areas, including financial reporting and budgeting. Prior to joining SWRG, Mr. Goldfinger was an audit manager from 1995 to 1997 with the certified public accounting firm of Goldstein Kessler & Co., P.C., where his primary focus was on clients within the restaurant industry.

        Richard A. Mandell has been a director since 2003. Mr. Mandell is a private investor and financial consultant. He was Vice President-Private Investments of Clariden Asset Management (NY) Inc., a subsidiary of Clariden Bank, a private Swiss bank, from January 1996 until February 1998. From 1982 until June 1985, Mr. Mandell served as a Managing Director of Prudential Securities Incorporated, an investment banking firm. He also serves as a director and chairman of the audit committee of Encore Capital Group, Inc. Mr. Mandell holds a BSE degree from the Wharton School of the University of Pennsylvania and is a Certified Public Accountant.

        Joseph E. Porcelli has been a director since February 1, 2006. Mr. Porcelli, a graduate of Fordham University and Brooklyn Law School, has been an attorney in private practice since 1979. From 1984 through 2003, he was a partner in the New York law firm Maloney & Porcelli. That firm was involved almost exclusively with representation of restaurants, wine and liquor wholesalers, importers, and others involved in the sale of alcohol beverages.

        Robert D. Villency has been a director since 2002. Mr. Villency was Chief Executive Officer of Maurice Villency, Inc., one of the largest contemporary retail furniture businesses in the United States, from 1965 to 2005. He was Chief Executive Officer of Roche Bobois USA, Ltd., a franchise of 31 retail stores throughout the United States and Canada, selling contemporary, high-end furniture, from 1974 until 2001. He is also a director and chairman of Maurice Villency, Inc. Mr. Villency is also a director of The National Alliance to End Homelessness, The World Presidents Organization and The Chief Executive Organization.

        Eugene I. Zuriff has been a director since 1997 and our President since May 2004. He was a consultant to us from February 1997 to May 2004 and was actively involved in financing, lease negotiations and marketing activities for our new restaurants. From 1988 to 1997, Mr. Zuriff was the New York representative of Multi Commercial Bank in Geneva, Switzerland. He was Executive Vice President of Century Business Credit from 1969 to 1988 and in 1988 became Founding Director and member of the Executive Committee of the Commercial Bank of New York. Mr. Zuriff is a director and chairman of the audit committee of Doral Bank, FSB. He is a member of the boards of directors of One Liberty Properties, Inc., a publicly traded real estate investment trust, and The "I Have a Dream" Foundation. Mr. Zuriff served as Chairman and Senior Chairman of the Health Care Chaplaincy.

TRANSACTIONS IN SHARES OF SWRG'S COMMON STOCK

Purchases by SWRG

        The following tables set forth the amount of securities purchased, the range of prices paid and the average purchase price for each quarter that SWRG purchased securities during the past two years. With the exception of the footnotes below, all purchases were made pursuant to our stock repurchase program, which was announced on May 24, 2005.

FISCAL YEAR ENDED JANUARY 2, 2006:

Quarter	Total Number of Shares Purchased		Range of Prices Paid	Average Purchase Price
Second Quarter	16,647		$5.62 to $6.15	$5.95
Third Quarter	275,217	(1)	$5.98 to $6.58	$6.15
Fourth Quarter	635,250	(2)	$5.05 to $6.45	$5.82

FISCAL YEAR ENDED JANUARY 1, 2007:

Quarter	Total Number of Shares Purchased	Range of Prices Paid	Average Purchase Price
First Quarter	74,059	$4.95 to $5.53	$5.12

(1)
Pursuant to a separation agreement and general release signed on August 30, 2005 with the former president and general manager of the Smith & Wollensky restaurant in Boston, we purchased 158,667 shares of Common Stock at a price of $6.00 per share, less the exercise price of $3.88 per share that the former employee was to receive upon the exercise of options.

(2)
On November 16, 2005, we purchased 41,000 shares of Common Stock from our former chief financial officer.

Purchases by Mr. Stillman in the Past Two Years

        Mr. Stillman has not purchased any shares of Common Stock or exercised options to purchase Common Stock in the past two years except for his purchase of 55,000 shares of Common Stock at a price of $4.86 per share directly from the Alan N. Stillman Grantor Retained Annuity Trust on November 21, 2006.

Transactions in the Common Stock in the Last 60 Days

        None of our directors or executive officers had any transaction in our Common Stock within the last 60 days.

Prior Public Offerings

        During the last three years, we have not made any underwritten public offering of securities for cash that was registered under the Securities Act of 1933 or exempt from registration under Regulation A.

PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS

        Since the beginning of our last fiscal year, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, security holder who is known by us to own of record or beneficially more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than as set forth below.

        St. James Associates.    Smith & Wollensky Operating Corp., an entity controlled by Mr. Stillman, is both a limited partner and one of the two general partners of St. James, which owns the Smith & Wollensky restaurant in New York and the rights to the trademarks "Smith & Wollensky" and "Wollensky's Grill." Pursuant to the management agreement with St. James, we have been retained to provide management services to the Smith & Wollensky restaurant in New York in exchange for a fee of 2.3% of all restaurant sales. The other general partner of St. James may terminate the agreement in certain circumstances. In 2006, 2005 and during the first quarter of fiscal 2007, St. James Associates paid $613,124, $608,395 and $153,651, respectively, to SWRG, for our management services. We keep and maintain the books of account of St. James, and we direct the day-to-day operations of St. James Associates as part of our duties under our management agreement with St. James.

        We entered into a licensing agreement (the "Original Licensing Agreement") with St. James which permits us to use the names "Smith & Wollensky" and "Wollensky's Grill", subject to certain limitations and termination rights. We are required to pay a one-time fee to St. James upon the opening of each new restaurant utilizing the licensed names. This fee is equal to the fee that was paid or would have been paid in the previous year (which in 2006 and 2005 would have been $244,000 and $236,000, respectively, if we had opened a restaurant during those years) increased by the lesser of the annual increase in the Consumer Price Index or 5% of the fee for the preceding year. In addition, we must pay a royalty of 2% of aggregate annual gross restaurant sales and non-restaurant sales (subject to an annual aggregate minimum of $800,000). Additionally, the license agreement provides for a royalty fee of 1% of annual gross restaurant sales for any new steakhouses opened in the future by us not utilizing the licensed names. If we terminate or default on the license agreement, we are subject to a fee of $2.0 million upon termination or $2.5 million to be paid over four years. In fiscal 2006, 2005 and the first fiscal quarter of 2007, SWRG paid royalty fees of $1,885,695, $1,829,591 and $485,986, respectively, to St. James.

        On January 19, 2006 SWRG signed an Amended and Restated Sale and License Agreement, dated as of January 1, 2006 (the "License Agreement"), with St. James, which provides for, among other things, a reduced licensing fee only for the opening of Wollensky's Grills that are less than 9,000 square feet. Pursuant to the License Agreement, the one-time opening fee paid to St. James for each new Wollensky's Grill ("Grill Opening Fee") will be at a rate equal to 50% of the fee due under the Original Licensing Agreement. In addition, the annual royalty fee for new Wollensky's Grills ("Grill Royalty Fee") will be reduced from 2% to 1% for annual sales from Grills. Both the Grill Opening Fee and Grill Royalty Fee are subject to maximum average per-person checks that, if exceeded, could increase both the Grill Opening Fee and Grill Royalty Fee, but not to exceed the opening fee and royalty fee contained in the Original Licensing Agreement. The terms of the amendment do not apply to the existing Wollensky's Grills.

        In connection with the merger, the License Agreement will be amended. See "Special Factors—Amendment to License Agreement."

        From time to time, we incur costs on behalf of St. James for which we are fully reimbursed. Such costs include, but are not limited to, advertising, public relations and insurance expenditures.

        MW Realty Associates.    Smith & Wollensky Operating Corp., an entity controlled by our Chairman and Chief Executive Officer, Mr. Stillman, is both a limited partner and one of the two general partners of MW Realty Associates, L.P., the owner of the property on which the Smith & Wollensky restaurant in New York is located. We keep and maintain the books of account of MW Realty Associates at no cost to MW Realty Associates, and we direct the day-to-day operations of MW Realty Associates as part of our duties under our management agreement with St. James.

OTHER MATTERS

        As of the date of this proxy statement, there are no other matters that the board of directors intends to present, or has reason to believe others will present, at the special meeting. If other matters are properly brought before the special meeting for action by stockholders, the persons named in the accompanying form of proxy will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with their best judgment with respect to such matters.

Stockholder Proposals

        We will hold an Annual Meeting of Stockholders in 2007, or the "2007 Annual Meeting," only if the merger is not completed. Proposals of stockholders that are intended to be presented at the 2007 Annual Meeting were due at SWRG's principal executive offices on of before December 13, 2006 to be included in the proxy statement and proxy card related to such meeting. No stockholder proposals were received.

        In addition, SWRG's Amended and Restated bylaws include advance notice provisions that require stockholders desiring to bring business before an annual stockholders meeting to do so in accordance with the terms of the advance notice provisions. The bylaws state that for business to be properly brought before the annual meeting by a stockholder, the stockholder must give timely notice thereof to SWRG's Secretary. The bylaws provide that, to be timely, each such notice must be given either by personal delivery or by U.S. mail, postage prepaid, to SWRG's Secretary not later than sixty days prior to the date set forth in the bylaws for the annual meeting. The bylaws state that the annual meeting may occur on a date designated by SWRG's board of directors, its Chairman or President. The bylaws set forth the items to be included in the notice. If SWRG does not receive notice of a stockholder proposal to be raised at a possible 2007 Annual Meeting in accordance with the advance notice provisions of the bylaws, then in such event, the management proxies shall be allowed to use their discretionary voting authority when the proposal is raised at the 2007 Annual Meeting.

Delivery of Documents to Security Holders Sharing an Address

        We may send a single set of proxy materials and other stockholder communications to any household at which two or more stockholders reside. This process is called "householding." This process reduces duplicate mailings and saves printing and postage costs as well as natural resources. Proxy materials and other stockholder communications to you may be householded based on your prior express or implied consent. If your proxy materials are being householded and you wish to receive separate copies of our proxy statement and/or our Annual Report, or if you are receiving multiple copies and would like to receive a single copy, you may contact our transfer agent as described below. If you received a householded mailing this year and you would like to have additional copies mailed to you or you would like to opt out of this practice for future mailings, please submit your request to our transfer agent, American Stock Transfer & Trust Company, Shareholder Relations Department, 6201 15th Avenue, Brooklyn, NY 11219. You may contact our transfer agent at 800-937-5499.

Where You Can Find More Information

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov. You also may obtain free copies of the documents SWRG files with the SEC by going to the "Investors Relations" section of our website, www.smithandwollensky.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

        Grill has provided all information contained in this proxy statement relating to Grill and Merger Sub and we have provided all information relating to SWRG. Mr. Stillman and Grill have provided all of the information in this proxy statement relating to the Stillman Transaction.

        We are "incorporating by reference" information into this proxy statement, meaning that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

        The following documents contain important information about us and our financial condition and operating results, and are hereby incorporated by reference:

  •
  our Annual Report on Form 10-K for the fiscal year ended January 1, 2007, filed with the SEC on April 2, 2007, as amended by our Annual Report on Form 10-K/A, filed with the SEC on May 1, 2007

  •
  our Quarterly Report on Form 10-Q for the quarter ended April 2, 2007, filed with the SEC on May 17, 2007

  •
  our Current Reports on Form 8-K dated May 10, 2007, May 7, 2007, April 19, 2007, February 28, 2007, February 26, 2007 and February 5, 2007

        With respect to this proxy statement but not with respect to any corresponding Schedule 13E-3, we also incorporate by reference any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

        Because the merger is a "going-private" transaction, we and Alan N. Stillman have filed with the SEC a Rule 13e-3 Transaction Statement, or Schedule 13E-3, under the Exchange Act with respect to the merger and Stillman Transaction. This proxy statement does not contain all of the information set forth in the Schedule 13E-3 and the exhibits thereto. Copies of the Schedule 13E-3 and the exhibits thereto (including the financial analysis materials prepared by TM Capital in connection with its presentation to the Special Committee) are available on the SEC's or our website as described above and are also available for inspection and copying at our principal executive offices during regular business hours by any of our stockholders, or a representative of a stockholder who has been so designated in writing, and may be inspected and copied, or obtained by mail, by making a request in writing to The Smith & Wollensky Restaurant Group, Inc., Attention: Investor Relations, or by telephone at our Investor Relations Department at (212) 838-2061.

* * * * *

        This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement or incorporated in this proxy statement by reference. This proxy statement is dated June [•], 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not create any implication to the contrary.

ANNEX A—Amended and Restated Agreement and Plan of Merger

EXECUTION VERSION

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

1.	Description of Transaction	A-5
	1.1. Merger of Merger Sub into the Company	A-6
	1.2. Effects of the Merger	A-6
	1.3. Closing; Effective Time	A-6
	1.4. Certificate of Incorporation and Bylaws; Directors and Officers	A-6
	1.5. Conversion of Securities	A-6
	1.6. Company Stock Options	A-7
	1.7. Closing of the Company's Transfer Books	A-7
	1.8. Exchange of Certificates and Company Options.	A-7
	1.9. Appraisal Rights.	A-8
	1.10. Further Action	A-9
	1.11. Creation of Holding Company	A-9
2.	Representations and Warranties of the Company	A-9
	2.1. Due Organization; Qualification; Subsidiaries.	A-9
	2.2. Certificate of Incorporation and Bylaws	A-10
	2.3. Capitalization, Etc	A-10
	2.4. SEC Filings; Reports and Financial Statements.	A-11
	2.5. Absence of Certain Changes	A-11
	2.6. Internal Controls and Procedures	A-12
	2.7. No Undisclosed Liabilities	A-12
	2.8. Title to Assets	A-12
	2.9. Equipment; Real Property; Leasehold.	A-13
	2.10. Intellectual Property.	A-15
	2.11. Material Contracts.	A-16
	2.12. Compliance with Laws	A-17
	2.13. Governmental Authorizations; Permits	A-17
	2.14. Tax Matters	A-17
	2.15. Employee Benefit Plans.	A-19
	2.16. Employee Matters.	A-21
	2.17. Environmental Matters.	A-22
	2.18. Insurance	A-23
	2.19. Litigation.	A-23
	2.20. Corporate Authority; Binding Nature of Agreement	A-23
	2.21. Vote Required	A-24
	2.22. Non-Contravention; Consents	A-24
	2.23. Broker's or Finder's Fee	A-24
	2.24. Permits and Liquor Licenses	A-24
	2.25. Proxy Statement; Other Information	A-25
	2.26. Opinion of Financial Advisor	A-25
	2.27. Takeover Statutes	A-25
	2.28. Affiliate Transactions	A-25
	2.29. Indebtedness	A-26
	2.30. General Statement	A-26
	2.31. No Other Representations or Warranties	A-26
3.	Representations and Warranties of Parent and Merger Sub	A-26
	3.1. Due Organization	A-26
	3.2. Authority; Binding Nature of Agreement	A-26

	3.3. Litigation	A-27
	3.4. Merger Sub	A-27
	3.5. No Parent Vote Required	A-27
	3.6. Financing	A-27
	3.7. Guarantee	A-28
	3.8. Solvency	A-28
	3.9. Stillman Agreements	A-28
	3.10. Access	A-28
	3.11. Non-Contravention; Consents	A-29
	3.12. No Knowledge of Inaccuracies	A-29
	3.13. Proxy Statement; Other Information	A-29
	3.14. Broker's or Finder's Fee	A-29
	3.15. Lack of Ownership of Company Common Stock	A-29
	3.16. No Other Representations and Warranties	A-30
4.	Certain Covenants of the Company	A-30
	4.1. Access	A-30
	4.2. Conduct of the Business of the Company and the Company Subsidiaries	A-30
	4.3. No Solicitation.	A-33
5.	Additional Covenants of the Parties	A-34
	5.1. Filings; Other Actions.	A-34
	5.2. Regulatory Filings; Reasonable Best Efforts	A-35
	5.3. Employee Benefits.	A-36
	5.4. Indemnification of Directors and Officers; Insurance.	A-37
	5.5. Notifications of Certain Matters.	A-38
	5.6. Disclosure	A-39
	5.7. Liquor License Approvals	A-39
	5.8. Takeover Statutes	A-39
	5.9. Financing.	A-40
	5.10. Further Action; Commercially Reasonable Efforts	A-41
6.	Conditions Precedent to Obligations of Parent and Merger Sub	A-41
	6.1. Accuracy of Representations and Warranties	A-41
	6.2. Performance of Covenants	A-41
	6.3. Certificate of Officer	A-41
	6.4. Stockholder Approval	A-41
	6.5. Dissenting Shares	A-41
	6.6. HSR Clearance	A-42
	6.7. No Restraints	A-42
	6.8. Consents and Approvals	A-42
	6.9. Resignations	A-42
	6.10. No Material Adverse Effect	A-42
7.	Conditions Precedent to Obligations of the Company	A-42
	7.1. Accuracy of Representations	A-42
	7.2. Performance of Covenants	A-42
	7.3. Certificate of Officer	A-42
	7.4. Stockholder Approval	A-42
	7.5. HSR Clearance	A-42
	7.6. No Restraints	A-43
8.	Termination	A-43

	8.1. Termination	A-43
	8.2. Effect of Termination	A-44
	8.3. Termination Fees.	A-44
	8.4. Fees and Expenses.	A-45
9.	Miscellaneous Provisions	A-46
	9.1. Amendment; Waiver.	A-46
	9.2. Entire Agreement; Counterparts	A-46
	9.3. Applicable Law; Jurisdiction	A-46
	9.4. Specific Performance	A-47
	9.5. Assignability	A-47
	9.6. Disclosure Schedule	A-47
	9.7. Notices	A-47
	9.8. Severability	A-48
	9.9. Remedies Cumulative	A-48
	9.10. Rule 16b-3	A-48
	9.11. Knowledge	A-48
	9.12. Construction.	A-48

EXHIBITS

Exhibit A — Certain Definitions

EXECUTION VERSION

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

        This Amended and Restated Agreement and Plan of Merger (this "Agreement") is made and entered into as of May 6, 2007, by and among Project Grill, LLC, a Delaware limited liability company ("Parent"); SWRG ACQUISITION SUB, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"); and The Smith & wollensky restaurant group, inc., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

        A.    Patina Restaurant Group, LLC ("Patina"), SWRG Holdings, Inc. ("First"Merger Sub") and the Company entered into that certain Agreement and Plan of Merger on February 26, 2007 (the "Original Agreement"), pursuant to which the parties thereto agreed that Merger Sub would merge with and into the Company, with the Company surviving (the "Merger") in accordance with the terms thereof.

        B.    Pursuant to Section 9.4 of the Original Agreement, Patina has assigned its rights and obligations under the Original Agreement to Parent and First Merger Sub has assigned its rights and obligations under the Original Agreement to Merger Sub, in each case, with the written consent of the Company and has been relieved of its obligations thereunder (the "Assignment").

        C.    The Boards of Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders that the Original Agreement be amended and restated in accordance with the terms hereof.

        D.    Concurrently with the execution of this Agreement, and as a condition to the willingness of the Company to consent to the Assignment and to amend and restate the Original Agreement in accordance with the terms hereof, Bunker Hill Capital, L.P. ("Bunker Hill") and Bunker Hill Capital (QP), L.P. (together with Bunker Hill, the "Bunker Hill Guarantors"), on the one hand, and each of Mr. Fortunato N. Valenti ("Valenti"), Mr. Joachim Splichal ("Splichal"), and Mr. Alan N. Stillman ("Stillman"), on the other hand (each of Valenti, Splichal, and Stillman severally but not jointly with respect to each other and the Bunker Hill Guarantors, the "Guarantors") have executed and delivered to the Company a limited guarantee (each, a "Guarantee"), pursuant to which each Guarantor is guarantying a portion of the obligation of Parent to pay the Parent Termination Fee under the terms hereof.

        B.    The Boards of Parent, Merger Sub and the Company have each duly approved this Agreement and the Merger, all in accordance with the Delaware General Corporation Law (the "DGCL") and, in each case, upon the terms and conditions set forth in this Agreement.

AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree that the Original Agreement is hereby amended and restated in its entirety as follows:

1.     Description of Transaction

        1.1.  Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger and a wholly-owned subsidiary of Parent (the "Surviving Corporation").

        1.2.  Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

        1.3.  Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, at 9:00 a.m. on a date to be designated by the Company (the "Closing Date"), which shall be no later than the second business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the Company and, concurrently with or as soon as practicable following the Closing, the parties hereto shall deliver to and file with the Secretary of State of the State of Delaware such certificate of merger in accordance with the DGCL. The Merger shall become effective upon the date and time of the filing of such certificate of merger with the Secretary of State of the State of Delaware, or at such later time as may be mutually agreed in writing by the Company and Parent and specified in the certificate of merger (the "Effective Time").

        1.4.  Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time:

          (a)   the Certificate of Incorporation of the Surviving Corporation shall be amended and restated at the Effective Time to conform to the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be "The Smith & Wollensky Restaurant Group, Inc.";

          (b)   the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time;

          (c)   the directors of the Surviving Corporation immediately after the Effective Time shall be the individuals who are directors of Merger Sub immediately prior to the Effective Time; and

          (d)   the officers of the Surviving Corporation immediately after the Effective Time shall be the individuals who are officers of Merger Sub immediately prior to the Effective Time.

        1.5.  Conversion of Securities. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

          (a)   each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock" and such shares, "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 1.5(b) and any Dissenting Shares) shall be canceled and shall be converted automatically into the right to receive from the Surviving Corporation $11.00 in cash (the "Per Share Merger Consideration"). All Shares that have been converted into the right to receive the Per Share Merger Consideration as provided in this Section 1.5 shall be automatically canceled and retired and shall cease to exist, and the holders of certificates which immediately prior to the Effective Time represented such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Per Share Merger Consideration;

          (b)   each Share held in the treasury of the Company immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

          (c)   each share of common stock, $0.01 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation, and shall thereupon constitute all of the issued and outstanding shares of the Surviving Corporation.

        1.6.  Company Stock Options. At the Effective Time, each Company Option that is then outstanding, whether under the Company's 1996 Stock Option Plan, the New York Restaurant Group, Inc. 1997 Stock Option Plan or The Smith & Wollensky Restaurant Group, Inc. 2001 Stock Incentive Plan, as amended (collectively, the "Option Plans") or otherwise, shall be treated as follows:

        As soon as practicable following the date of this Agreement, the Board of the Company (or, if appropriate, any committee thereof administering the Option Plans) shall adopt such resolutions or take such other actions as may be required to adjust the terms of all outstanding Company Options, whether vested or unvested, as necessary to provide that Company Options outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be canceled and the holder thereof shall then become entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount of cash equal to (i) the product of (a) the aggregate number of shares of Company Common Stock subject to any unexercised Company Option (whether vested or unvested) which is outstanding immediately prior to the Effective Time multiplied by (b) the amount, if any, by which the Per Share Merger Consideration exceeds the exercise price per share of Company Common Stock which is subject to such Company Option (the "Option Consideration"). The right of any holder of Company Options to receive the Option Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable Law. At the Effective Time, each Company Option outstanding as of the Effective Time with an exercise price per share that is equal to or greater than the Per Share Merger Consideration shall be terminated, without any consideration therefor. The Company agrees that the Board of the Company (or, if appropriate, any committee administering the Option Plans) shall adopt such resolutions or take such other actions (including obtaining any required consents) as may be required to effect the transactions described in this Section 1.6 as of the Effective Time.

        1.7.  Closing of the Company's Transfer Books. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and each certificate representing any such Company Common Stock (a "Company Stock Certificate") shall thereafter represent the right to receive the consideration referred to in Section 1.5(a) (or, if applicable, Section 1.9) until surrendered in accordance with Section 1.8; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a Company Stock Certificate is presented to the Payment Agent or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be converted as provided in Section 1.8.

        1.8.  Exchange of Certificates and Company Options.

          (a)   Prior to the Closing Date, the Company shall select a reputable bank or trust company reasonably acceptable to Parent to act as payment agent in the Merger (the "Payment Agent"). On or prior to the Closing Date, Parent shall deposit with the Payment Agent cash in the amount of the aggregate amount payable to all holders of Company Common Stock and Company Options hereunder. Such amount shall be invested by the Payment Agent as directed by Parent; provided that (i) any such investment shall be in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard &

  Poor's Corporation, respectively, and (ii) no gain or loss on any such investment shall affect the Per Share Merger Consideration, Option Consideration or other amounts payable to holders of Company Common Stock or Company Options hereunder and following any losses Parent shall promptly provide additional funds to the Payment Agent for the benefit of the stockholders of the Company and holders of such Company Options in the amount of any such losses. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as Parent directs. As soon as reasonably practicable but in no event later than five (5) business days after the Effective Time, the Payment Agent shall mail to the record holders of Company Common Stock and Company Options: (i) a letter of transmittal in customary form accompanied by appropriate tax forms, and (ii) instructions for use in effecting the surrender of Company Stock Certificates and agreements evidencing Company Options ("Company Option Agreements") in exchange for the cash amounts payable in accordance with Section 1.5(a) or Section 1.6, as applicable. Upon surrender of a Company Stock Certificate or Company Option Agreement to the Payment Agent for payment, together with a duly executed letter of transmittal, the holder of such Company Stock Certificate or Company Option Agreement shall be entitled to receive in exchange therefor, the consideration set forth in Section 1.5(a) or Section 1.6, as applicable with respect to the Company Common Stock evidenced by such Company Stock Certificate or the Company Option evidenced by such Company Option Agreement, as applicable. If any Company Stock Certificate or Company Option Agreement shall have been lost, stolen or destroyed, Payment Agent or Parent may, as a condition to the payment of the Per Share Merger Consideration with respect thereto, require the owner of such Company Stock Certificate or Company Option to provide an appropriate affidavit, surety bond or other documentation reasonably satisfactory to Parent.

          (b)   Any portion of the cash amounts that are held by the Payment Agent pursuant to Section 1.8(a) and remain undistributed to holders of Company Stock Certificates or Company Options as of the first anniversary of the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates or Company Options who have not theretofore surrendered their Company Stock Certificates or Company Option Agreements in accordance with this Section 1.8 shall thereafter look only to Parent or the Surviving Corporation for satisfaction of their claims for the cash amounts payable in accordance with Section 1.5(a) or Section 1.6, as applicable, without interest.

          (c)   Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or Company Option with respect to any cash amounts properly delivered to any public official pursuant to any applicable abandoned property law or escheat law.

          (d)   Payment Agent or Parent will be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Company Common Stock and any Company Options any amounts Parent is required to deduct and withhold under the Code or any other applicable Law. If any holder of Company Common Stock or Company Options believes that the withholding obligation may be lessened or avoided, such holder shall provide the Payment Agent or Parent, as applicable, with such information as Payment Agent or Parent, as applicable, reasonably believes necessary to substantiate such reduced or avoided withholding obligation. Any withheld amounts will be treated as having been paid to the applicable holder of Company Common Stock or Company Options, as applicable.

        1.9.  Appraisal Rights.

          (a)   Notwithstanding any other provision of this Agreement to the contrary, shares of Company Common Stock that have not been voted in favor of (or consented to) adoption of this Agreement, and with respect to which a demand for payment and appraisal has been properly made and perfected in accordance with Section 262 of the DGCL (the "Dissenting Shares"), shall not be converted into or represent the right to receive the Per Share Merger Consideration in accordance with Section 1.5(a), but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the DGCL; provided that if a holder of Dissenting Shares (a "Dissenting Stockholder") withdraws such holder's demand for such payment and appraisal or becomes ineligible for such payment and appraisal then, as of the later of the Effective Time or the date of which such Dissenting Stockholder withdraws such demand or otherwise becomes ineligible for such payment and appraisal, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall automatically be converted into the right to receive the Per Share Merger Consideration in accordance with Section 1.5(a).

          (b)   The Company shall give Parent (i) prompt notice of any written demands for dissenters' rights of any Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company which relate to any such demand for dissenters' rights and (ii) the opportunity reasonably to direct all negotiations and proceedings (subject to the Company's right to object to any actions or positions taken by Parent that it deems, in its sole discretion, unreasonable) with respect to demands for dissenters' rights under the DGCL. The Company shall not, except with the prior written consent of Parent (which shall not be unreasonably withheld or delayed), make any payment with respect to any demands for dissenters' rights or offer to settle or settle any such demands.

        1.10.   Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the directors and officers (including Board members, as applicable) of the Surviving Corporation and Parent shall take such action, so long as such action is not inconsistent with this Agreement.

        1.11.   Creation of Holding Company. At the request of Merger Sub made not less than five days prior to the Effective Time, the Company shall immediately prior to the Effective Time cause some or all of the assets to be acquired pursuant to the Stillman Transaction to be transferred to a newly formed wholly-owned subsidiary of the Company; provided, however, that such transfer will not have to be effectuated if in the reasonable opinion of the Company this could result in additional Taxes being due and payable by the Company; and provided further, that such transfer shall not cause any of the representations and warranties of Parent or Merger Sub in Article 3 to be untrue, incomplete or inaccurate in any respect. Merger Sub will prepare at its expense all documents necessary to effectuate the provisions of this Section 1.11 and will pay any taxes, recording fees or the costs incurred in connection therewith.

2.     Representations and Warranties of the Company

        The Company represents and warrants to Parent and Merger Sub as follows, except as set forth in the Company SEC Documents filed or furnished prior to the date hereof (other than disclosures referred to in sections entitled "Risk Factors" in such Company SEC Documents or any forward-looking statements contained in such Company SEC Documents):

        2.1.  Due Organization; Qualification; Subsidiaries.

          (a)   The Company and each Company Subsidiary is a corporation or other form of entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all necessary power and authority to own, lease and operate its properties and to conduct its business in the manner in which its business is currently being conducted.

          (b)   The Company and each Company Subsidiary is qualified to do business as a foreign corporation, and is in good standing, under the Laws of all states where the nature of its business requires such qualification.

          (c)   Except as set forth in Part 2.1(c) of the Disclosure Schedule, other than with respect to the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock of or other equity interest in any corporation, limited liability company, partnership, joint venture or other business association or entity, other than marketable securities.

          (d)   Each Company Subsidiary is, directly or indirectly, a wholly owned subsidiary of the Company, and there are no issued and outstanding options, warrants, calls, subscriptions or other commitments or rights of any nature (including conversion rights, exchange rights, stock appreciation rights, or subscription rights convertible into or exercisable or exchangeable for capital stock of or other equity interests in any Company Subsidiary. "Company Subsidiaries" shall mean the entities set forth on Part 2.1(d) of the Disclosure Schedule. The authorized capital stock of or other equity interests in each Company Subsidiary and the issued and outstanding shares of such capital stock or other equity interest as of the date of this Agreement are reflected in Part 2.1(d) of the Disclosure Schedule. All such outstanding shares (i) are duly authorized, validly issued, fully paid and non-assessable, (ii) are free of any Liens and (iii) were not issued in violation of any preemptive rights or rights of first refusal created by statute, the certificate of incorporation or bylaws or other equivalent organizational document (collectively, "Organizational Documents") of any Company Subsidiary or any agreement to which the Company or any Company Subsidiary is a party or by which it is bound.

        2.2.  Certificate of Incorporation and Bylaws.    The Company has delivered or otherwise made available to Parent or its counsel true, correct and complete copies of the Organizational Documents of the Company and of each Company Subsidiary, as amended and currently in force. All records of ownership of the capital stock of or other equity interest in the Company and each Company Subsidiary, and all minute books and similar records of the Company and each Company Subsidiary from and after such entity's date of formation have been furnished for inspection by Parent and its Representatives. Said records accurately reflect all transactions in the capital stock of or equity interest in the Company and the Company Subsidiaries from and after such date, and the current ownership thereof. The minute books and similar records contain true, correct and complete copies of all resolutions adopted by the stockholders and the Boards of the Company and the Company Subsidiaries and any other action formally taken by them from and after such date. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its Organizational Documents.

        2.3.  Capitalization, Etc.    The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock, of which 8,600,127 shares were issued and outstanding as of May 3, 2007. All outstanding shares of Company Common Stock (i) are duly authorized, validly issued, fully paid and non-assessable, (ii) are free of any Liens created by the Company, and (iii) were not issued in violation of any preemptive rights or rights of first refusal created by statute, the certificate of incorporation or bylaws of the Company or any agreement to which the Company is a party or by which it is bound. As of May 3, 2007, there were 801,278 shares of Company Common Stock reserved for issuance under the Option Plans, of which 610,566 shares of Company Common Stock were subject to outstanding options and 190,712 shares of Company Common Stock were reserved for future option grants. The Company has delivered to Parent or its Representatives (or made available in a data room) true and complete copies of the Option Plans and each form of agreement evidencing each award thereunder (and each such agreement accurately reflects the actual date of grant of such award determined in accordance with GAAP). Except for the rights created pursuant to this Agreement and the options and other rights disclosed in the preceding sentences, there are no options, warrants, calls, rights, commitments or agreements that are outstanding to which the Company is a party or by which it is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Common Stock or other capital stock of or equity interests in the Company or the Company Subsidiaries or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any option, warrant, call, right, commitment or agreement regarding shares of Company Common Stock or other capital stock of or equity interests in the Company or the Company Subsidiaries. All shares of Company Common Stock issuable upon exercise of the options described in this Section 2.3 will be, when issued pursuant to the terms of such options, duly authorized, validly issued, fully paid and nonassessable. There are no other contracts, commitments or agreements relating to the voting, purchase or sale of Company Common Stock between or among the Company and any of its stockholders; and (ii) to the Company's Knowledge, between or among any Company Common Stockholders.

        2.4.  SEC Filings; Reports and Financial Statements.

          (a)   Except as set forth in Part 2.4(a) of the Disclosure Schedule, the Company has filed or furnished all forms, documents and reports (including exhibits) required to be filed or furnished prior to the date of this Agreement by it with the Securities and Exchange Commission (the "SEC") since January 1, 2004 (the "Company SEC Documents"). As of their respective dates, or, if amended, as the date of the last such amendment, the Company SEC Documents complied when filed in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state or incorporate by reference any material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any form or report with the SEC.

          (b)   Except as set forth in Part 2.4(b) of the Disclosure Schedule, the Company has been, since January 1, 2004 and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and the related rules and regulations promulgated thereunder, and (ii) the applicable listing and corporate governance rules and regulations of the NASDAQ Stock Market.

          (c)   The Company has delivered or otherwise made available to Parent or its Representatives (i) the Company's audited consolidated balance sheets and statements of operations and cash flows for each of the three years ended January 2, 2006, January 3, 2005 and January 5, 2004 and (ii) the unaudited consolidated balance sheet and statements of operations and cash flows of the Company for the 9-month period ended October 2, 2006 (the "Unaudited Balance Sheet") (all of the foregoing financial statements of the Company and any notes thereto are hereinafter collectively referred to as the "Company Financial Statements"). The Company Financial Statements were prepared in accordance with GAAP applied on a consistent basis through the periods covered and fairly present in all material respects the financial condition of the Company (on a consolidated basis) at the dates therein indicated and the results of operations of the Company (on a consolidated basis) for the periods therein specified in accordance with GAAP, except (i) as may be indicated in the footnotes to such financial statements and (ii) that the unaudited financial statements do not contain footnotes and are subject to normal year end adjustments.

        2.5.  Absence of Certain Changes.    Except as set forth in Part 2.5 of the Disclosure Schedule, between October 2, 2006 (the "Company Balance Sheet Date") and the date of this Agreement, the Company and the Company Subsidiaries have conducted their business in the ordinary and usual course of business and consistent with past practice, and there has not occurred (i) any acquisition, sale or transfer of any material asset of the Company or the Company Subsidiaries other than in the ordinary course of business; (ii) any amendment to the Organizational Documents of the Company or the Company Subsidiaries; (iii) any material increase in, or material modification of, the compensation or benefits payable by the Company or the Company Subsidiaries to any of their respective directors or officers (or Board members, as applicable), except in the ordinary course of business consistent with past practice; (iv) any declaration, setting aside or payment of a dividend or other distribution with respect to shares of Company Common Stock; or (v) any incurrence of indebtedness for borrowed money. Between the Company Balance Sheet Date and the date of this Agreement, there has not been any event or occurrence that has had, individually or in the aggregate, a Material Adverse Effect.

        2.6.  Internal Controls and Procedures.    The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). The Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company's auditors and the audit committee of the Board and to Parent (i) any deficiencies and material weaknesses known to the Company in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information and (ii) any fraud known to the Company, whether or not material, that involves executive officers or employees who have a significant role in the Company's internal controls over financial reporting. Except as set forth in the Company's SEC Documents, and as of the date of this Agreement, the Company has not identified any material weaknesses in the design or operation of its internal control over financial reporting. There are no outstanding loans made by the Company or any Company Subsidiary to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

        2.7.  No Undisclosed Liabilities.    Except (i) as reflected or reserved against in the Unaudited Balance Sheet, (ii) for liabilities incurred pursuant to or in connection with the execution, delivery or performance of this Agreement, (iii) for liabilities and obligations incurred in the ordinary course of business since the date of the Unaudited Balance Sheet, and (iv) for liabilities or obligations which have been discharged or paid in full in the ordinary course of business, as of the date of this Agreement, neither the Company nor any Company Subsidiary has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and the Company Subsidiaries (or in the notes thereto).

        2.8.  Title to Assets.    The Company and each Company Subsidiary has good and valid title to all of their material owned assets, including all assets (other than capitalized or operating leases) reflected in the Company Balance Sheet (except for assets sold or otherwise disposed of since the date of the Company Balance Sheet in the ordinary course of business). All of said assets are owned by the Company or the Company Subsidiaries, as applicable, free and clear of all Liens, except for the following (collectively, "Permitted Encumbrances"): (i) Liens for current taxes not yet due and payable or that are being contested in good faith by appropriate proceedings; (ii) mechanic's, materialman's or similar statutory Liens for amounts not yet due and payable or that are being contested in good faith by appropriate proceedings; (iii) encumbrances that do not materially impair the ownership or use of the assets to which they relate; (iv) Liens securing debt and capital leases that are reflected on the Company Balance Sheet; (v) statutory or common law Liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (vi) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance or similar programs mandated by Law; and (vii) licenses to Trademarks.

        2.9.  Equipment; Real Property; Leasehold.

          (a)   All material items of equipment and other tangible assets owned by or leased to the Company and the Company Subsidiaries are adequate in all material respects for the uses to which they are being put, and the Company or any Company Subsidiary owns or leases equipment and other tangible assets sufficient for the operation of the Company's business.

          (b)   The Company or the Company Subsidiaries own fee title to four (4) parcels of real property more fully described in Part 2.9(b) of the Disclosure Schedule (the "Real Property"), free and clear of all Liens except such Liens as are set forth in Part 2.9(b) of the Disclosure Schedule. The Company has delivered or otherwise made available to Parent or its counsel true and complete copies of the deeds, as well as any title insurance policies, surveys and environmental reports in respect to the Real Property which the Company or any Company Subsidiary has in its possession.

          (c)   The Company and the Company Subsidiaries do not own any real property other than the Real Property. The Company and the Company Subsidiaries do not own any other interest in real property, except for the leaseholds created under the real property leases identified in Part 2.9(c) of the Disclosure Schedule (each, a "Leased Property"). With respect to each Leased Property, except as set forth in Part 2.9(c) of the Disclosure Schedule, (i) the Company or the Company Subsidiary, as applicable, has good and valid title to the leasehold estate relating thereto free and clear of all Liens except Permitted Encumbrances, (ii) each lease relating to such Leased Property is legal, valid, binding, in full force and effect and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) neither the Company nor any Company Subsidiary, as applicable, is in breach or violation of such lease or has received any written notice of any breach or violation of such lease, which breach or violation is alleged to remain uncured as of the date of execution of this Agreement, and, to the Knowledge of the Company, no other party to each lease relating to such Leased Property is, in breach or violation of (other than in immaterial respects), or in default under, such lease, which breach or violation or default is alleged to remain uncured as of the date of execution of this Agreement, (iv) there are no material disputes or forbearance programs in effect as to the lease relating to such Leased Property and (v) there is no Lien, lease, assignment, sublease, or, to the Knowledge of the Company, easement, covenant, right of way or other restriction or condition applicable to such Leased Property or to the Company's or the Company Subsidiary's leasehold estate therein that could materially impair the current uses or occupancy by the Company or the Company Subsidiary of such Leased Property (including, without limitation, anything which could adversely affect in any material way the accessibility to, egress from and/or the visibility of, the Leased Property).

          (d)   None of the following Persons is the lessor (or otherwise holds a direct or indirect interest) in respect to any Leased Property (including a direct or indirect interest in the real property in or upon which the Leased Property is located): (i) any current officer or Board member of the Company or any Company Subsidiary, (ii) any past officer or Board member of the Company or any Company Subsidiary, or (iii) any Affiliate of any of the foregoing.

          (e)   There are no leasing, broker's or finder's commissions or compensation of any kind unpaid with respect to the Real Property or any of the Leased Properties, or any unpaid installments thereof on account of any leasing commissions heretofore earned, and no leasing, broker's or finder's commissions will be payable in connection with any assignment or deemed assignment of any lease with respect to the Leased Properties.

          (f)    The Company and the Company Subsidiaries have not received any notice of any extraordinary assessments to be imposed against the Real Property or payable by the Company or any Company Subsidiary with respect to any of the Leased Properties.

          (g)   Except as set forth in Part 2.9(g) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has given or received any written notice of any violation of any easement agreement or other similar agreements concerning the use, operation or maintenance of the Real Property or the Leased Properties.

          (h)   Except as set forth in Part 2.9(h) of the Disclosure Schedule, neither the Real Property nor the Leased Properties, nor any of them, have suffered any material damage by fire or other casualty which has not been completely restored and repaired. Except as set forth in Part 2.9(h) of the Disclosure Schedule, no proceeding for a taking by condemnation or otherwise of all or any part of the Real Property or the Leased Properties has occurred or is pending or, to the Company's Knowledge, is threatened.

          (i)    Except as permitted under applicable Environmental Laws, to the Company's Knowledge, neither the Real Property nor the Leased Properties contain any Hazardous Materials defined in or controlled pursuant to Environmental Laws.

          (j)    The Company has not granted any options or rights of first refusal or any other rights to acquire any interest in the Company (other than interests in Company Common Stock pursuant to Section 2.3) or any Real Property or Leased Property.

          (k)   The transactions contemplated by this Agreement will not result in any termination or result in a right of termination under any lease, result in any rent increase under any lease or require the consent of any party thereto or any mortgagee, except as set forth in Part 2.9(k) of the Disclosure Schedule.

          (l)    Since January 1, 2003, the Company has received no written notice and has no Knowledge of any current default by a landlord under any mortgage or other lien that is superior with respect to the Leased Properties that has not been cured.

          (m)  The Company or a Company Subsidiary has a good, marketable and insurable leasehold estate in each Leased Property.

          (n)   The list of Leased Properties in Part 2.9(c) of the Disclosure Schedule includes and specifically indicates any real property that is leased to the Company or a Company Subsidiary pursuant to a lease which has been assigned or sublet by such entity or another Person but with respect to which the Company or any Company Subsidiary retains any liability.

          (o)   Except as set forth in Part 2.9(o) of the Disclosure Schedule, the transactions contemplated by this Agreement will not result in the imposition of any transfer taxes greater than $1,000 with respect to any of the Leased Properties.

          (p)   To the Knowledge of the Company, the improvements and operations of the business of the Company or the Company Subsidiaries do not encroach on the property of another Person. All such improvements are in good working order and repair, normal wear and tear excepted.

          (q)   None of the Real Property or any Leased Property relies on any other property for parking or other services, except as disclosed in Part 2.9(q) of the Disclosure Schedule.

          (r)   To the Knowledge of the Company and except as set forth in Part 2.9(r) of the Disclosure Schedule:

            (i)    No material defect or condition of the Real Property or the Leased Properties or the soil or geology thereof exists which would impair the current or planned use thereof.

            (ii)   The Company and each Company Subsidiary has legal and practical access to all roads and utilities needed for the conduct of its business or the business's Real Property and Leased Properties; neither the Company nor any Company Subsidiary has received written notice of any adverse claims to such access that would materially adversely affect the use currently being made of such access by the Company and the Company Subsidiaries.

            (iii) No material violation of any recorded covenant, condition, restriction or easement affecting the Real Property or any of the Leased Properties or the use or occupancy of any of such properties exist, and no notice of any such violation has been received from any Person entitled to enforce the same.

            (iv)  Public and private utilities servicing the Real Property and the Leased Properties have adequate capacity to meet the utility requirements for the current use of such properties.

            (v)   Neither the Company nor any Company Subsidiary has any oral or written agreement with any real estate broker, agent or finder with respect to the Real Property or the Leased Properties.

          (s)   Part 2.9(s) of the Disclosure Schedule sets forth a list of all Real Property and Leased Properties that are encumbered by Liens securing debt (reflected on the Unaudited Balance Street as secured debt), identifying each property so encumbered, the nature and amount of the Lien and the name of the creditor.

          (t)    To the Company's Knowledge, none of the Real Property or Leased Property or, in either case, the buildings or improvements thereon, is currently a "non-conforming use" or "permitted non-conforming use" under applicable zoning Laws.

          (u)   There are no Contracts affecting any Real Property or Leased Property which are not terminable within one month of receipt of notice by the other Person or Persons party thereto(or require a penalty or premium in the event of such termination).

          (v)   True and correct copies of all leases with respect to each Leased Property (including all amendments thereto) have been delivered by the Company to Parent.

2.10.    Intellectual Property.

          (a)   The registered Trademarks (including applications for registration) owned by or licensed to the Company and currently used (or used at any time within the past twelve (12) months) by the Company and the Company Subsidiaries are as listed in Part 2.10(a) of the Disclosure Schedule. The unregistered Trademarks owned by or licensed to the Company and currently used (or used at any time within the past twelve (12) months) by the Company and the Company Subsidiaries and material to the businesses of the Company and the Company Subsidiaries are as listed in Part 2.10(a) of the Disclosure Schedule. The Company and the Company Subsidiaries own or have a valid right to use all such Trademarks used in the operation of their businesses as now being conducted (all such Trademarks owned by the Company and the Company Subsidiaries being the "Owned Trademarks" and all such Trademarks licensed to the Company and the Company Subsidiaries being the "Licensed Trademarks"), free and clear of all Liens. The Owned Trademarks are not subject to any license, royalty or other agreements, and neither the Company nor any Company Subsidiary has granted any license (whether exclusive or non-exclusive) or agreed to pay or receive any royalty in respect to any Owned Trademarks or Licensed Trademarks (other than the Amended and Restated Sale and License Agreement, dated January 1, 2006, by and between St. James Associates, L.P. and The Smith & Wollensky Restaurant Group, Inc.). Except as described in Part 2.10(a) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has licensed others to use the Owned Trademarks or the Licensed Trademarks in any country outside the United States and, to the Knowledge of the Company, the Owned Trademarks and Licensed Trademarks are not used by third-parties in connection with any restaurant business in any country outside the United States.

          (b)   All registered Owned Trademarks and applications therefor are owned by the Company and the Company Subsidiaries as indicated therein and have been duly registered or filed with or issued by the U.S. Patent and Trademark Office or other applicable foreign patent and trademark offices. All registered Owned Trademarks and applications therefor are subsisting, and to the Company's Knowledge, all Owned Trademarks are valid and enforceable.

          (c)   Part 2.10(c) of the Disclosure Schedule sets forth a true, correct and complete list of all registered Intellectual Property and applications therefor material to the regular operations by the Company and the Company Subsidiaries of their businesses. The Company owns or has a valid right to use, free and clear of all liens, all Intellectual Property held for use in connection with and material to the businesses of the Company and the Company Subsidiaries as currently conducted (the "Company Intellectual Property"). All such Intellectual Property rights are subsisting, and to the Company's Knowledge, and are valid and enforceable.

          (d)   To the Company's Knowledge, no Company Intellectual Property or Owned Trademarks are infringing upon, any Intellectual Property or Trademark rights of others. No Person has asserted in writing any claim regarding the use of, or challenging or questioning the Company's or any Company Subsidiary's right or title in, any of the Company Intellectual Property or Owned Trademarks. No Person has given the Company written notice that the Company or any Company Subsidiary is infringing upon or misappropriating any Intellectual Property or Trademark rights of others.

2.11.    Material Contracts.

          (a)   Except for this Agreement, the Company Plans or documents filed as an exhibit (or incorporated by reference) to the Company's Annual Report on Form 10-K with the SEC, or as set forth in Part 2.11(a) of the Disclosure Schedule, as of the date of this Agreement, neither the Company nor any Company Subsidiary is a party to or bound by any Contract (i) constituting a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC); (ii) under which expected receipts or expenditures exceeds $250,000 in the current or any future calendar year; (iii) evidencing indebtedness for borrowed or loaned money of $250,000 or more, including guarantees of such indebtedness by the Company or any Company Subsidiary, other than those guarantees by the Company of real property leases of certain Company Subsidiaries as identified in Part 2.11(a) of the Disclosure Schedule; (iv) creating or relating to any partnership or joint venture or any sharing of profits or losses by the Company or any Company Subsidiary with any third party; (v) containing covenants binding upon the Company or any of its Affiliates that materially restricts the ability of the Company or any of its Affiliates (or which, following the consummation of the Merger could materially restrict the ability of the Surviving Corporation or its Affiliates) to compete in any business that is material to the Company and its Affiliates, taken as a whole, as of the date of this Agreement, or that restricts the ability of the Company or any of its Affiliates (or which, following the consummation of the Merger, would restrict the ability of the Surviving Corporation or its Affiliates) to compete with any Person or in any geographic area; (vi) relating to the lease or license of any material asset, including material Intellectual Property or Trademarks; (vii) constituting a franchise agreement entered into between a franchisee and the Company and one or more of its Subsidiaries; or (viii) under which expected receipts or expenditures exceed $200,000 and that has a term of more than one year which cannot be terminated on written notice of sixty (60) days or less without payment of penalty or premium (all contracts of the type described in this Section 2.11(a), the "Company Material Contracts").

          (b)   Neither the Company nor any Company Subsidiary is in material breach of or default under the terms of any Company Material Contract. To the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default would have, individually or in the aggregate, a Material Adverse Effect. Each Company Material Contract is a valid and binding obligation of the Company or the Company Subsidiary which is party thereto and, to the Knowledge of the Company, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect, relating to creditors' rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        2.12.    Compliance with Laws.    The Company and the Company Subsidiaries are, and since January 1, 2003, have been, in compliance with and are not in default under or in violation of, and have not received any written or oral notices of any pending violation with respect to, any and all Laws applicable to the Company or any Company Subsidiary.

        2.13.    Governmental Authorizations; Permits.    The Company and the Company Subsidiaries have obtained each Permit of a Governmental Authority (including the Liquor Licenses) which is required for the regular operations by the Company and the Company Subsidiaries of their businesses, (including the Real Property and the Leased Properties), and all of such Permits are in full force and effect, except for failure to obtain such approvals or authorizations or failure of such approvals and authorization to be in full force and effect that would not materially affect the regular operations of the Company or the Company Subsidiaries. With respect to each Permit (including each of the Liquor Licenses), neither the Company nor any Company Subsidiary has received written notice that such Permit will not be renewed and the transaction contemplated by this Agreement will not adversely affect the validity of such Permit or cause a cancellation of or otherwise adversely affect such Permit, subject to compliance by Parent and the Company with applicable Law (including post-Closing notice requirements) after the Closing.

        2.14.    Tax Matters.    Except as otherwise set forth in Part 2.14 of the Disclosure Schedule:

          (a)   Each of the income, franchise, gross receipt, sales, real property and employment Tax Returns required to be filed by or on behalf of the Company or any Company Subsidiary on or before the date hereof (i) has been filed on or before the applicable due date (including any extensions of such due date) and (ii) has been prepared in material compliance with all applicable Laws and governmental regulations. The Company has delivered to Parent or its Representatives a copy of all material income Tax, Sales Tax, gross receipts Tax and property Tax Returns filed by it or by any Company Subsidiary since July 10, 2004.

          (b)   The Company and the Company Subsidiaries have timely paid all Taxes shown as due on their Tax Returns (taking Tax Return extensions into account) unless such Taxes are being contested in good faith with the relevant Governmental Authority (with all such contests described in Part 2.14(b) of the Disclosure Schedule) and have accrued in accordance with GAAP on the Unaudited Balance Sheet all Taxes greater than $10,000 for or with respect to all periods ending on or before October 2, 2006 to the extent such Taxes had not become due on or before such date.

          (c)   No Tax Return of the Company or of any Company Subsidiary has been audited for any period ending on or after July 10, 2003 by the relevant Governmental Authority and no such audit is in progress or, to the Knowledge of the Company or any Company Subsidiary, threatened in writing with respect to any Taxes concerning a Tax liability greater than $10,000. Neither the Company nor any Company Subsidiary has given or has been requested to give a waiver or extension of any statute of limitations relating to the assessment or payment of any Tax, which waiver or extension has not since expired. Except as set forth in Part 2.14(c) of the Disclosure Schedule, the Company has not received any written, proposed Tax assessment for greater than $10,000 against the Company or any Company Subsidiary and none of the Company or any Company Subsidiary has received written notice of any claim concerning its Tax liability, in each case, for any taxable period ending on or after July 10, 2003.

          (d)   To the Knowledge of the Company, neither the Company nor any Company Subsidiary has any material liability for the Taxes of any Person (other than the Company Subsidiaries) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor.

          (e)   Since January 1, 1998, neither the Company nor any Company Subsidiary has been a partner in an entity treated as a partnership for federal income Tax purposes.

          (f)    The Company is not and has not been, during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. Neither the Company nor any Company Subsidiary is a "foreign corporation" within the meaning of Section 1445 of the Code and will deliver a certification to that effect at the Closing.

          (g)   Since January 1, 2003, no written claim has been made by any Governmental Authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that it is or may be subject to Tax by that jurisdiction.

          (h)   All Taxes which the Company or any Company Subsidiary is or was by any requirement of Law to collect measured by or with respect to sales or gross receipts of the Company (collectively, "Sales Taxes") have been collected and to the extent required have been paid to the proper Governmental Authority, provided this Section 2.14(h) shall not apply to Sales Taxes to the extent the amount required to be collected is les than or equal to $10,000.

          (i)    There are no liens for any material amount of Taxes upon any of the assets of the Company or any Company Subsidiary, except liens for Taxes not yet due or liens for Taxes that are being contested in good faith by appropriate proceedings and listed in Part 2.14(i) of the Disclosure Schedule.

          (j)    Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any deduction from, taxable income for any taxable period after the Closing Date as a result of (i) any change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) or 263A of the Code (or any corresponding provision of state, local or foreign Law); (ii) any closing statement (as described in Section 7121 of the Code or any corresponding provision of state, local or foreign Law) executed on or before the Closing Date; or (iii) any installment sale or open transaction disposition made on or before the Closing Date.

          (k)   There is no agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor of the Company or any Company Subsidiary that, considered individually or considered collectively with any other such contracts, will give rise to the payment of any amount that would not be deductible by the Company or any Company Subsidiary pursuant to Section 280G, of the Code (or any comparable provision under state, local or foreign tax Laws).

          (l)    Neither the Company nor any Company Subsidiary has any liability to compensate any service provider for excise taxes paid pursuant to Section 4999 (or any corresponding provision of state, local or foreign law) under any contract.

          (m)  None of the Company or any Company Subsidiary has (i) promoted an abusive tax shelter within the meaning of Section 6700 of the Code, or (ii) engaged in a "reportable transaction" or a "listed transaction" within the meaning of Section 6707A of the Code.

        2.15.    Employee Benefit Plans.

          (a)   "Company Plans" means every Plan, fund, contract, program and arrangement (whether written or not) which is maintained or contributed to by the Company or a Company Subsidiary for the benefit of present or former employees and with respect to which the Company or a Company Subsidiary has any material liability. "Plan" includes any arrangement intended to provide: (i) employee welfare benefits within the meaning of Section 3(1) of ERISA, including medical, surgical, health care, hospitalization, dental, vision, workers' compensation, life insurance, death, disability, legal services, severance, sickness, accident, educational assistance, dependent care assistance or cafeteria plan benefits, (ii) employee pension benefits within the meaning of Section 3(2) of ERISA, including pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax-qualified), and (iii) bonuses, incentive compensation, stock options, stock appreciation rights, phantom stock or stock purchase benefits, change in control benefits, salary continuation benefits, unemployment and supplemental unemployment benefits, termination pay, vacation or holiday benefits, whether or not considered a plan within the meaning of Section 3(3) of ERISA.

          (b)   Part 2.15(b) of the Disclosure Schedule sets forth a list of all Company Plans. The Company has provided or made available to Parent or its counsel with respect to each and every Company Plan a true and complete copy of all Plan documents, if any, including related trust agreements, funding arrangements, and insurance contracts and all amendments thereto; and, to the extent applicable, (i) the most recent determination letter, if any, received by the Company or Company Subsidiary from the Internal Revenue Service (the "IRS") regarding the tax-qualified status of such Company Plan; (ii) the most recent financial statements for such Company Plan, if any, for each of the three most recent plan years; (iii) the actuarial valuation report, if any, for each of the three most recent plan years; (iv) the current summary plan description and any summaries of material modifications; (v) Form 5500 Annual Returns/Reports, including all schedules and attachments, including the certified audit opinions, for each of the three most recent plan years; (vi) written results of all compliance testing required pursuant to Sections 125, 401(a)(4), 401(k), 401(m), 410(b), 415, and 416 of the Code for each of the three most recent plan years, (vii) any other filings with the IRS or Department of Labor (the "DOL") within the last five years preceding the date of this Agreement, and (viii) service agreements with service providers for any Company Plan, if any. To the Knowledge of the Company or a Company Subsidiary, nothing has occurred that could have an adverse effect on the tax-qualified status of any of the Company Plans and their related trusts, or the favorable tax treatment intended under the Code.

          (c)   All Company Plans are in compliance in all material respects with the requirements of ERISA. All Company Plans, including the Option Plans, that are subject to Section 409A of the Code have been administered in reasonable good faith compliance with such Section and IRS Notice 2005-1. With respect to the Company Plans (i) all required contributions (including all Company or Company Subsidiary contributions and employee salary reduction contributions) have been accrued and timely made (and, in the case of employee salary reduction contributions under Section 401(k) of the Code "timely made" means timely within the meaning of DOL regulations); (ii) accruals have been made on the books and records of the Company or Company Subsidiary for all future contribution obligations to the extent required by GAAP; (iii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (iv) during the six (6) year period prior to the date of this Agreement, to the Company's Knowledge, no non-exempt prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code have occurred, except as disclosed in Part 2.15(c) of the Disclosure Schedule.

          (d)   The Company and the Company Subsidiaries do not maintain or contribute to (and have never maintained or contributed to) any multiemployer plan within the meaning of Section 3(37) of ERISA. Neither the Company nor any Company Subsidiary has any actual or potential material liabilities under Title IV of ERISA, including Section 4201 of ERISA, for any complete or partial withdrawal from a multiemployer plan, and no material liabilities under Title IV of ERISA, including Section 4201 of ERISA, will result from the consummation of the Merger or any post-Closing transaction that is contingent upon the consummation of the Merger.

          (e)   The Company and the Company Subsidiaries do not maintain or contribute to (and have never contributed to) a defined benefit pension plan within the meaning of Section 3(35) of ERISA, whether or not subject to Title IV of ERISA.

          (f)    Neither the Company nor any Company Subsidiary maintains any Company Plan that provides for post-retirement health and medical benefits for retired employees of the Company or any Company Subsidiary, except as required by applicable Law. With respect to any Company Plans which are group health plans within the meaning of Section 4980B of the Code and Section 607 of ERISA, there has been timely compliance in all material respects with all requirements imposed thereunder, and under Parts 6 and 7 of Title I of ERISA generally, so that the Company and the Company Subsidiary have no (and will not incur any) material loss, assessment, tax penalty or other sanction with respect to any such Company Plan.

          (g)   Except as set forth in Part 2.15(g) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has any actual or potential material liability for death or medical benefits under the Company Plans (whether or not subject to ERISA) or for health care continuation benefits described in Section 4980B of the Code or other applicable Law.

          (h)   Except as set forth in Part 2.15(h) of the Disclosure Schedule, there has been no amendment, interpretation, or announcement (whether or not written) by the Company or any Company Subsidiary relating to any Company Plan which would materially change employee participation or coverage, or materially increase the expense of maintaining such Company Plan above the level of the expense incurred with respect thereto for the fiscal year ended immediately prior to the Closing Date.

          (i)    Except as set forth in Part 2.15(i) of the Disclosure Schedule, the events contemplated by this Agreement will not trigger, accelerate, or otherwise entitle any current or former employees of the Company or Company Subsidiary to severance or other benefits.

          (j)    Neither the Company nor any Company Subsidiary, nor any of their directors or officers (or Board members, as applicable), employees or other fiduciaries, within the meaning of Section 3(21) of ERISA, have committed any breach of fiduciary responsibility imposed by ERISA with respect to the Company Plans which would subject the Company or any Company Subsidiary or any of their directors or officers (or Board members, as applicable), employees or other fiduciaries to any material liability under ERISA.

          (k)   There are no other trades or business (other than the Company Subsidiaries) whether or not incorporated which, together with the Company, would be deemed to be a "single employer" within the meaning of Section 414(b), (c) or (m) of the Code.

          (l)    Except with respect to taxes on benefits earned, no material tax has been waived, excused or paid or is owed by any Person (including any Company Plan, any Company Plan fiduciary or the Company or any Company Subsidiary) with respect to the operations of, or any transactions with respect to, any Company Plan. To the Knowledge of the Company, no action has been taken by the Company or any Company Subsidiary, nor has there been any failure by the Company or any Company Subsidiary to take any action, nor is any action or failure to take action contemplated by the Company or any Company Subsidiary (including all actions contemplated under this

  Agreement), that would subject any Person to any material liability or tax imposed by the IRS, the DOL, or the Pension Benefit Guaranty Corporation in connection with any Company Plan, other than taxes on benefits earned. To the Knowledge of the Company, no reserve for any taxes has been established with respect to any Company Plan by the Company or any Company Subsidiary nor has any advice been given to the Company or any Company Subsidiary with respect to the need to establish such a reserve.

          (m)  There are no legal, administrative or other proceedings or Governmental Authority investigations or audits, or written complaints to or by any Governmental Authority, which are pending, anticipated or, to the Knowledge of the Company, threatened against any Company Plan or its assets, or against any Plan fiduciary or administrator, or against the Company or any Company Subsidiary, or their directors or officers (or Board members, as applicable), employees or other fiduciaries with respect to any Company Plan other than any proceedings, investigations, audits, or complaints that are not material.

          (n)   There are no leased employees, as defined in Section 414(n) of the Code providing services to the Company or any Company Subsidiary that must be taken into account with respect to the requirements under Section 414(n)(3) of the Code.

          (o)   Except as may be otherwise provided in Section 5.3, and other than the liabilities of Company Plans for benefits owed to the employees participating in the Company Plans accrued prior to the Closing Date, or if later, the time of termination of such Plans, and reasonable expenses of administration of such Plans, no Company Plan has unfunded liabilities and any Company Plan may be terminated, directly or indirectly by the Company or sponsoring Company Subsidiary, in its sole discretion, at any time before or after the Closing Date in accordance with its terms, without causing the Company or sponsoring Company Subsidiary to incur any material liability to any Person for any action, conduct, practice or omission of the Company or sponsoring Company Subsidiary which occurred prior to the Closing Date. Notwithstanding the foregoing, certain Company Plans have liabilities for continuation coverage as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable Law, as described in the Part 2.15(o) of Disclosure Schedule.

          (p)   Except as set forth in Part 2.15(p) of the Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the Merger will not result in (i) any "golden parachute" that will trigger the imposition of a Tax under Section 4999 of the Code, or severance payments to any employee or Board member of the Company or any Company Subsidiary; (ii) any payment being made that will result in its, or any part thereof, becoming nondeductible under Section 162(m) of the Code, (iii) any increase in the benefits payable under any Company Plan; and (iv) any acceleration of the time of payment or vesting of any benefits under any Company Plan, except as described in Part 2.15(p) of the Disclosure Schedule.

        2.16.    Employee Matters.

          (a)   Except as set forth in Part 2.16(a) of the Disclosure Schedule, the Company and the Company Subsidiaries are in material compliance with all Laws respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and are not engaged in any unfair labor practice. Except as set forth in Part 2.16(a) of the Disclosure Schedule, the Company and the Company Subsidiaries have withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments to employees and are not liable for any arrears of wages or any material Taxes or any penalty for failure to comply with any of the foregoing. The Company and the Company Subsidiaries are not liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary and usual course of business and consistent with past practice). No Governmental Authority responsible for the enforcement of labor or employment Laws intends to conduct an investigation with respect to the Company or any Company Subsidiary, and no such investigation is in progress. Except as set forth in Part 2.16(a) of the Disclosure Schedule, no employee of the Company or any Company Subsidiary has a written employment agreement. Except as set forth in Part 2.16(a) of the Disclosure Schedule, every employee of the Company or any Company Subsidiary is an employee at will whose employment may be terminated without the payment of severance benefits other than those required by applicable federal or state Law.

          (b)   Except as set forth in Part 2.16(b) of the Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to or bound by or has previously had or currently has an obligation to perform (including make payments) under any collective bargaining agreement or any contract or other agreement or understanding with a labor union, labor organization or labor advocacy group. To the Company's Knowledge, there are no labor unions or other organizations attempting to represent any employees of the Company or any Company Subsidiary. There are no pending material representation petitions involving either the Company or any Company Subsidiary before the National Labor Relations Board or any state labor board. Neither the Company nor any Company Subsidiary is subject to any material unfair labor practice charge or any complaint, dispute, strike, work stoppage or public demonstration. To the Knowledge of the Company, there are no material organizational efforts with respect to the formation of a collective bargaining and presently being made or threatened involving employees of the Company or any Company Subsidiary.

        2.17.    Environmental Matters.

          (a)   Except as set forth in Part 2.17(a) of the Disclosure Schedule, the Real Property and the Leased Properties and the operations and activities of the Company and the Company Subsidiaries are in material compliance with all applicable Environmental Laws.

          (b)   Except as set forth in Part 2.17(b) of the Disclosure Schedule, neither the Company nor any Company Subsidiary or the properties and operations of any of them, are subject to any existing or threatened in writing claim, action, suit, citation, summons, order, agreement, penalty assessment, judgment, decree, proceeding, investigation or remedial or corrective action by or before any court or Governmental Authority under any Environmental Law.

          (c)   The Company and the Company Subsidiaries have all material Permits required to be obtained or filed by the Company and the Company Subsidiaries under any applicable Environmental Law in connection with their businesses (hereinafter "Environmental Permits"). Each such Environmental Permit will remain in full force and effect upon consummation of the Closing without notice to or approval by any Person, without additional payment and without any material modification of rights and privileges thereunder. Such Environmental Permits are valid and in full force and effect and have not been threatened in writing with suspension or revocation by any Governmental Authority. The Company and the Company Subsidiaries are in material compliance with the terms and conditions of all Environmental Permits.

          (d)   Neither Company nor any Company Subsidiary currently stores any Hazardous Materials on real properties now owned, leased or used by any of them in a manner that violates any applicable Environmental Law and has not, to the Company's Knowledge, Released any Hazardous Materials in a manner that is materially contrary to any applicable Environmental Laws.

          (e)   The Company has made available true and complete copies of all documents, reports, or analyses in its possession or control relating to the presence or absence of Hazardous Materials on, at, under or migrating from or onto any Real Property or Leased Property. Part 2.17(e) of the Disclosure Schedule sets forth a list of all such documents, reports or analyses.

          (f)    Except as set forth in Part 2.17(f) of the Disclosure Schedule, to the Company's Knowledge, there are no underground storage tanks which now exist on any Real Property or, to the Company's Knowledge, any Leased Property.

          (g)   Except as set forth in Part 2.17(g) of the Disclosure Schedule, the Company has not been notified in writing that any building or structure at any Real Property or Leased Property contains any asbestos or asbestos-containing material in violation of Environmental Laws, urea formaldehyde foam insulation, or polychlorinated biphenyls (PCBs) in concentrations exceeding 50 parts per million (ppm).

          (h)   During the Company's (or the Company Subsidiary's) period of ownership with respect to any Real Property and during the lease term with respect to any Leased Property: (i) there has not been any closure or cessation of the use of such property as a result of any Release of Hazardous Materials and (ii) the Company or any Company Subsidiary has not been identified in any litigation, administrative proceeding or investigation as a responsible party or potentially responsible party for any liability for response costs or other damages or liability for prior disposal or Release of Hazardous Materials.

        2.18.    Insurance.    Part 2.18 of the Disclosure Schedule sets forth a true and complete schedule of insurances of the Company and the Company Subsidiaries. All applications for the Company's and the Company Subsidiaries' insurance policies were substantially true and correct when submitted, and the Company and the Company Subsidiaries did not omit to disclose any material information required to be disclosed. Except as set forth in Part 2.18 of the Disclosure Schedule, there is no material claim pending under the Company's or any Company Subsidiary's insurance policies or fidelity bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. There is no claim pending under the Company's or any Company Subsidiary's insurance which, individually or in the aggregate, can be reasonably expected to exceed the applicable policy limits. The Company and the Company Subsidiaries are in compliance with the terms of such policies and bonds. The Company has no Knowledge of any threatened termination of, or material premium increase with respect to, any such policies or bonds.

        2.19.    Litigation.

          (a)   Except as set forth in Part 2.19(a) of the Disclosure Schedule, there is no private or governmental action, lawsuit, proceeding, arbitration or other legal proceeding pending before any court, administrative body, regulatory body or arbitration forum (or, to the Knowledge of the Company, being threatened in writing) against the Company or any Company Subsidiary. To the extent any such legal proceeding is not covered by insurance or the insurance is not adequate, Part 2.19(a) of the Disclosure Schedule sets forth the amounts the Company has reserved for defense costs and indemnity.

          (b)   Except as set forth in Part 2.19(b) of the Disclosure Schedule, there are no judgments, decrees or orders against the Company or any Company Subsidiary or, to the Knowledge of the Company, against any of their respective directors or officers (or Board members, as applicable) (in their capacities as such) unsatisfied of record or docketed in any court located in the United States of America. No petition in bankruptcy has ever been filed by or against the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has ever made any assignment for the benefit of creditors or taken advantage of any insolvency act or any act for the benefit of debtors. No receiver, conservator, liquidating agent or similar person or entity has been appointed, nor has anyone sought such a receiver, conservator, liquidating agent or similar person or entity to be appointed, for any portion of the assets of the Company or any Company Subsidiary.

        2.20.    Corporate Authority; Binding Nature of Agreement.    The Company has all necessary corporate power and authority to enter into this Agreement and, subject to receipt of the Required Company Stockholder Vote, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by the Board and, to the extent required, unanimously by the Special Committee of the Board of the Company (the "Special Committee") and, except for (i) the Required Company Stockholder Vote, and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated by this Agreement. As of the date hereof, the Special Committee unanimously determined and resolved, and the Board has determined and resolved (i) that the Merger is fair to, and in the best interests of, the Company Common Stockholders, (ii) to propose this Agreement for adoption by the Company Common Stockholders and to declare this Agreement is advisable and (iii) to recommend that the Company Common Stockholders approve this Agreement and the transactions contemplated by this Agreement (collectively, the "Recommendation"), all of which determinations and resolutions have not been rescinded, modified or withdrawn in any way as of the date of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (A) Laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) rules of Law governing specific performance, injunctive relief and other equitable remedies.

        2.21.    Vote Required.    Subject to the accuracy of the representations and warranties of Parent and Merger Sub in Section 3.9, and subject to Section 7.4, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock on the record date of the Company Meeting, voting together as a single class, is the only vote of holders of securities of the Company which is required to approve this Agreement and the Merger (the "Required Company Stockholder Vote").

        2.22.    Non-Contravention; Consents.    Except as set forth in Part 2.22 of the Disclosure Schedule, the execution and delivery of this Agreement by the Company and the consummation by the Company and the Company Subsidiaries of the transactions contemplated by this Agreement will not cause a default on the part of the Company or any Company Subsidiary under any lease in respect to any Leased Property or any other Company Material Contract, and will not conflict with or cause a violation of any of the provisions of the Organizational Documents of the Company or any Company Subsidiary. Except for violations and defaults that would not, individually or in the aggregate, materially affect the Company's or any Company Subsidiary's regular operations, the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement by the Company will not conflict with or cause a violation by the Company or any Company Subsidiary of any Law applicable to it or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any material obligation or to the loss of a material benefit under Company Material Contract binding upon the Company or any of its Subsidiaries, or to which any of them is a party or any of their respective properties are bound, or result in the creation of any Liens, other than any Permitted Encumbrances. Except as may be required by the DGCL, the HSR Act or any other antitrust Law or governmental antitrust regulation, the Company is not required to obtain any Consent or Permit from any Governmental Authority at any time prior to the Closing in connection with the execution and delivery of this Agreement or the consummation by the Company of the Merger.

        2.23.    Broker's or Finder's Fee.    Except for TM Capital Corp. (the "Advisor"), no broker, finder or investment banker is entitled to any brokerage or finder's fee or any similar charges in connection with this Agreement, the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Part 2.23 of the Disclosure Schedule sets forth all of the fees, commissions or other amounts that have been paid to, or may become payable to the Advisor, and includes a summary of all indemnification and other agreements related to the engagement of the Advisor.

        2.24.    Permits and Liquor Licenses.    Part 2.24 of the Disclosure Schedule separately sets forth a complete and correct list of all liquor licenses (including beer and wine licenses) held or used by the Company and the Company Subsidiaries (collectively, the "Liquor Licenses") in connection with the operation of each restaurant operated by the Company or any Company Subsidiary, along with the name and address of each such restaurant, and the expiration date of each such Liquor License. To the extent required by applicable Law, each restaurant currently operated by the Company or any Company Subsidiary possesses a Liquor License. The Company has no reason to believe that any currently pending application for a Liquor License sought by the Company or any Company Subsidiary will be ultimately denied. Each of the Liquor Licenses has been validly issued, and any subsequent changes in fact affecting such licensees that were required by Law to be reported to the applicable alcoholic beverage licensing authorities, have been so reported. Each Liquor License is in full force and effect and is adequate for the current conduct of the operations at the restaurant for which it is issued. Neither the Company nor any Company Subsidiary has received any written notice of any pending or threatened modification, suspension or cancellation of a Liquor License or any proceeding related thereto. Except as set forth in Part 2.24 of the Disclosure Schedule there have been no such proceedings relating to any of the Liquor Licenses. There are no pending disciplinary actions or past disciplinary actions relating to Liquor Licenses that would reasonably be expected to have any material impact on any restaurant or the ability to maintain or renew any Liquor License.

        2.25.    Proxy Statement; Other Information.    None of the information provided by the Company or the Company Subsidiaries to be included in the Proxy Statement will, as of the date of its filing and as of the date of each amendment or supplement thereto (as so amended or supplemented) (i) at the time of the mailing of the Proxy Statement or any amendments or supplements thereto and (ii) at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, at the time of the Company Meeting, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which shall have become false or misleading in any material respect. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act. The letter to Company Common Stockholders, notice of meeting, proxy statement and forms of proxy to be distributed to stockholders in connection with the Merger to be filed with the SEC are collectively referred to herein as the "Proxy Statement". Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the information supplied by Parent or Merger Sub or any of their respective Representatives that is contained or incorporated by reference in the Proxy Statement or any related filing.

        2.26.    Opinion of Financial Advisor.    The Special Committee has received an opinion of the Advisor, dated the date of this Agreement, to the effect that, as of such date, that each of the Stillman Transaction and the Per Share Merger Consideration to be received by the Company Common Stockholders, respectively, is fair to such holders from a financial point of view. An executed copy of each such opinion has been made available to Parent. The Company has been authorized by the Advisor to permit the inclusion in full of each such opinion in the Proxy Statement. As of the date of this Agreement, neither such opinion has been withdrawn, revoked or modified.

        2.27.    Takeover Statutes.    The Company has taken all actions necessary such that no restrictive provision of any "fair price," "moratorium," "control share acquisition," "interested stockholder," "business combination," "stockholder protection," "interested shareholder" or other similar antitakeover statute or regulation enacted under state or federal Laws in the United States of America (including, without limitation, Section 203 of the DGCL) is, or at the Effective Time, will be, applicable to this Agreement or to the transactions contemplated hereby.

        2.28.    Affiliate Transactions.    There are no material transactions, agreements, arrangements or understandings between (i) the Company or any Company Subsidiary and (ii) any Affiliate of the Company (other than any Company Subsidiary), of the type which would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act which have not been so disclosed prior to the date hereof (such transactions referred to herein as "Affiliate Transactions").

        2.29.    Indebtedness.    Part 2.29 of the Disclosure Schedule sets forth, as of the date of this Agreement or such other date as is set forth in such schedule, all of the outstanding indebtedness for borrowed money of, and all the outstanding guarantees of indebtedness for borrowed money of any Person by, the Company and each of the Company Subsidiaries. As of the date of this Agreement there is not, and as of the Effective Time there will not be, any indebtedness for borrowed money of, or guarantees of indebtedness for borrowed money of any Person by the Company and each of the Company Subsidiaries except as set forth in Part 2.29 of the Disclosure Schedule and except as may be incurred in accordance with Section 4.2.

        2.30.    General Statement.    The Company's representations and warranties which are set forth in this Article 2 are made as of the date of this Agreement and as of the Closing Date (as same may be updated and amended by the Disclosure Schedule to be delivered to Parent at the Closing), except for those representations and warranties made as of a specific date other than the date of this Agreement, which are made only as of that date. All representations and warranties of the Company are made subject to the exceptions noted in the Disclosure Schedule delivered by the Company concurrently herewith and as of the Closing Date, and identified as the "Disclosure Schedule" (with specific reference to the section or subsection of this Agreement to which each disclosed matter relates, although the inadvertent omission of an item from a section or subsection of the Disclosure Schedule shall not be a breach of this Agreement if such item is disclosed in another section or subsection of the Disclosure Schedule in a manner which makes the item reasonably apparent on the face of the Disclosure Schedule to be applicable to the section or subsection from which it was inadvertently omitted).

        2.31.    No Other Representations or Warranties.    Except for the representations and warranties made by the Company in this Article 2, the Company makes no representations or warranties, and the Company hereby disclaims any other representations or warranties, with respect to the Company, any Company Subsidiaries, or its or their business, operations, assets, liabilities, condition (financial or otherwise) or prospects or the negotiation, execution, delivery or performance of this Agreement by the Company.

        3.    Representations and Warranties of Parent and Merger Sub    Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

        3.1.    Due Organization. Parent is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary power and authority to own, lease and operate its properties and to conduct its business in the manner in which its business is currently conducted. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary power and authority to own, lease and operate its properties and to conduct its business in the manner in which its business is currently conducted. Parent has heretofore made available to the Company accurate and complete copies of the organizational documents, as currently in effect, of Parent and Merger Sub.

        3.2.    Authority; Binding Nature of Agreement.    Parent and Merger Sub have the absolute and unrestricted right, power and authority to enter into and perform their obligations under this Agreement, and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent, Merger Sub and their respective Boards. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies.

        3.3.    Litigation.    As of the date of this Agreement:

            (a)   there is no private or governmental action, lawsuit, proceeding, arbitration, investigation or other legal proceeding pending before any court, administrative body, regulatory body or arbitration forum (or, to the Knowledge of Parent, being threatened in writing) against Parent or Merger Sub that would prevent, enjoin or materially alter or delay the Merger.

            (b)   there are no judgments, decrees or orders against Parent or Merger Sub or, to the Knowledge of Parent, against any of their respective directors or officers (or Board members, as applicable) (in their capacities as such) unsatisfied of record or docketed in any court located in the United States of America that would prevent, enjoin or materially alter or delay the Merger.

        3.4.    Merger Sub.    Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Except for obligations and liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the Merger, Merger Sub has not incurred any obligations or liabilities.

        3.5.    No Parent Vote Required.    No vote or other action of the members of Parent is required by applicable Law, the certificate of formation of Parent, the limited liability company agreement of Parent or otherwise in order for Parent and Merger Sub to consummate the Merger and the transactions contemplated hereby.

        3.6.    Financing.    Parent has delivered to the Company (i) true and complete copies of executed written commitments from the lenders to the borrower thereunder (collectively, the "Debt Financing Commitments"), pursuant to which the lenders party thereto have agreed, subject only to the terms and conditions set forth therein, to provide or cause to be provided to Parent and/or Merger Sub debt financing in the amounts set forth therein for the purposes of financing the transactions contemplated by this Agreement and related fees and expenses and the other purposes set forth therein (the "Debt Financing") and (ii) true and complete copies of executed written commitments (collectively, the "Equity Financing Commitments" and together with the Debt Financing Commitments, the "Financing Commitments"), pursuant to which the parties thereto have agreed, subject only to the terms and conditions set forth therein, to provide or cause to be provided to Parent and/or Merger Sub equity financing in the amounts set forth therein for the purposes of financing the transactions contemplated by this Agreement and related fees and expenses (the "Equity Financing" and together with the Debt Financing, the "Financing"). As of the date of this Agreement, none of the Financing Commitments has been amended or modified, and the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded, in any respect. Parent has fully paid any and all commitment fees or other fees in connection with the Financing Commitments that are payable on or before the date of this Agreement in connection therewith or pursuant thereto, and the Financing Commitments are in full force and effect. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in the Financing Commitments. No event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent or Merger Sub under any of the Debt Financing Commitments. Neither Parent nor Merger Sub is aware of any reason why the conditions set forth in the Financing Commitments would not be satisfied on or before the Closing Date or such other earlier date as may be set forth in the Financing Commitments, assuming that the Closing occurs on or before October 16, 2007. Subject to the terms and conditions of the Financing Commitments, and subject to the terms and conditions of this Agreement, the aggregate proceeds contemplated by the Financing Commitments, together with the cash on hand of Parent and Merger Sub on the Closing Date, will be sufficient to pay the aggregate Per Share Merger Consideration and any other amounts required to be paid in connection with the consummation of the transactions contemplated hereby, and to pay all related fees and expenses.

        3.7.    Guarantee.    Each Guarantee is in full force and effect and is a valid and binding obligation of the respective Guarantor thereunder, enforceable against each Guarantor in accordance with its terms, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of any Guarantor under the applicable Guarantee. None of the Guarantees has been amended or modified in any respect.

        3.8.    Solvency.    Assuming (a) that the Company is solvent immediately prior to the Effective Time, (b) the satisfaction of the conditions to Parent's and Merger Sub's obligation to consummate the Merger, or waiver of such conditions, (c) the accuracy and completeness of the representations and warranties of the Company set forth in Section 2, and (d) the Company Financial Statements fairly present the consolidated financial condition of the Company and the Company Subsidiaries as of the end of the periods covered thereby and the consolidated results of operations of the Company and the Company Subsidiaries for the periods covered thereby, and after giving effect to the transactions contemplated by this Agreement, including the Financing, any alternative financing and the payment of the aggregate Per Share Merger Consideration, any other repayment or refinancing of debt contemplated in the Financing Commitments, payment of all amounts required to be paid in connection with the consummation of the transactions contemplated hereby, and payment of all related fees and expenses, each of Parent and the Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated hereby. For the purposes of this Agreement, the term "Solvent" when used with respect to any Person, means that, as of any date of determination, (i) the amount of the "fair saleable value" of the assets of such Person will, as of such date, exceed (A) the value of all "liabilities of such Person, including contingent and other liabilities," as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (iii) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, "not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged" and "able to pay its liabilities, including contingent and other liabilities, as they mature" means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

        3.9.    Stillman Agreements.    Parent has previously disclosed to the Special Committee in writing all agreements, arrangements and understandings, written or oral, between Parent or Merger Sub or any of their respective Affiliates, on the one hand, and Mr. Alan Stillman or any of his Affiliates or any other executive officer of the Company, on the other hand, as of the date hereof.

        3.10.    Access.    Parent and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company which it and its Representatives, as of the date hereof, have requested to review, and that it and its Representatives have had full opportunity to meet with officers and other Representatives of the Company for the purpose of investigating and obtaining information regarding the Company's business, operations and legal affairs. Parent has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Company and the Company Subsidiaries, which investigation, review and analysis was done by Parent and, to the extent Parent deemed appropriate, by Parent's Representatives.

        3.11.    Non-Contravention; Consents. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement will not conflict with or cause a violation of any of the provisions of the Organizational Documents of Parent or Merger Sub. Except for violations that would not, individually or in the aggregate, materially affect Parent's or Merger Sub's regular operations or their ability to consummate the Merger, the execution and delivery of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not conflict with or cause a violation by Parent or Merger Sub of any Law applicable to either of them or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any material obligation under any material contract, agreement, arrangement or understanding binding upon Parent or Merger Sub, or to which either of them is a party or any of their respective properties are bound, or result in the creation of any Liens. Except as may be required by the DGCL, the HSR Act and in respect of certain alcoholic beverage control laws, neither Parent nor Merger Sub is required to obtain any Consent from any Governmental Authority at any time prior to the Closing in connection with the execution and delivery of this Agreement or the consummation by Parent and Merger Sub of the Merger.

        3.12.    No Knowledge of Inaccuracies.    Parent does not have any knowledge that any of the Company's representations and warranties set forth in Article 2 are inaccurate. Parent has not relied on and is not relying on any representations, warranties or other assurances regarding the Company or its business other than those representations and warranties expressly set forth in this Agreement or in a certificate given or to be given pursuant to this Agreement.

        3.13.    Proxy Statement; Other Information.    None of the information provided by Parent or Merger Sub to be included in the Proxy Statement will, as of the date of its filing and as of the date of each amendment or supplement thereto (as so amended or supplemented) (i) at the time of the mailing of the Proxy Statement or any amendments or supplements thereto and (ii) at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, at the time of the Company Meeting, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which shall have become false or misleading in any material respect. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to the information supplied by the Company or the Company Subsidiaries or any of their respective Representatives that is contained or incorporated by reference in the Proxy Statement or any related filing.

        3.14.    Broker's or Finder's Fee. No broker, finder or investment banker is entitled to any brokerage or finder's fee or any similar charges in connection with this Agreement, the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or Merger Sub.

        3.15.    Lack of Ownership of Company Common Stock.    Neither Parent nor any of its subsidiaries beneficially owns, directly or indirectly, any shares of Company Common Stock or other security convertible into, or exchangeable or exercisable for shares of Company Common Stock. Except for that certain voting agreement as of even date herewith among Parent, Merger Sub, the Company and those stockholders of the Company (including Mr. Alan Stillman) listed on Schedule I thereto, there are no voting trusts or other agreements, arrangements or understandings to which Parent or any of its subsidiaries is a party with respect to the voting of the Company Common Stock and there are no agreements, arrangements or understandings to which Parent or any of its subsidiaries is a party with respect to the acquisition, divestiture, retention, purchase, sale or tendering of the Company Common Stock.

        3.16.    No Other Representations and Warranties.    Except for the representations and warranties made by Parent and Merger Sub in this Article 3, neither Parent nor Merger Sub makes any representations or warranties, and Parent and Merger Sub hereby disclaim any other representations or warranties, with respect to Parent or Merger Sub or its or their business, operations, assets, liabilities, condition (financial or otherwise) or prospects or the negotiation, execution, delivery or performance of this Agreement by Parent and Merger Sub.

        4.    Certain Covenants of the Company

        4.1. Access.    During the period from the date of this Agreement through the earlier of the Effective Time or the termination of this Agreement pursuant to Section 8.1 (the "Pre-Closing Period"), and upon reasonable advance notice to the Company, the Company shall provide Parent and Parent's Representatives with reasonable access during normal business hours to the Company's and each Company Subsidiary's books and records, facilities, properties, contracts, documents and insurance policies for the purpose of enabling Parent to verify the accuracy of the Company's representations and warranties contained in this Agreement; provided that any such access shall be conducted at Parent's expense and in such a manner as to maintain the confidentiality of any confidential information of the Company and not to unreasonably interfere with the regular operations of the business of the Company or the Company Subsidiaries. During the Pre-Closing Period, Parent may, upon the prior written approval of the Company's Chief Executive Officer or Chief Financial Officer, contact any employee of the Company or any Company Subsidiary directly, provided that such contact is for informational purposes only and does not unreasonably interfere with such employee's ongoing responsibilities to the Company or any Company Subsidiary. Nothing herein shall require either the Company or any Company Subsidiary to disclose any information to Parent if such disclosure would, in its sole and absolute discretion (i) jeopardize any attorney-client or other legal privilege or (ii) contravene any applicable Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which it or its Affiliates is a party), provided that the Company shall immediately (and in all cases prior to Closing) notify Parent and Parent's Representatives of the fact of such non-disclosure, and of the nature of the information or materials not disclosed (without disclosing the substance of the withheld information).

        4.2.    Conduct of the Business of the Company and the Company Subsidiaries.    During the Pre-Closing Period, except (i) as set forth in Part 4.2(i) of the Disclosure Schedule, (ii) as otherwise set forth in the annual budget of the Company for the fiscal year 2007 in the form set forth in Part 4.2(ii) of the Disclosure Schedule, (iii) to the extent necessary to comply with the Company's obligations under this Agreement, (iv) as necessary to ensure that the Company complies with applicable Laws and contractual obligations, or (v) with Parent's consent, which shall not be unreasonably withheld or delayed by Parent: (A) the Company shall use commercially reasonable best efforts to cause the Company and each Company Subsidiary to (1) carry on its business in the ordinary and usual course and consistent with past practice; (2) preserve substantially intact its present business organization; and (3) preserve its material relationships with suppliers, distributors, licensors, licensees, landlords, employees, franchisees and others with whom the Company has business relations; and (B) neither the Company nor any Company Subsidiary shall:

          (a)   amend its Organizational Documents (except any amendments necessary to effect the transactions contemplated by this Agreement);

          (b)   authorize for issuance, issue, grant, sell, pledge, dispose of or encumber any of its capital stock of or equity interest in, or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to authorize for issuance, issue, grant, sell, pledge, dispose of or encumber any such securities or equity interest or other convertible securities; provided that the Company may issue shares of Company Common Stock in connection with the exercise of Company Options;

          (c)   split, combine, reclassify, subdivide or effect any similar transaction with respect to, or redeem, or purchase or otherwise acquire, directly or indirectly, any of its outstanding capital stock or equity interest;

          (d)   except as otherwise expressly provided in Section 1.6, accelerate, amend or change the period of exercisability or vesting of options or other rights granted under the Option Plans or authorize cash payments in exchange for any options, warrants or other rights granted under any of such plans or otherwise;

          (e)   incur any indebtedness for borrowed money, or guarantee any such indebtedness, or issue or sell any debt securities or guarantee any debt securities of others;

          (f)    enter into any franchise agreements, subfranchise agreements, management agreements or submanagement agreements, enter into any leases for real or personal property or make any capital expenditures, capital additions or capital improvements (other than in accordance with the Company's business plan for the 2007 calendar year as set forth in the Disclosure Schedule);

          (g)   materially reduce the amount of any insurance coverage provided by existing insurance policies;

          (h)   terminate, modify, amend or otherwise change any of the terms of any Company Material Contract, or waive any material right of the Company or any Company Subsidiary under any Company Material Contract, in each case in a manner that is materially adverse to the Company or any Company Subsidiary;

          (i)    increase the compensation payable or to become payable to, or except as required to comply with applicable Law, adopt, enter into, terminate, amend or increase the amount or accelerate the payment or vesting of any benefit, award or amount payable under any Option Plan or other Plan or other arrangement for the current or future benefit or welfare of, any director, officer or employee (including any Board member, as applicable), except for increases in the ordinary and usual course of business and consistent with past practice in salaries or wages of employees of the Company or any Company Subsidiary who are not directors or officers of the Company or any Company Subsidiary;

          (j)    grant or pay any severance or termination pay or benefits to any Board member, officer or employee of the Company, except for payments and benefits made pursuant to agreements existing as of the date of this Agreement and disclosed in Part 2.15(i) of the Disclosure Schedule or otherwise in the ordinary and usual course of business and consistent with past practice;

          (k)   acquire or agree to acquire by merging with, or by purchasing a substantial portion of the capital stock of, equity interest in, assets of any business or entity (or by any other manner);

          (l)    unless otherwise required by law, make or change any material election in respect of Taxes, change any material accounting method in respect of Taxes, file any amendment to a Tax Return, settle any claim or assessment in respect of Taxes greater than $10,000, or consent to any extension or waiver of the limitation period applicable in respect of any material Taxes;

          (m)  sell, transfer, lease, convey, assign, license or otherwise encumber, or subject to any Lien, or otherwise dispose of any material asset or property used in the operation or conduct of the Company's or any Company Subsidiary's business, except in the ordinary and usual course of business and consistent with past practice;

          (n)   prepay any liabilities or obligations, other than in the ordinary and usual course of business and consistent with past practice;

          (o)   authorize, declare, set aside or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of the Company's capital stock or the Company Subsidiaries' capital stock or equity interest;

          (p)   waive, release or cancel any material claims against any third parties, other than in the ordinary and usual course of business and consistent with past practice;

          (q)   make any loans, advances or capital contributions to, or any investments in, any other Person;

          (r)   fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder or under, and in compliance with, the rules and regulations of the NASDAQ Stock Market;

          (s)   fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed;

          (t)    revalue any of its assets or make any change in accounting methods, principles or practices, except as required by changes in GAAP or by Regulation S-X under the Exchange Act;

          (u)   fail to (i) timely prepare and file (or cause to be timely prepared and filed) in a manner consistent with the prior practices and positions of the Company and the Company Subsidiaries (unless such treatment is no longer permitted by applicable Law) all income, franchise, gross receipt, sales, property and employment Tax Returns of or with respect to the Company and the Company Subsidiaries required by applicable Law to be filed on or before the Closing Date (taking into account any extensions permitted by applicable Law) and (ii) pay or cause to be paid all Taxes shown on such Tax Returns;

          (v)   until the Closing Date, fail to accrue consistent with past practice and in accordance with GAAP by specific provision on their financial statements all material Taxes for periods ending on or before the dates of such financial statements to the extent such Taxes are not yet due;

          (w)  subject to Section 4.3, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the transactions contemplated by this Agreement); or

          (x)   agree or commit to take any of the actions described in subsections (a) through (w) of this Section 4.2.

        Except as limited by applicable Laws, in connection with the continued operation of the Company and the Company Subsidiaries, during the Pre-Closing Period the Company will report on a regular and frequent basis to Parent regarding operational matters and the general status of ongoing operations of the Company and the Company Subsidiaries and will promptly notify Parent of any event or occurrence that has had or would reasonably be likely to result in any of the conditions set forth in Articles 6 or 7 not being satisfied. The Company acknowledges that Parent does not waive any rights it may have under this Agreement as a result of such consultations or notifications.

        Nothing contained in this Agreement (including, without limitation, this Section 4.2) is intended to give Parent, directly or indirectly, the right to control or direct the Company's or any Company Subsidiary's operations prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent's or any of its subsidiaries' operations. Prior to the Effective Time, each of Parent, Merger Sub and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries' and Company's Subsidiaries' respective operations.

        4.3.    No Solicitation.

          (a)   During the Pre-Closing Period, the Company and the Company Subsidiaries shall not, nor shall they authorize or instruct any of their Representatives to, directly or indirectly, (i) solicit or initiate the submission of any Takeover Proposal by any Person (other than Parent or its Affiliates or Representatives) or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to any Takeover Proposal by any Person (other than Parent or its Affiliates or their respective Representatives); provided that notwithstanding anything to the contrary contained in this Section 4.3(a) or elsewhere in this Agreement, if, at any time prior to receipt of the vote required pursuant to Section 7.4, the Special Committee or the Board of the Company determines in good faith, after consultation with outside counsel and its financial advisor, that failure to do so would be inconsistent with its fiduciary duties to the Company Common Stockholders under applicable Law, the Special Committee or the Board of the Company may, in response to a bona fide, written Takeover Proposal that was unsolicited or that did not otherwise result from a breach of this Section 4.3(a), and subject to compliance with Section 4.3(c), (i) furnish nonpublic information with respect to the Company and the Company Subsidiaries to any Person pursuant to a confidentiality and standstill agreement on terms in all material respects not less restrictive to the other party than those contained in the Confidentiality Agreement and (ii) participate in discussions and negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by a Representative of the Company, acting with or without the authorization of the Company, shall be deemed to be a breach of this Section 4.3(a) by the Company.

          (b)   Except as expressly permitted by this Section 4.3, neither the Special Committee nor the Board of the Company (nor any other committee thereof) shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the Recommendation or any other approval or recommendation by such Special Committee or the Board of the Company (or any such committee thereof) of this Agreement or the Merger, (ii) approve or recommend any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any Takeover Proposal. Notwithstanding the foregoing or anything else contained in this Agreement, prior to receipt of the vote required pursuant to Section 7.4, the Special Committee or the Board of the Company, to the extent it determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary duties to the Company Common Stockholders under applicable Law, may (i) withdraw or modify the Recommendation or any other approval or recommendation of this Agreement or the Merger and/or (ii) approve or recommend any Superior Proposal.

          (c)   In addition to the obligations of the Company set forth in subsections (a) and (b) of this Section 4.3, the Company promptly (and in all events within 24 hours of receipt) shall advise Parent orally and in writing of any request to the Company for nonpublic information regarding any Takeover Proposal or of any Takeover Proposal submitted to the Company or any inquiry directed to the Company with respect to a Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the Person making any such Takeover Proposal or inquiry. The Company will keep Parent informed in all material respects of the status and details (including amendments or proposed amendments) of any such Takeover Proposal or inquiry.

          (d)   Nothing contained in this Section 4.3 or elsewhere in this Agreement shall prohibit the Company from making any disclosure to the Company Common Stockholders or any public announcement if, in the good faith judgment of the Special Committee or the Board of the Company, after consultation with outside counsel, failure to so disclose would be inconsistent with any applicable Law or any duty of the Board; provided that the Company shall not, except in accordance with the provisions of this Section 4.3, withdraw or modify, or propose to withdraw or modify, the Recommendation or any other recommendation of the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

        5.    Additional Covenants of the Parties

        5.1.    Filings; Other Actions.

          (a)   The Company, Parent and Merger Sub shall each use all commercially reasonable efforts to take or cause to be taken such actions as may be required to be taken under the Exchange Act, any other federal securities Laws, and under any applicable state securities or "blue sky" Laws in connection with the Merger and the other transactions contemplated by this Agreement. In connection with the Merger and the Company Meeting, the Company shall prepare and file with the SEC, as promptly as practicable following the date of this Agreement, the Proxy Statement relating to the Merger and the other transactions contemplated by this Agreement, and the Company and Parent shall use all commercially reasonable efforts to respond to any comments of the SEC and to cause the Proxy Statement to be mailed to the Company Common Stockholders, all as promptly as reasonably practicable; provided that prior to the filing of the Proxy Statement, the Company shall consult with Parent with respect to such filing and shall afford Parent or its Representatives reasonable opportunity to comment thereon. Parent and Merger Sub shall provide the Company, as promptly as practicable, with any information for inclusion in the Proxy Statement which may be required under applicable Law and/or which is reasonably requested by the Company. The Company shall notify Parent of the receipt of comments of the SEC and of any request from the SEC for amendments or supplements to the Proxy Statement or for additional information, and will promptly supply Parent with copies of all correspondence between the Company or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement or the Merger. Each of the Company, Parent and Merger Sub shall use its respective commercially reasonable efforts to resolve all SEC comments with respect to the Proxy Statement and any other required filings as promptly as practicable after receipt thereof. Each of the Company, Parent and Merger Sub agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. If at any time prior to the Company Meeting any event should occur which is required by applicable Law to be set forth in an amendment of, or a supplement to, the Proxy Statement, the Company will, with the cooperation of Parent, upon learning of such event, promptly prepare and file such amendment or supplement with the SEC to the extent required by applicable Law and shall mail such amendment or supplement to the Company's stockholders to the extent required by applicable Law; provided that prior to such filing, the Company shall consult with Parent with respect to such amendment or supplement and shall afford Parent or its Representatives reasonable opportunity to comment thereon. Notwithstanding the forgoing, the Company shall have no obligation to notify Parent of any matters to the extent that the Special Committee determines in good faith, after consultation with the legal counsel of the Company or the Special Committee, that to do so would be inconsistent with the directors' exercise of their fiduciary obligations to the Company Common Stockholders under applicable Law.

          (b)   During the Pre-Closing Period, the Company and Parent shall cooperate with each other in order to lift any injunctions or remove any other legal impediment to the consummation of the transactions contemplated by this Agreement.

          (c)   Subject to the other provisions of this Agreement, the Company shall, subject to Section 4.3, (i) take all action necessary in accordance with the DGCL and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable following the mailing of the Proxy Statement for the purpose of obtaining the Required Company Stockholder Vote (the "Company Meeting") (including mailing the Proxy Statement as soon as reasonably practicable after the SEC has cleared the Proxy Statement and holding the Company Meeting no later than 35 days after mailing the Proxy Statement, unless a later date is mutually agreed by the Company and by Parent), (ii) include in the Proxy Statement the recommendation of the Board of the Company, based on the unanimous recommendation of the Special Committee, that the stockholders of the Company vote in favor of the adoption of this Agreement and, subject to the approval of the Advisor, as applicable, the written opinions of the Advisor, dated as of the date of this Agreement, that, as of such date, each of the Stillman Transaction and the Per Share Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stockholders and (iii) use all commercially reasonable efforts to solicit from the Company Common Stockholders proxies in favor of the approval of this Agreement and the transactions contemplated by this Agreement.

          (d)   Notwithstanding anything herein to the contrary, unless this Agreement is terminated in accordance with Section 8.1, the Company will take all of the actions contemplated by Section 5.1(a) and Section 5.1(c)(i) regardless of whether the Board of the Company (acting through the Special Committee, if then in existence) has approved, endorsed or recommended a Superior Proposal or has withdrawn, modified or amended the Recommendation, and will submit this Agreement for adoption by the Company Common Stockholders at the Company Meeting. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Company Meeting if this Agreement is terminated in accordance with Section 8.1.

        5.2.    Regulatory Filings; Reasonable Best Efforts.    As soon as reasonably practicable, and in any event within ten (10) days, following the execution of this Agreement, the Company, Parent and Merger Sub each shall file with the U.S. Federal Trade Commission (the "FTC") and the Antitrust Division of the U.S. Department of Justice (the "DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act and shall make any other filings as may be required by any other Antitrust Law, and in each case, will use its reasonable best efforts to obtain an early termination of any applicable waiting period thereunder. The Company, on the one hand, and Parent and Merger Sub, on the other hand, each shall promptly (i) supply the other party with any information which may be required in order to effectuate such filings and (ii) supply any additional information which reasonably may be required by the FTC or the DOJ or any other Governmental Authority in connection with such filings and which the parties may reasonably deem appropriate. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will notify the other party promptly upon the receipt of (i) any comments from any officials of the FTC, the DOJ or any other Governmental Authority in connection with any filings made pursuant hereto and (ii) any request by any officials of the FTC, the DOJ or any other Governmental Authority for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Laws, including the requirements of the HSR Act. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to this Section 5.2, the Company, on the one hand, and Parent and Merger Sub, on the other hand, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the applicable Governmental Authority such amendment or supplement. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall give the other party prompt notice of the commencement or known threat of commencement of any proceeding by or before any Governmental Authority with respect to the Merger or any of the other transactions contemplated by this Agreement, keep the other party informed as to the status of any such proceeding or threat and use its reasonable best efforts to contest, resist or resolve such proceeding and, in connection with any such proceeding, each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will permit authorized representatives of the other party to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with any such proceeding. Upon the terms and conditions set forth herein, and subject to Sections 4.3 and 8.1, each of the parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things, necessary, proper or advisable to make effective as promptly as practicable, but in no event later than the End Date, the Merger and other transactions contemplated hereby in accordance with the terms hereof, including obtaining HSR clearance and all necessary actions or nonactions, waivers, consents, approvals or authorizations from Governmental Authorities. Neither Parent nor its Affiliates shall be required to sell, divest, hold separate, otherwise dispose of or license any of its businesses, product lines or assets or to conduct their business in a specified manner. Parent shall not be required to sell, divest, hold separate, otherwise dispose of or license any of the Company's or any Company Subsidiary's businesses or assets or to conduct its business in a specific manner that would have a Material Adverse Effect.

        5.3.    Employee Benefits.

          (a)   Parent agrees that from and after the Effective Time, Parent and its Affiliates shall assume and honor all Company and Company Subsidiary severance and change of control plans, as disclosed in Part 2.15(i) or Part 2.15(p) of the Disclosure Schedule, in accordance with their terms as in effect immediately before the Effective Time. Nothing herein shall be construed to prohibit, restrict or limit Parent, the Company or any Company Subsidiary from discharging current employees of the Company or any Company Subsidiary (the "Company Employees") or changing compensation or the terms or continuation of any Company Plan in accordance with applicable Law in the exercise of their good faith business judgment in the operation of the business, including discharging employees in connection with business restructurings and reorganizations, store closings, individual or group performance, and the like.

          (b)   For all purposes under the employee benefit plans of Parent providing benefits to any Company Employee after the Effective Time in lieu of any Company Plan in which such Company Employee participated immediately before the Effective Time (the "New Plans"), each Company Employee shall be (to the extent available at commercially reasonable cost) credited with his or her years of service with the Company or any Company Subsidiary before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company Plans. In addition, and without limiting the generality of the foregoing: (i) each Company Employee who is entitled to participate in the Old Plans (defined below) shall be immediately eligible to participate, without any waiting time, in any and all New Plans; and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee (but only if and to the extent such benefits were provided under the Old Plans to such Company Employee), Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Company Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans") ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Notwithstanding the foregoing, except as provided in Section 5.3(a), Parent, Company and the Company Subsidiaries shall have no obligation to provide any employee benefit plan or any particular employee benefit to any Company Employee.

          (c)   Parent hereby acknowledges that the transactions contemplated by this Agreement shall constitute a "change of control" under the Company Plans, if any, and the terms of employment-related agreements, as applicable.

          (d)   Notwithstanding anything in Section 5.3(a), neither Parent nor its Affiliates nor Company nor any Company Subsidiary shall be obliged to continue any Company Plan that is in the nature of a stock option plan, or to establish a New Plan that is in the nature of a stock option plan, or to provide for any Company Employee any benefit in the nature of an employee stock option plan or in any other manner giving any Company Employee any right whatsoever to capital stock of or equity interest in the Company or any Company Subsidiary or of Parent or any Affiliate of Parent.

        5.4.    Indemnification of Directors and Officers; Insurance.

          (a)   From and after the Effective Time, Parent shall cause the Surviving Corporation and its subsidiaries to fulfill and honor in all respects the obligations of the Company and the Company Subsidiaries pursuant to any indemnification provisions under the Organizational Documents of the Company or any Company Subsidiary as in effect on the date of this Agreement (the Persons entitled to be indemnified pursuant to such provisions, and all other current and former directors and officers (including Board members, as applicable) of the Company and the Company Subsidiaries, being referred to collectively as the "D&O Indemnified Parties"). Parent shall cause the Surviving Corporation to honor in accordance with their terms all indemnification agreements entered into by the Company or any Company Subsidiary with any current or former Board member, officer or agent that are in effect prior to the execution of this Agreement.

          (b)   Without limiting the provisions of Section 5.4(a), during the period ending on the sixth (6th) anniversary of the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless each D&O Indemnified Party against and from any costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to (i) any action or omission or alleged action or omission in such D&O Indemnified Party's capacity as a Board member, officer or employee of the Company or of any Company Subsidiary (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time) or (ii) any agreement or document contemplated hereby or delivered in connection herewith or any of the transactions contemplated by this Agreement; provided that if, at any time prior to one month following the sixth (6th) anniversary of the Effective Time, any D&O Indemnified Party delivers to Parent and to the Surviving Corporation a written notice asserting a claim for indemnification under this Section 5.4(b) arising on or prior to the sixth (6th) anniversary of the Effective Time, then the claim asserted in such notice shall survive the sixth (6th) anniversary of the Effective Time until such time as such claim is fully and finally resolved. In the event of any such claim, action, suit, proceeding or investigation, (i) the D&O Indemnified Parties may retain counsel with respect to the defense thereof for any period after the Effective Time; provided that such counsel shall be reasonably satisfactory to the Surviving Corporation, and (ii) after the Effective Time, Parent shall cause the Surviving Corporation to pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received (provided that in the event of a final non-appealable judicial determination that any D&O Indemnified Party is not entitled to indemnification hereunder, any amounts advanced on his or her behalf shall be remitted to the Surviving Corporation); provided that the Surviving Corporation shall not be liable for any settlement effected without its express written consent, which consent shall not be unreasonably withheld. The D&O Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless counsel for any D&O Indemnified Party determines in good faith that, under applicable standards of professional conduct, a conflict exists or is reasonably likely to arise on any material issue between the positions of any two or more D&O Indemnified Parties. If the Surviving Corporation's insurance carrier shall designate insurance defense counsel to represent a D&O Indemnified Party at no out-of-pocket cost to such D&O Indemnified Party, in respect to any claim for which such D&O Indemnified Party is entitled to indemnity pursuant to this Section 5.4, the D&O Indemnified Party shall not unreasonably withhold its consent to be so represented; provided that such D&O Indemnified Party shall not be deemed to have unreasonably withheld consent if representation of such D&O Indemnified Party by such counsel would be inappropriate due to actual or potential differing interests between the D&O Indemnified Party and any other party represented by such counsel in such proceeding based on ethical standards. If a D&O Indemnified Party unreasonably withholds its consent, or if the D&O Indemnified Party engages additional counsel (except for the reason set forth in the proviso in the preceding sentence), the Surviving Corporation shall have no obligation to pay or reimburse any of that D&O Indemnified Party's separate or additional counsel fees and expenses.

          (c)   Parent shall, and shall cause the Surviving Corporation to pay all expenses, including reasonable attorneys' fees, that may be reasonably incurred by the D&O Indemnified Parties in enforcing the indemnity and other obligations provided for in this Section 5.4.

          (d)   Through the sixth (6th) anniversary of the Effective Time, Parent shall cause to be maintained in effect the current level and scope of directors' and officers' liability insurance coverage for all matters which is no less favorable to that provided under the Company's and the Company Subsidiaries' directors' and officers' liability insurance policy in effect as of the date of this Agreement (a copy of which will be delivered to Parent); provided, however, that in no event shall Parent be required pursuant to this Section 5.4(d) to expend in any one year an amount in excess of two hundred percent (200%) of the annual premium currently payable by the Company with respect to such current policy, it being understood that if the annual premiums payable for such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost equal to such amount. In lieu of such annual coverage, Parent may or may cause the Surviving Corporation to purchase at the Effective Time a six (6) year tail insurance policy complying with the coverage requirements set forth in the preceding sentence.

          (e)   The provisions of this Section 5.4 shall not, however, apply to, and there shall be no indemnification by the Company or any Company Subsidiary for claims against the Payment Agent in its capacity as such.

          (f)    This Section 5.4 shall survive the consummation of the Merger and the Effective Time, is intended to benefit and may be enforced by each of the D&O Indemnified Parties and his or her heirs and representatives, and shall be binding on all successors and assigns of Parent and the Surviving Corporation. The provisions of this Section 5.4 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any D&O Indemnified Party or his or her heirs or representatives may have by contract or otherwise.

        5.5.    Notifications of Certain Matters.

          (a)   The Company shall give prompt notice to Parent of the occurrence, or failure to occur, of any event before the Closing which occurrence or failure causes (i) any representation or warranty of the Company or the Company Subsidiary contained in this Agreement or any exhibit or schedule hereto to be untrue or inaccurate in any material respect or (ii) the Company or the Company Subsidiary to be unable to comply with or satisfy by the Closing any material covenant, obligation, condition or agreement to be complied with or satisfied by it under this Agreement any exhibit or schedule hereto; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant, obligation or agreement or to satisfy any condition. The Company shall use commercially reasonable efforts to give prompt notice to Parent of any event or state of facts before the Closing that has or is reasonably likely to have a Material Adverse Effect. Any such notification by the Company shall not be deemed to amend the schedules hereto for purposes of determining whether the conditions set forth in Article 6 hereof have been satisfied and shall not be deemed to cure any breach of any representation or warranty or to limit the rights and remedies of the parties under this Agreement for any breach by the other parties of such representations and warranties.

          (b)   Parent shall give prompt notice to the Company of (i) the occurrence, or failure to occur, of any event before the Closing which occurrence or failure causes Parent to be unable to comply with or satisfy by the Closing any material covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition.

          (c)   Not earlier than ten (10) and not less than two (2) days before the date scheduled for Closing, the Company shall correct and supplement in writing any information furnished on Schedules provided by the Company that are incorrect or incomplete, and shall promptly furnish such corrected and supplemented information to Parent, so that all provided information shall be correct and complete at the time such updated information is provided. Thereafter, prior to the Closing, the Company shall correct and supplement in writing any information furnished on its Schedules that is incorrect or incomplete. It is agreed that no such correction or supplement shall be deemed to create any presumption that such information constitutes or evidences the existence of a material change to, or a breach or violation by the Company of, any provision of this Agreement. Any corrected and supplemental information shall not be deemed to amend the Schedules for purposes of determining whether the conditions set forth in Article 6 hereto have been satisfied and shall not be deemed to cure any breach of any representation or warranty or to limit the rights and remedies of Parent and Merger Sub under this Agreement for any breach by the Company of such representations and warranties.

        5.6.    Disclosure.    The initial press release relating to this Agreement shall be a joint press release the text of which shall be agreed to by each of Parent and the Company. Thereafter, each of Parent and the Company shall consult with each other before issuing, and provide each other reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or automated inter-dealer quotation system; provided that, in the case of any such requirement, to the extent possible, the party required to issue such release or make such statement shall confer with the other party concerning the timing and content of any announcement before it is released to the public. Parent and the Company acknowledge that they have previously executed the Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms. All information contained (i) herein, (ii) in the Disclosure Schedule, or (iii) delivered to Parent or any of its authorized representatives pursuant hereto shall be deemed to be "Confidential Information" under the Confidentiality Agreement (as defined and subject to the exceptions contained in the Confidentiality Agreement) until the Closing Date.

        5.7.    Liquor License Approvals.    Except as the parties may otherwise agree, the Company shall reasonably cooperate with Parent and Merger Sub in reporting to all applicable Governmental Authorities the Company's contemplated new ownership structure prior to Closing and will reasonably cooperate in the resolution of the administrative actions (if any) brought before such Governmental Authorities prior to Closing.

        5.8.    Takeover Statutes.    If any "fair price," "moratorium," "control share acquisition," "interested stockholder," "business combination," "stockholder protection," "interested shareholder" or other similar antitakeover statute or regulation enacted under state or federal Laws in the United States of America (including, without limitation, Section 203 of the DGCL) shall become applicable to the Merger and the transactions contemplated hereby, the Board and the Company, subject to Section 4.3, shall grant such approvals and take such actions as are reasonably necessary so that the Merger and the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate the effects of such takeover provision on the Merger and the transactions contemplated hereby.

        5.9.    Financing.

          (a)   Parent shall use commercially reasonable efforts to take, or cause Merger Sub to take, all actions and to do, or cause Merger Sub to do, all things reasonably necessary, proper or advisable to arrange, as soon as practicable after the date hereof, and to consummate, concurrently with the Closing, the Financing on the terms and conditions described in the Financing Commitments (provided that, subject to the provisions of this Section 5.9(a), Parent and Merger Sub may replace or amend the Debt Financing Commitments to add or replace lenders, lead arrangers, bookrunners, syndication agents or similar entities which had not executed the Debt Financing Commitments as of the date hereof, or otherwise amend the Financing Commitments so long as such replacement or amendment would not adversely impact in any material respect the ability of Parent or Merger Sub to consummate the transactions contemplated hereby), including using commercially reasonable efforts to (i) maintain in effect the Financing Commitments, subject to the foregoing replacement and amendment rights, (ii) satisfy on a timely basis all conditions applicable to Parent and Merger Sub to obtaining the Financing set forth in the Financing Commitments that are within their control (including by consummating the Equity Financing pursuant to the terms of the Equity Financing Commitments and by assisting in the syndication or marketing of the Debt Financing contemplated by the Debt Financing Commitments) and (iii) enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Financing Commitments or on other terms acceptable to the Parent that would not adversely impact in any material respect the ability of Parent or Merger Sub to consummate the transactions contemplated hereby. Subject to the terms and conditions contained herein, at the Closing Parent shall draw down on the Financing Commitments if the conditions to the Financing Commitments are then satisfied. If any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Commitments, Parent shall use commercially reasonable efforts to arrange to obtain alternative financing from alternative sources on terms not materially less beneficial to Parent and Merger Sub (as determined in the reasonable judgment of Parent) in an amount sufficient to consummate the transactions contemplated by this Agreement. Parent shall keep the Company reasonably apprised of material developments related to the Financing, and shall provide a copy of each material agreement related to the Financing to the Company promptly after such agreement is executed and delivered by the parties thereto.

          (b)   Prior to the Closing, the Company shall provide to Parent and Merger Sub, and shall cause the Company Subsidiaries to, and shall use its commercially reasonable efforts to cause the respective officers, employees and advisors, including legal and accounting, of the Company and the Company Subsidiaries to, provide to Parent and Merger Sub all cooperation reasonably requested in writing by Parent that is reasonably necessary, proper or advisable in connection with the Financing, including (i) participating in meetings, presentations, road shows, due diligence sessions and sessions with rating agencies, (ii) assisting with the preparation of materials for rating agency presentations, bank information memoranda, business projections and similar documents reasonably necessary, proper or advisable in connection with the Financing, (iii) furnishing Parent and Merger Sub with financial and other pertinent information regarding the Company and the Company Subsidiaries as may be reasonably required under the Debt Commitments (all such information in this clause (iii), the "Required Information"), (iv) taking all actions reasonably necessary to permit the lenders involved in the Financing to evaluate the Company's current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements, and (v) taking all corporate actions reasonably necessary to permit the consummation of the Debt Financing and to permit the proceeds thereof, together with the cash at the Company and the Company Subsidiaries, to be made available to the Company on the Closing Date to consummate the Merger. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or the Company Subsidiaries in connection with the performance of the provisions of this Section 5.9(b).

        5.10.    Further Action; Commercially Reasonable Efforts.    Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Merger and the transactions contemplated by this Agreement, including, without limitation, using its commercially reasonable efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Company Subsidiaries as are necessary for the consummation of and to fulfill the conditions to the Merger and the transactions contemplated hereby; provided, however, that any failure to obtain any such Permit, consent, approval, authorization, qualification or order shall in no event (other than pursuant to Section 6.6 and Section 6.9) constitute a failure of any condition set forth in Article 6 to be satisfied.

        6.    Conditions Precedent to Obligations of Parent and Merger Sub

        The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Parent), at or prior to the Closing, of each of the following conditions:

        6.1.    Accuracy of Representations and Warranties.    The representations and warranties of the Company set forth in Article 2 shall be true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) as of the date of this Agreement (except to the extent expressly made as of an earlier date, in which case as of the earlier date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a material adverse effect as of the Closing Date.

        6.2.    Performance of Covenants.    The Company shall have performed and complied with, in all material respects, all of its covenants contained in this Agreement at or before the Closing (to the extent that such covenants require performance by the Company at or before the Closing), except where the failure to perform and comply with such covenants would not cause the loss of a material benefit that would otherwise have accrued to Parent. For purposes of this Article 6 only, it shall be deemed a breach of covenant by the Company that would cause the loss of a material benefit that would otherwise have accrued to Parent if the Company or any Company Subsidiary shall withhold access to information required to be disclosed by the proviso in the last sentence of Section 4.1.

        6.3.    Certificate of Officer.    The Company shall have delivered to Parent and Merger Sub a certificate, dated the Effective Time, and signed by its President or its Chief Financial Officer of the Company, certifying that the conditions set forth in Sections 6.1 and 6.2 have been satisfied.

        6.4.    Stockholder Approval.    This Agreement shall have been duly adopted by the Required Company Stockholder Vote.

        6.5.    Dissenting Shares.    This Agreement shall have been duly adopted or consented to such that the number of Dissenting Shares does not exceed fifteen percent of the outstanding shares of Company Common Stock. The Company shall deliver at Closing a certificate signed by the Company's President or Chief Financial Officer, certifying the particulars of all Dissenting Shares, including the name and address of each Dissenting Stockholder, the number of the Dissenting Stockholder's Dissenting Shares, attaching copies of all written and electronic communications with each Dissenting Stockholder (and his representatives).

        6.6.    HSR Clearance.    The waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

        6.7.    No Restraints.    No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by Parent shall have been issued by any court of competent jurisdiction and remain in effect, and no material Law shall have been enacted since the date of this Agreement that makes consummation of the Merger by Parent illegal, except where the contravention of any such Law is not reasonably likely to result in material harm to the combined business of Parent, the Surviving Corporation and Parent's other subsidiaries taken as a whole.

        6.8.    Consents and Approvals.    The Company and the Company Subsidiaries shall have obtained all consents and approvals required in connection with the Merger as set forth in Part 6.8 of the Disclosure Schedule.

        6.9.    Resignations.    Parent shall have received the written resignations of all members of the Board of the Company and of the Company Subsidiaries.

        6.10.    No Material Adverse Effect.    Since the date of this Agreement there shall not have occurred any event or series of events of any character that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

        7.    Conditions Precedent to Obligations of the Company

        The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by the Company), at or prior to the Closing, of the following conditions:

        7.1.    Accuracy of Representations.    The representations and warranties of Parent and Merger Sub set forth in Article 3 shall be true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect set forth herein) as of the date of this Agreement (except to the extent expressly made as of an earlier date, in which case as of the earlier date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger.

        7.2.    Performance of Covenants.    Parent and Merger Sub shall have performed and complied with, in all material respects, all of their covenants contained in this Agreement at or before the Closing (to the extent that such covenants require performance by Parent or Merger Sub at or before the Closing), except where the failure to perform and comply with such covenants would not cause the loss of a material benefit that would otherwise have accrued to the Company Common Stockholders from the Merger.

        7.3.    Certificate of Officer.    Parent and Merger Sub each shall have delivered to the Company a certificate, dated the Effective Time, and signed by the Chief Executive Officer or Chief Financial Officer of each of Parent and Merger Sub, certifying, respectively, that the conditions set forth in Sections 7.1 and 7.2 have been satisfied.

        7.4.    Stockholder Approval.    This Agreement shall have been duly adopted by the Required Company Stockholder Vote and by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock present or voting by proxy at the Company Meeting (not including any shares of Company Common Stock beneficially owned by Mr. Alan N. Stillman).

        7.5.    HSR Clearance.    The waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

        7.6.    No Restraints.    No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and no material Law shall have been enacted since the date of this Agreement that makes consummation of the Merger by the Company illegal.

        8.    Termination

        8.1.    Termination.    This Agreement may be terminated at any time prior to the Effective Time (whether before or after the adoption of this Agreement by the Required Company Stockholder Vote):

          (a)   by mutual written consent of Parent and the Company;

          (b)   by either Parent or the Company if the Merger shall not have been consummated by the End Date; provided that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by the End Date is in substantial part attributable to a failure on the part of such party to comply with or perform any covenant, agreement or obligation under this Agreement required to be complied with or performed by such party at or prior to the Effective Time;

          (c)   by either Parent or the Company if a court of competent jurisdiction shall have issued a final order, decree or ruling or taken any other final action (including the failure to have taken an action) having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and non-appealable; provided that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if such party did not use commercially reasonable efforts to have such order vacated prior to its becoming final and nonappealable;

          (d)   by either Parent or the Company if the Required Company Stockholder Vote contemplated by this Agreement shall not have been obtained; provided that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any party whose breach of a representation or warranty or failure to fulfill any obligation under this Agreement caused the failure to obtain the Required Company Stockholder Vote;

          (e)   by Parent if (i) any of the representations or warranties of the Company herein is untrue or inaccurate such that the condition set forth in Section 6.1 would not be satisfied, or (ii) there has been a breach on the part of the Company of any of its covenants or agreements herein such that the condition set forth in Section 6.2 would not be satisfied, and in either case, such untruth, inaccuracy or breach (if curable) has not been cured within fifteen (15) business days after notice to the Company;

          (f)    by the Company if (i) any of the representations or warranties of Parent or Merger Sub herein is untrue or inaccurate such that the condition set forth in Section 7.1 would not be satisfied, or (ii) there has been a breach on the part of Parent or Merger Sub of any of its covenants or agreements herein such that the condition set forth in Section 7.2 would not be satisfied, and in either case, such untruth, inaccuracy or breach (if curable) has not been cured within fifteen (15) business days after notice to Parent;

          (g)   by Parent, if the Special Committee or the Board of the Company shall have (i) withdrawn or modified in a manner adverse to Parent its approval of this Agreement or the Merger or (ii) recommended or approved a Superior Proposal;

          (h)   by the Company, by action of the Special Committee or the Board of the Company, if the Company has provided written notice to Parent that the Company intends to enter into a binding written agreement for a Superior Proposal (with such termination becoming effective upon the Company entering into such binding written agreement); provided that (i) the Company shall have complied with Section 4.3 in all respects, (ii) the Company shall have attached the most current version of such Superior Proposal (or a summary containing all the material terms and conditions of such Superior Proposal) to such notice, (iii) the Special Committee or the Board of the Company determines in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with its fiduciary duties to the Company Common Stockholders under applicable Law, (iv) during the three business-day period following Parent's receipt of such notice, (A) the Company shall have offered to negotiate with (and, if accepted, negotiate in good faith with) Parent to make adjustments to the terms and conditions of this Agreement and the terms of the Merger, and (B) the Company Board shall have determined in good faith, after the end of such three business-day period, after considering the results of such negotiations and the revised proposals made by Parent, if any, that the Superior Proposal giving rise to such notice continues to be a Superior Proposal; and (v) the Company pays the termination fee contemplated in Section 8.3 concurrently with entering into such binding written agreement; or

          (i)    the Company, if all of the conditions set forth in Section 6 and 7 shall have been satisfied or waived and Parent or Merger Sub shall have failed for any reason to consummate the Closing no later than five (5) business days after all such conditions have been so satisfied or waived.

        8.2.    Effect of Termination.    In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall be of no further force or effect, and there shall be no liability under this Agreement on the part of any party hereto, except:

          (a)   as set forth in Section 8.3;

          (b)   that this Section 8.2, Section 8.3 and Article 9 and the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect; and

          (c)   that except as stated in Section 8.2(d) below, the termination of this Agreement shall not relieve any party from any liability for fraud or for any prior or willful breach of any of its representations, warranties, covenants or agreements contained in this Agreement prior to such termination.

          (d)   Notwithstanding anything to the contrary in this Agreement, if Parent and Merger Sub fail to effect the Merger and/or otherwise are in breach of this Agreement, then the maximum aggregate liability of Parent, Merger Sub and any and all of their respective former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners and assignees shall be limited to the amount of the Parent Termination Fee (as defined below); and no Person shall have any rights or obligations under any Equity Financing Commitments, whether at law or equity, in contract, in tort or otherwise (without prejudice to the Company's rights under the Guarantees); and none of Parent, Merger Sub or any of their respective former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (including Section 9.4 hereof).

        8.3.    Termination Fees.

          (a)   In the event of a termination of this Agreement under Section 8.1(g) or Section 8.1(h), then the Company shall pay a non-refundable fee equal to $3,900,000 (such amount, the "Company Termination Fee") to Parent or as directed by Parent, and reimburse Parent for all reasonable

  Expenses incurred by Parent up to a maximum of $600,000, as promptly as reasonably practicable (and, in any event, within two business days following such termination, or in the case of termination pursuant to Section 8.1(h), contemporaneously with such termination), payable by wire transfer of immediately available funds.

          (b)   In the event that this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d), then the Company shall reimburse Parent for all reasonable Expenses incurred by or on behalf of Parent or its Affiliates or their prospective financing sources as of the time of such reimbursement up to a maximum of $600,000, as promptly as reasonably practicable following delivery of reasonable documentation thereof (and, in any event, within two business days following delivery of such documentation), payable by wire transfer of immediately available funds.

          (c)   In the event that (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) or Section 8.1(d) or by Parent pursuant to Section 8.1(e), (B) after the date hereof and prior to such termination, a Person (or any Representative of such Person) has made any bona fide, written Takeover Proposal which has been publicly announced prior to the Company Meeting and not withdrawn and (C) within twelve (12) months of any such termination, the Company consummates a Takeover Proposal, or enters into a written agreement with respect to such Takeover Proposal that is ultimately consummated, then the Company shall pay to Parent, or as directed by Parent, promptly after consummating such Takeover Proposal (but in no event later than five (5) business days following such consummation), an amount equal to the Company Termination Fee, and shall reimburse Parent for all reasonable Expenses incurred by Parent (and not previously paid by the Company pursuant to Section 8.3(b)) up to a maximum aggregate amount, including all Expenses previously paid by the Company pursuant to Section 8.3(b), of $600,000. Payment of such amount shall be made, as directed by Parent, by wire transfer of immediately available funds.

          (d)   If the Company terminates this Agreement pursuant to Section 8.1(f) or 8.1(i), within two Business Days after the date of such termination, Parent shall pay $4,500,000 (the "Parent Termination Fee") in cash to, or as directed by, the Company by wire transfer of immediately available funds to one or more account(s) specified by the Company in writing, whereupon Parent and Merger Sub shall have no further liability under or in connection with this Agreement or the transactions contemplated hereby.

        8.4.    Fees and Expenses.

          (a)   Except as otherwise set forth in this Section 8.4(a), all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated. As used in this Agreement, "Expenses" shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, brokers, financing sources, experts and consultants to a party hereto and its affiliates), transfer taxes and the like incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement. The Company shall pay all Expenses in connection with the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of Company Common Stockholder approvals. Parent and the Company shall each pay one-half of the filing fees in connection with the filings pursuant to the HSR Act.

          (b)   Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in Section 8.3 and this Section 8.4 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Company Termination Fee or Expenses incurred by or on behalf of Parent when due, the Company shall reimburse Parent for all reasonable costs and expenses actually incurred or accrued by Parent (including reasonable fees and expenses of counsel) in connection with the collection under and the enforcement of this Section 8.4.

        9.    Miscellaneous Provisions

        9.1.    Amendment; Waiver.

          (a)   At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company (acting through the Special Committee, if then in existence), Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after receipt of the Required Company Stockholder Vote, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the NASDAQ Stock Market require further approval of the Company Common Stockholders, the effectiveness of such amendment or waiver shall also be subject to the approval of the Company Common Stockholders.

          (b)   Notwithstanding the foregoing, no failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

        9.2.    Entire Agreement; Counterparts.    This Agreement and the documents or instruments referred to herein, including, but not limited to, the exhibits and Disclosure Schedules referred to herein and any other written agreements entered into contemporaneously herewith, constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect. This Agreement may be executed in several counterparts (including by facsimile or other electronic copy), each of which shall be deemed an original and all of which shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile, e-mail or other electronic transmission) to the other parties. The Original Agreement is hereby terminated and shall have no further force or effect, and Patina and First Merger Sub are released form any liability thereunder.

        9.3.    Applicable Law; Jurisdiction.    This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware; and (ii) each of the parties irrevocably waives the right to trial by jury.

        9.4.    Specific Performance.    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed by the Company in accordance with the terms hereof and that, prior to the termination of this Agreement pursuant to Section 8.1, Parent and Merger Sub shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by the Company and to enforce specifically the terms and provisions of this Agreement in any court described in Section 9.3, this being in addition to any other remedy to which they are entitled at law or in equity. The Company shall not be entitled to an injunction to prevent breach of this Agreement by Parent or Merger Sub or any remedy to enforce specifically any term or provision of this Agreement; instead, the Company's sole and exclusive remedies in respect of any such breach shall be the remedies set forth in Sections 8.1, 8.2, and 8.3.

        9.5.    Assignability.    This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided that neither this Agreement nor any of the rights hereunder may be assigned by the Company or Parent without the prior written consent of the other party, which consent shall not be unreasonably withheld, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect; provided, further, however, that Parent and Merger Sub shall be permitted to transfer or assign to one of its Affiliates the right to enter into the transactions contemplated by this Agreement, but no such transfer or assignment shall relieve such party of its obligations hereunder. Except as provided in Section 5.4, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided that following the Closing all Persons that held Company Common Stock immediately prior to the Closing shall be deemed to be third-party beneficiaries solely of the provisions of Article 1.

        9.6.    Disclosure Schedule.    The Disclosure Schedule and the information and disclosures contained therein are intended only to qualify and limit the representations, warranties and covenants of the Company contained in this Agreement. Nothing in the Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in this Agreement or create any covenant. Matters reflected in the Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in this Disclosure Schedule. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.

        9.7.    Notices.    Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) upon receipt when delivered by hand, or (ii) two business days after being sent by Federal Express or other internationally recognized express delivery service or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

        if to Parent or Merger Sub:

    Project Grill, LLC
    120 W. 45th Street
    New York, NY 10036
    Attention: Fortunato N. Valenti
    Tel: (212) 302-8032
    Facsimile: (212) 302-8032

        with copies (which shall not constitute notice) to:

    Dornbush Schaeffer Strongin & Venaglia, LLP
    747 Third Avenue
    New York, NY 10017
    Attention: Landey Strongin, Esq.
    Tel: (212) 759-3300
    Facsimile: (212) 753-7673

    and

    Bunker Hill Capital, L.P.
    Bunker Hill Capital (QP), L.P.
    260 Franklin Street, Suite 1860
    Boston, MA 02110
    Attention: Mark H. DeBlois and Theresa A. Nibi

    Facsimile: (617) 720-4037

    and

    Bingham McCutchen LLP
    150 Federal Street
    Boston, MA 02110
    Attention: Robert M. Wolf, Esq.
                        Brian Keeler, Esq.
    Tel: (617) 951-8000
    Facsimile: (617) 951-8736

        if to the Company:

    The Smith & Wollensky Restaurant Group, Inc.
    880 Third Avenue
    New York, NY 10022
    Attention: Alan N. Stillman
    Tel: (212) 838-2061
    Facsimile: (212) 355-0120

        with copies (which shall not constitute notice) to:

    Willkie Farr & Gallagher LLP
    787 Seventh Avenue
    New York, NY 10019
    Attention: Steven J. Gartner, Esq. and Michael A. Schwartz, Esq.
    Tel: (212) 728-8000
    Facsimile: (212) 728-8111

    and

    Paul Hastings Janofsky & Walker, LLP
    75 E. 55th Street
    First Floor
    New York, NY 10022
    Attention: Thomas E. Kruger
    Tel: (212) 318-6000
    Facsimile: (212) 230-7700

        9.8.    Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

        9.9.    Remedies Cumulative.    Subject to Section 8.2(d) hereof, all rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other right, power or remedy by such party.

        9.10.    Rule 16b-3.    Notwithstanding anything in this Agreement to the contrary, prior to the Effective Time, the Company may take such actions as may be necessary to cause dispositions of equity securities of the Company (including derivative securities) pursuant to the transactions contemplated by this Agreement by any officer or director of the Company who is subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with the procedures set forth in such Rule 16b-3 and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999).

        9.11.    Knowledge.    No party to this Agreement will be deemed to have breached any representation or warranty that is made to such party's "Knowledge" unless the president, the chief financial officer or any other officer of such party with the rank of Vice President or above has actual knowledge, after due inquiry, as of the date of this Agreement or as of the Closing Date, as the case may be, that such representation or warranty is inaccurate.

        9.12.    Construction.

            (a)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

            (b)   The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c)   As used in this Agreement, (i) the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation" and (ii) the words "hereby," "herein," "hereunder" and "hereto" shall be deemed to refer to this Agreement in its entirety and not to any specific section of this Agreement.

            (d)   Except as otherwise indicated, all references in this Agreement to "Sections," "Articles," "Exhibits" and "Schedules" are intended to refer to Sections or Articles of this Agreement and Exhibits or Schedules to this Agreement.

            (e)   Headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Signature page follows]

        In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

PROJECT GRILL, LLC
By:	/s/ FORTUNATO N. VALENTI
Name:	Fortunato N. Valenti
Title:	Member
SWRG ACQUISITION SUB, INC.
By:	/s/ FORTUNATO N. VALENTI
Name:	Fortunato N. Valenti
Title:	President
THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
By:	/s/ RICHARD MANDELL
Name:	Richard Mandell
Title:	Chairman of the Special Committee

EXHIBIT A

CERTAIN DEFINITIONS

        For purposes of this Agreement (including this Exhibit A):

        Advisor. "Advisor" shall have the meaning specified in Section 2.23.

        Affiliate Transaction. "Affiliate Transaction" shall have the meaning specified in Section 2.28.

        Affiliates. "Affiliates" shall mean, with respect to any Person, (i) any family member of such Person, (ii) any other Person, directly or indirectly, controlling, controlled by or under common control with such Person or with any family member of such Person.

        Agreement. "Agreement" shall have the meaning specified in the preamble of this Agreement.

        Antitrust Laws. "Antitrust Laws" shall mean all Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

        Assignment. "Assignment" shall have the meaning specified in Recital B of this Agreement.

        Board. "Board" shall mean the board of directors, board of managers, manager, general partner or other such managing body or Person with regard to the Person to which such term applies.

        Bunker Hill. "Bunker Hill" shall have the meaning specified in Recital D of this Agreement.

        Bunker Hill Guarantors. "Bunker Hill Guarantors" shall have the meaning specified in Recital D of this Agreement.

        Closing. "Closing" shall have the meaning specified in Section 1.3.

        Closing Date. "Closing Date" shall have the meaning specified in Section 1.3.

        Code. "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

        Company Balance Sheet Date. "Company Balance Sheet Date" shall have the meaning specified in Section 2.5.

        Company. "Company" shall have the meaning specified in the preamble of this Agreement.

        Company Common Stock. "Company Common Stock" shall have the meaning specified in Section 1.5(a).

        Company Common Stockholders. "Company Common Stockholders" shall mean the record holders of the Company Common Stock immediately prior to the Effective Time.

        Company Employees. "Company Employees" shall have the meaning specified in Section 5.3(a).

        Company Financial Statements. "Company Financial Statements" shall have the meaning specified in Section 2.4(c).

        Company Intellectual Property. "Company Intellectual Property" shall have the meaning specified in Section 2.10(c).

        Company Material Contract. "Company Material Contract" shall have the meaning specified in Section 2.11(a).

        Company Meeting. "Company Meeting" shall have the meaning specified in Section 5.1(c).

        Company Option Agreements. "Company Option Agreements" shall have the meaning specified in Section 1.8(a).

A-A-1

        Company Options. "Company Options" shall mean options to purchase shares of Company Common Stock.

        Company Plans. "Company Plans" shall have the meaning specified in Section 2.15(a).

        Company SEC Documents. "Company SEC Documents" shall have the meaning specified in Section 2.4(a).

        Company Stock Certificate. "Company Stock Certificate" shall have the meaning specified in Section 1.7.

        Company Subsidiaries. "Company Subsidiaries" shall have the meaning specified in Section 2.1(d).

        Company Termination Fee. "Company Termination Fee" shall have the meaning specified in Section 8.3(a).

        Confidentiality Agreement. "Confidentiality Agreement" shall mean that certain confidentiality agreement, dated as of January 26, 2007, between the Company and Parent.

        Consent. "Consent" shall mean any consent, approval or waiver.

        Contract. "Contract" shall mean any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, franchise or license agreement.

        D&O Indemnified Parties. "D&O Indemnified Parties" shall have the meaning specified in Section 5.4(a).

        Debt Financing. "Debt Financing" shall have the meaning specified in Section 3.6.

        Debt Financing Commitments. "Debt Financing Commitments" shall have the meaning specified in Section 3.6.

        DGCL. "DGCL" shall have the meaning specified in Recital B of this Agreement.

        Disclosure Schedule. "Disclosure Schedule" shall have the meaning specified in Section 2.30.

        Dissenting Shares. "Dissenting Shares" shall have the meaning specified in Section 1.9(a).

        Dissenting Stockholder. "Dissenting Stockholder" shall have the meaning specified in Section 1.9(a).

        DOL. "DOL" shall have the meaning specified in Section 2.15(b).

        DOJ. "DOJ" shall have the meaning specified in Section 5.2.

        Effective Time. "Effective Time" shall have the meaning specified in Section 1.3.

        End Date. "End Date" shall mean October 16, 2007.

        Environment. "Environment" shall mean any land (including soil and surface or subsurface strata), surface waters (including navigable waters, ocean waters, streams, lakes, ponds, drainage basins, wetlands of any kind, and sediments), groundwater, ambient and indoor air, plant and animal life, and natural resources.

        Environmental Law. "Environmental Law" shall mean (i) any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, codes, common law duties, rules, judgments, orders, directed duties, decrees, permits, concessions, grants, franchises, licenses, agreements or Governmental Authority restrictions relating to pollution and the protection of the Environment or the release of any materials into the Environment, including those related to hazardous substances or wastes, water, air emissions and discharges to waste or public systems; (ii) Laws relating to the control of any pollutant or the protection or restoration of the Environment; or (iii) the generation, manufacture, processing,

A-A-2

use, handling, treatment, storage, disposal, release, distribution and transportation of solid, gaseous or liquid wastes, including the Clean Air Act, 42 U.S.C. §7401 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. §1251 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. §9601 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C. §2701 et seq., the Oil Pollution Act of 1990, 33 U.S.C. §2701 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. §1101 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1501 et seq., and their respective state counterparts.

        Environmental Permits. "Environmental Permits" shall have the meaning specified in Section 2.17(c).

        Equity Financing. "Equity Financing" shall have the meaning specified in Section 3.6.

        Equity Financing Commitments. "Equity Financing Commitments" shall have the meaning specified in Section 3.6.

        ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        Expenses. "Expenses" shall have the meaning specified in Section 8.4(a).

        Financing. "Financing" shall have the meaning specified in Section 3.6.

        Financing Commitments. "Financing Commitments" shall have the meaning specified in Section 3.6.

        FTC. "FTC" shall have the meaning specified in Section 5.2.

        GAAP. "GAAP" shall mean United States generally accepted accounting principles.

        Governmental Authority. "Governmental Authority" shall mean any: (i) nation, principality, state commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government, (iii) governmental of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); or (iv) individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, policy, military or taxing or arbitral authority or power of any nature.

        Guarantors. "Guarantors" shall have the meaning specified in Recital D of this Agreement.

        Guarantee. "Guarantee" shall have the meaning specified in Recital D of this Agreement.

        Hazardous Materials. "Hazardous Materials" shall mean any pollutant, contaminant, hazardous or toxic substance, waste and any other material (i) subject to regulation or governed by any Environmental Law; or (ii) any substance or material classified as hazardous or toxic by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity and including asbestos and asbestos containing material, oil, petroleum, petroleum derived products, additives to petroleum or petroleum products, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, radioactive material and all dehydration and treating wastes, and any substance listed as hazardous, toxic or dangerous by any Environmental Law.

        HSR Act. "HSR Act" shall mean the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended.

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        Intellectual Property. "Intellectual Property" means the following items of all U.S. and foreign intangible property:

  (i)
  patents, whether in the form of utility patents or design patents and all pending applications for such patents;

  (ii)
  copyrights, whether or not registered, and all pending applications for registration of the same, copyrightable works, including, without limitation, recipes, menus, operation manuals, marketing materials, architectural designs and layouts;

  (iii)
  rights of publicity;

  (iv)
  Company Software; and

  (v)
  other relevant proprietary intellectual property rights, but in each case, excluding Trademarks.

        For purposes of this Agreement, "Company Software" means computer software, programs and databases in any form (including Internet web sites, web content and links, all versions, updates, corrections, enhancements and modifications thereof, and all related documentation) (i) used in the operation of the business of the Company or any Company Subsidiary, including all computer software and databases operated by the Company or any Company Subsidiary on its web sites or used by the Company or any Company Subsidiary in connection with processing customer orders, storing customer information, or storing or archiving data, but excluding software that is in general distribution to users of personal computers, and (ii) owned, manufactured, distributed, sold, licensed or marketed by the Company or any Company Subsidiary.

        IRS. "IRS" shall have the meaning specified in Section 2.15(b).

        Knowledge. "Knowledge" shall have the meaning specified in Section 9.10.

        Law. "Law" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

        Leased Property. "Leased Property" shall have the meaning specified in Section 2.9(c).

        Licensed Trademarks. "Licensed Trademarks" shall have the meaning specified in Section 2.10(a).

        Lien. "Lien" shall mean mortgages, deeds of trust, liens, security interests, Uniform Commercial Code financing statements, pledges, encumbrances, assignments of rents, title retention or security agreements, or defects of title.

        Liquor Licenses. "Liquor Licenses" shall have the meaning specified in Section 2.24.

        Material Adverse Effect. "Material Adverse Effect" shall mean any change, event or effect that, when taken together with all other adverse changes, events or effects, is or is reasonably likely to materially adversely affect the assets and liabilities, financial condition or existing business of the Company and the Company Subsidiaries, taken as a whole; provided that none of the following (individually or in combination) shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Material Adverse Effect: (i) any adverse effect resulting from changes in U.S. economic conditions; (ii) any adverse effect resulting from general changes or developments in the restaurant industry in which the Company and any Company Subsidiary operate unless, in the case of the foregoing clauses (i) and (ii), such changes or developments referred to therein would reasonably be expected to have a materially disproportionate impact on the assets and liabilities, financial condition or existing business of the Company and the Company Subsidiaries taken as a whole relative to other industry participants; (iii) any adverse effect resulting from the announcement, execution or delivery of this Agreement or the pendency or consummation of the

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Merger, including, without limitation, the impact or threatened impact thereof on relationships of the Company or any Company Subsidiary with customers, suppliers, employees, partners or financing sources, or any change in the Company's credit ratings; (iv) any adverse effect resulting from any change in accounting requirements or principles or any change in applicable Laws or the interpretation thereof; (v) the failure by the Company to take any action prohibited by this Agreement; (vi) any adverse effect resulting from any breach by Parent or Merger Sub of any provision of this Agreement or the taking of any other action by Parent or Merger Sub; or (vii) a decline in the price or trading volume of the Company Common Stock on NASDAQ.

        Merger. "Merger" shall have the meaning specified in Recital A of this Agreement.

        Merger Sub. "Merger Sub" shall have the meaning specified in the preamble of this Agreement.

        New Plans. "New Plans" shall have the meaning specified in Section 5.3(b).

        Old Plans. "Old Plans" shall have the meaning specified in Section 5.3(b).

        Option Consideration. "Option Consideration" shall have the meaning specified in Section 1.6.

        Option Plans. "Option Plans" shall have the meaning specified in Section 1.6.

        Organizational Documents. "Organizational Documents" shall have the meaning specified in Section 2.1(d).

        Original Agreement. "Original Agreement" shall have the meaning specified in Recital A of this Agreement.

        Owned Trademarks. "Owned Trademarks" shall have the meaning specified in Section 2.10(a).

        Payment Agent. "Payment Agent" shall have the meaning specified in Section 1.8(a).

        Parent. "Parent" shall have the meaning specified in the preamble of this Agreement.

        Per Share Merger Consideration. "Per Share Merger Consideration" shall have the meaning specified in Section 1.5(a).

        Permit. "Permit" shall mean all licenses, permits, certificates, approvals or other similar authorizations relating to the operation of the business of the Company and the Company Subsidiaries.

        Permitted Encumbrances. "Permitted Encumbrances" shall have the meaning set forth in Section 2.8.

        Person. "Person" shall mean any individual, entity or Governmental Authority.

        Plan. "Plan" shall have the meaning specified in Section 2.15(a).

        Pre-Closing Period. "Pre-Closing Period" shall have the meaning specified in Section 4.1.

        Proxy Statement. "Proxy Statement" shall have the meaning specified in Section 2.25.

        Real Property. "Real Property" shall have the meaning specified in Section 2.9(b).

        Recommendation. "Recommendation" shall have the meaning specified in Section 2.20.

        Release. "Release" shall mean spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, injection, pumping, pouring, disposing or other releasing into the Environment whether intentional or unintentional.

        Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, investment bankers, advisors and representatives.

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        Required Company Stockholder Vote. "Required Company Stockholder Vote" shall have the meaning specified in Section 2.21.

        Required Information. "Required Information" shall have the meaning specified in Section 5.9(b).

        Sales Taxes. "Sales Taxes" shall have the meaning specified in Section 2.14(h).

        Sarbanes-Oxley Act. "Sarbanes-Oxley Act" shall have the meaning specified in Section 2.6.

        SEC. "SEC" shall have the meaning specified in Section 2.4(a).

        Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

        Shares. "Shares" shall have the meaning specified in Section 1.5(a).

        Solvent. "Solvents" shall have the meaning specified in Section 3.8.

        Special Committee. "Special Committee" shall have the meaning specified in Section 2.20.

        Splichal. "Splichal" shall have the meaning specified in Recital D of this Agreement.

        Stillman. "Stillman" shall have the meaning specified in Recital D of this Agreement.

        Stillman Transaction. "Stillman Transaction" means the transactions pursuant to which certain assets of the Company are to be transferred at the Closing to designees of Stillman, all as more fully set forth in that certain letter agreement of even date herewith, between Parent andStillman.

        Superior Proposal. "Superior Proposal" means any bona fide Takeover Proposal, on its most recently amended or modified terms, if amended or modified, which the Special Committee determines in its good faith judgment, taking into account the transaction in its entirety, including the terms and conditions of the proposal, any break-up fees, conditions to Closing and legal, financial and regulatory aspects (having considered, among other things, the advice of its financial advisors and outside counsel) (i) would, if consummated, result in a transaction that is more favorable to the Company's stockholders than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed.

        Surviving Corporation. "Surviving Corporation" shall have the meaning specified in Section 1.1.

        Takeover Proposal. "Takeover Proposal" shall mean any proposal or offer from any Person (other than Parent or its Affiliates or their respective representatives) for any acquisition by such Person of assets of the Company and the Company Subsidiaries (other than an acquisition of assets of the Company or any Company Subsidiary in the ordinary course of business or as permitted under the terms of this Agreement) having a fair market value (as determined by the Special Committee in good faith) in excess of 50% of the fair market value of all the assets of the Company and the Company Subsidiaries immediately prior to such acquisition or any tender offer or exchange offer or any merger, consolidation, or business combination of the Company with any unaffiliated third party that if consummated would result in any Person beneficially owning 50% or more of the total voting securities of the Company, other than the transactions contemplated by this Agreement.

        Taxes. "Taxes" (and any variation thereof) shall mean (i) any and all federal, state, local and foreign taxes, levies, assessments, impositions and other governmental charges including taxes based upon or measured by gross receipts, income, profits, sales, use and occupancy, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes, and social security charges (including all health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, and (ii) any liability for the payment of any such amounts as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or as a result of any obligation under any agreement or arrangement with another Person with respect to such amounts and including any liability of a predecessor entity.

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        Tax Returns. "Tax Returns" shall mean all required federal, state, local, and foreign returns (including information returns), forms, notices, reports and statements (including any and all schedules and attachments thereto) relating to any and all Taxes concerning or attributable to the Company or to any Company Subsidiary or the operations or business of any of them.

        Trademarks. "Trademarks" shall mean trademarks, service marks, designs, logos, trade dress, and trade styles, whether or not registered, and all pending applications for registration of same.

        Unaudited Balance Sheet. "Unaudited Balance Sheet" shall have the meaning specified in Section 2.4(c).

        Valenti. "Valenti" shall have the meaning specified in Recital D of this Agreement.

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Annex B—Opinion of TM Capital Corp.

May 6, 2007

Special Committee of the Board of Directors
The Smith & Wollensky Restaurant Group, Inc.
880 Third Avenue
New York, NY 10022

Gentlemen:

        We understand that The Smith & Wollensky Restaurant Group, Inc. (the "Company") proposes to enter into an agreement and plan of merger (the "Merger Agreement") with Project Grill, LLC, an affiliate of Patina Restaurant Group, LLC ("Patina") to whom Patina has agreed to assign its rights under the Agreement and Plan of Merger dated February 26, 2007, pursuant to which the Company would merge (the "Merger") with a subsidiary of Project Grill, LLC and each share of the Company's common stock would be converted into the right to receive $11.00 in cash. We also understand that Project Grill, LLC proposes to enter into an agreement (the "Divestiture Agreement") with Alan N. Stillman, the Chairman and Chief Executive Officer of the Company, providing for the divestiture (the "Divestiture") following completion of the Merger of certain assets of the Company for consideration of $6,850,000 in cash or common stock of the Company valued at $11.00 a share, or a combination of cash and stock, and the assumption of certain liabilities of the Company.

        You have asked us whether or not, in our opinion, (i) the proposed cash consideration to be received by the stockholders of the Company pursuant to the Merger is fair to the stockholders of the Company from a financial point of view and (ii) the proposed consideration to be received by the Company pursuant to the Divestiture is fair to the Company from a financial point of view.

        In arriving at the opinion set forth below, we have, among other things:

  (1)
  Reviewed the Company's Annual Reports on Form 10-K and related financial information for the years ended December 30, 2002, December 29, 2003, January 3, 2005, January 2, 2006 and January 1, 2007, the Company's Quarterly Reports on Form 10-Q and the related unaudited financial information for the periods ended April 3, 2006, July 3, 2006 and October 2, 2006, and the Company's current reports on Form 8-K filed during 2005, 2006 and 2007 up to the date hereof;

  (2)
  Reviewed the Company's Proxy Statement on Schedule 14A for the Company's Annual Meeting of Stockholders held on May 31, 2006;

  (3)
  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company, furnished to us by the Company or publicly available;

  (4)
  Visited the Company and conducted discussions with members of senior management of the Company concerning its business and prospects;

  (5)
  Reviewed the historical market prices and trading activity for the Company's common stock;

  (6)
  Compared certain financial information for the Company with that of certain publicly traded companies which we deemed to be relevant;

  (7)
  Compared the financial terms of the Merger with those of certain other transactions which we deemed to be relevant;

  (8)
  Reviewed in substantially final form the Merger Agreement, the Voting Agreement proposed to be entered into by certain of the Company's stockholders in connection with the Merger, and the Divestiture Agreement; and

  (9)
  Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

        In preparing our opinion, we have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates and good faith judgments of management of the Company of the future financial results and condition of the Company. Management of the Company has advised us, and we have assumed for purposes of rendering this Opinion, that there has been no adverse change (other than immaterial change), either individually or in the aggregate, in the assets, business, properties, liabilities, financial condition, results or prospects of the Company since January 1, 2007.

        In preparing our opinion, with your consent, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company (including the representations and warranties in the Merger Agreement), and we have not assumed any responsibility to independently verify such information. We have also relied upon assurances of the management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading. We have not made any independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. We have also assumed, with your consent, that there are no material liabilities (contingent or otherwise, known or unknown) of the Company other than those that have been set forth in the consolidated financial statements of the Company or have otherwise been disclosed to us by management. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter. We assume no responsibility for updating, revising or withdrawing our opinion based on circumstances or events occurring after the date hereof.

        This Opinion is directed to the Special Committee of the Board of Directors of the Company and does not constitute a recommendation to any stockholder of the Company as to whether any such stockholder should or should not vote in favor of the Merger or seek to perfect dissenter's rights in connection with the Merger. This opinion does not address the relative merits of the Merger or the Divestiture or any other transactions or business strategies discussed by the Special Committee or the Board of Directors of the Company as alternatives to the Merger or the Divestiture or the decision of the Special Committee or the Board of Directors of the Company with respect to the Merger Agreement or the Divestiture Agreement.

        TM Capital Corp. is currently acting as financial advisor to the Special Committee in connection with the Merger and the Divestiture and has received a fee in connection with the rendering of this Opinion which is not contingent upon the conclusion reached in the Opinion. In addition, TM Capital Corp. will receive a fee in connection with the consummation of the Merger.

        On the basis of, and subject to the foregoing, we are of the opinion as of the date hereof that (i) the proposed cash consideration to be received by the stockholders of the Company pursuant to the Merger is fair to the Company's stockholders from a financial point of view and (ii) the proposed consideration to be received by the Company pursuant to the Divestiture is fair to the Company from a financial point of view.

        This opinion has been prepared for the information of the Special Committee of the Board of Directors of the Company in connection with the Merger and the Divestiture and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of TM Capital Corp., provided, however, that this letter may be reproduced in full in any filing required to be made with the Securities and Exchange Commission related to the Merger and summarized or described in such filing in a manner reasonably satisfactory to TM Capital Corp.

Very truly yours,
TM CAPITAL CORP.
/s/ JAMES S. GRIEN James S. Grien Managing Director

Annex C—Section 262 of the Delaware General Corporation Law

DELAWARE CODE
TITLE 8. CORPORATIONS
CHAPTER 1. GENERAL CORPORATION LAW
SUBCHAPTER IX. MERGER, CONSOLIDATION OR CONVERSION

§ 262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY COPY
SUBJECT TO COMPLETION, DATED JUNE 14, 2007

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.

PROXY CARD

SPECIAL MEETING OF STOCKHOLDERS

[                        ], 2007

The undersigned hereby appoints Eugene I. Zuriff and Samuel Goldfinger, or either of them with power of substitution, proxies to vote at The Smith & Wollensky Restaurant Group, Inc. Special Meeting of Stockholders on [                        ], 2007, and any adjournments or postponements thereof, all shares of Common Stock of The Smith & Wollensky Restaurant Group, Inc. ("SWRG") that the undersigned is entitled to vote at such meeting on matters which may come before the special meeting in accordance with and as more fully described in the Notice of Special Meeting of Stockholders and the proxy statement.

        This proxy is solicited on behalf of the board of directors of SWRG. The board recommends a vote "FOR" Proposals 1 and 2. Shares will be voted as specified. If no specification is made, the shares represented will be voted "FOR" Proposals 1 and 2. This proxy will be voted in accordance with the discretion of the proxies as to any other matters to be voted upon.

(Continued and to be signed on the reverse side)

COMMENTS:

PRELIMINARY COPY
SUBJECT TO COMPLETION, DATED JUNE 14, 2007

SPECIAL MEETING OF STOCKHOLDERS OF

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.

[                        ], 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

» Please detach along perforated line and mail in the envelope provided. «

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2 DESCRIBED BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

1. PROPOSAL TO ADOPT THE MERGER AGREEMENT		TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.
FOR	☐
AGAINST	☐
ABSTAIN	☐
2. PROPOSAL TO APPROVE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE
FOR	☐
AGAINST	☐
ABSTAIN	☐

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PRELIMINARY COPY
SUBJECT TO COMPLETION, DATED JUNE 14, 2007

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	Mark "X" here if you plan to attend the special meeting. ☐

Signature 1:	Date:
Signature 2:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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QuickLinks

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC. 880 THIRD AVENUE NEW YORK, NY 10022
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' THE ADOPTION OF THE MERGER AGREEMENT. YOUR VOTE IS IMPORTANT.
THE SMITH & WOLLENSKY RESTAURANT GROUP, INC. 880 THIRD AVENUE NEW YORK, NY 10022
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
SPECIAL FACTORS
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
THE MERGER AGREEMENT
EXPENSES OF THE TRANSACTION
FINANCING
THE SPECIAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
IMPORTANT INFORMATION ABOUT SWRG
Ratio of Earnings to Fixed Charges (in thousands, except for ratios)
Smith & Wollensky Restaurant Group, Inc. Projected Consolidated Income Statement Data ($ in thousands)
Stillman Restaurant Group Pro Forma Balance Sheet Data ($ in millions)
Stillman Restaurant Group Pro Forma Income Statement Data ($ in millions)
INFORMATION REGARDING MR. STILLMAN AND SWRG'S EXECUTIVE OFFICERS AND DIRECTORS
TRANSACTIONS IN SHARES OF SWRG'S COMMON STOCK
PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS
OTHER MATTERS
AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
RECITALS
AGREEMENT
EXHIBIT A CERTAIN DEFINITIONS
DELAWARE CODE TITLE 8. CORPORATIONS CHAPTER 1. GENERAL CORPORATION LAW SUBCHAPTER IX. MERGER, CONSOLIDATION OR CONVERSION
THE SMITH & WOLLENSKY RESTAURANT GROUP, INC. PROXY CARD SPECIAL MEETING OF STOCKHOLDERS [ ], 2007
SPECIAL MEETING OF STOCKHOLDERS OF THE SMITH & WOLLENSKY RESTAURANT GROUP, INC. [ ], 2007
Please date, sign and mail your proxy card in the envelope provided as soon as possible.